SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 14, 2011 (February 13, 2011)
______________________

AML Communications, Inc.
(Exact name of registrant as specified in Charter)

Delaware	000-27250	77-0130894
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

1000 Avenida Acaso Camarillo, California 93012
(Address of Principal Executive Offices) (Zip Code)

(805) 388-1345
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 1.01.	Entry Into a Material Definitive Agreement

Merger Agreement

On February 13, 2011, AML Communications, Inc., a Delaware corporation (“AML”), Anaren, Inc., a New York corporation (“Anaren”), and Project Orange Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Anaren (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will, subject to the satisfaction or waiver of the conditions therein, merge with and into AML, and AML will be the successor or surviving corporation of the merger and will become a wholly owned subsidiary of Anaren (the “Merger”).

Pursuant to the terms of the Merger Agreement and subject to the conditions thereof, at the effective time of the Merger (the “Effective Time”), each share of common stock of AML issued and outstanding immediately prior to the Effective Time will be converted into the right to receive $2.15 in cash, without interest (the “Merger Consideration”).  Except as otherwise provided in the Merger Agreement, all outstanding options to acquire shares of AML common stock will vest at the Effective Time and holders of such options will receive an amount of cash equal to the excess of the Merger Consideration over the exercise price per share.

The Board of Directors of AML and Anaren have unanimously approved the Merger and the Merger Agreement.  C.K. Cooper & Company served as financial advisor to AML and delivered a fairness opinion to the Board of Directors of AML that the $2.15 per share consideration to be received by AML’s stockholders in the Merger was fair from a financial point of view to such stockholders.

The Merger Agreement includes customary representations, warranties and covenants by the parties, including among other things a “no-shop” restriction on the ability of AML to solicit third party proposals relating to alternative transactions or to provide information or enter into discussions in connection with alternative transactions, subject to certain limited exceptions to permit the Board of Directors of AML to comply with its fiduciary duties.

2

The Merger Agreement contains certain termination rights for both AML and Anaren, including the right of AML to terminate the Merger Agreement in the event there is a superior proposal, upon AML’s compliance with certain notice and other specified conditions set forth in the Merger Agreement, and the right of Anaren to terminate the Merger Agreement in the event of a “Triggering Event” (as defined in the Merger Agreement, which includes a change in AML’s board recommendation, the failure of AML’s Board of Directors to reaffirm its recommendation or include the recommendation in the proxy statement, or the breach of AML of the “no-shop” restrictions).  The Merger Agreement provides that AML would be required to pay Anaren a termination fee of $600,000 if the Merger Agreement is terminated upon certain specified events, including termination by AML in connection with a superior proposal or termination by Anaren as a result of a Triggering Event.  In either of such cases, AML would also be required to reimburse Anaren for actual fees and expenses incurred, subject to a maximum amount of $200,000.

The completion of the Merger is subject to various customary closing conditions, including obtaining the approval of AML’s stockholders, the accuracy of the representations and warranties of each party (subject to certain exceptions), and the performance in all material respects by each party of its respective obligations under the Merger Agreement.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached to this Current Report on Form 8-K as Exhibit 2.1 and incorporated herein by reference in its entirety.  The Merger Agreement has been attached to provide investors with information regarding its terms.  It is not intended to provide any other factual information about AML or Anaren.  In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a Disclosure Schedule provided by AML to Anaren in connection with the signing of the Merger Agreement.  This Disclosure Schedule contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement.  Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between AML and Anaren rather than establishing matters as facts.  Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about AML or Anaren.

On February 14, 2011, AML and Anaren issued a joint press release announcing the execution of the Merger Agreement.  The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference in its entirety.

Voting Agreements

Concurrently with the execution of the Merger Agreement, Jacob Inbar, AML’s Chairman, President and CEO, Tiberiu Mazilu and Edwin J. McAvoy, who together held approximately 24% of AML’s outstanding common stock as of February 12, 2011, have entered into Voting Agreements whereby they have agreed to vote all shares of AML common stock held by them in favor of the Merger and against any proposal made in opposition to or in competition with the Merger.  The form of Voting Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference in its entirety.

Item 5.02 (e)	Compensatory Arrangements of Certain Officers

At the request of Anaren, AML entered into employment agreements with all three of its named executive officers: Jacob Inbar, Chairman, President and CEO, Tiberiu Mazilu, Vice President of Engineering, and Edwin J. McAvoy, Vice President of Sales and Marketing.  Set forth below is a brief description of the terms of the employment agreements. These agreements will take effect automatically only upon the closing of the Merger. The employment agreements for Messrs. Inbar, Mazilu and McAvoy are attached as exhibits to this Form 8-K and are incorporated herein by reference in their entirety.

3

Jacob Inbar.  The employment agreement with Mr. Inbar will be effective upon the consummation of the Merger and provides that Mr. Inbar will serve in the position of AML’s General Manager for an initial term of five years, unless his employment is earlier terminated.  His base salary will initially be $250,000, and will be increased to $265,000 after June 30, 2012.  Mr. Inbar will be eligible for an annual performance-based bonus in an amount of up to 30% (increased annually by 5%) of his base salary.  Additionally, Mr. Inbar will be eligible to receive annual grants of Anaren restricted stock equal in value to 22% of his base salary for the respective year. Mr. Inbar will also be entitled to a one-time payment of $18,500 for satisfactorily managing post-Merger integration issues.  If Mr. Inbar stays employed with AML through the five year initial term of employment, he will receive a retention bonus of $100,000 at the end of such period.  The employment agreement contain certain customary terms, including non-competition, non-solicitation, and confidentiality covenants.

Tiberiu Mazilu.  The employment agreement with Mr. Mazilu will be effective upon the consummation of the Merger and provides that Mr. Mazilu will serve in the position of AML’s Manager–Engineering for an initial term ending June 30, 2013, unless his employment is earlier terminated.  His base salary will initially be $195,000.  Mr. Mazilu will be eligible for an annual performance-based bonus in an amount of up to 25% of his base salary.  Additionally, Mr. Mazilu will be eligible to receive annual grants of Anaren restricted stock equal in value to 16% of his base salary for the respective year.  Mr. Mazilu will also be entitled to a one-time payment of $15,000 for satisfactorily managing post-Merger integration issues.  If Mr. Mazilu stays employed with AML through June 30, 2013 and for an additional year thereafter on a reduced basis, he will receive a retention bonus of $48,000 at the end of such period.  The employment agreement contain certain customary terms, including non-competition, non-solicitation, and confidentiality covenants.

Edwin McAvoy.  The employment agreement with Mr. McAvoy will be effective upon the consummation of the Merger and provides that Mr. McAvoy will serve in the position of AML’s Manager–Sales and Marketing for an initial term ending June 30, 2012, unless his employment is earlier terminated.  His base salary will initially be $195,000.  Mr. McAvoy will be eligible for an annual performance-based bonus in an amount of up to 25% of his base salary.  Additionally, Mr. McAvoy will be eligible to receive annual grants of Anaren restricted stock equal in value to 16% of his base salary for the respective year.  Mr. McAvoy will also be entitled to a one-time payment of $15,000 for satisfactorily managing post-Merger integration issues.  If Mr. McAvoy stays employed with AML through June 30, 2012 and for an additional year thereafter on a reduced basis, he will receive a retention bonus of $31,200 at the end of such period.  The employment agreement contain certain customary terms, including non-competition, non-solicitation, and confidentiality covenants.

Additional Information About the Transaction and Where You Can Find It

In connection with the Merger, AML will file a proxy statement with the Securities and Exchange Commission for AML’s special stockholder meeting and stockholders are strongly advised to read the proxy statement when it becomes available because it will contain important information about the proposed transaction.  Investors and stockholders may obtain a free copy of the proxy statement (when available) and other documents filed by AML at the SEC’s web site at http://www.sec.gov.  The proxy statement (when available) and other relevant documents may also be obtained for free from AML by directing a request to AML Communications, Inc., c/o Investor Relations, 1000 Avenida Acaso, Camarillo, California 93012-3775.

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AML and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction.  Certain information regarding the interests of such directors and executive officers is included in AML’s Proxy Statement for its 2010 Annual Meeting of Stockholders filed with the SEC on July 26, 2010, and information concerning all of the participants in the solicitation will be included in the proxy statement relating to the proposed transaction when it becomes available.  Each of these documents is, or will be, available free of charge at the SEC’s website at http://www.sec.gov and from AML Communications, Inc., c/o Investor Relations, 1000 Avenida Acaso, Camarillo, California 93012-3775, telephone: 805-388-1345.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated February 13, 2011, among Anaren, Inc., Project Orange Acquisition Corp. and AML Communications, Inc.

10.1	Form of Voting Agreement, dated February 13, 2011, among Anaren, Inc., AML Communications, Inc. and the stockholder set forth therein
10.2	Employment Agreement, dated February 13, 2011, among Anaren, Inc, AML Communications, Inc., and Jacob Inbar

10.3	Employment Agreement, dated February 13, 2011, among Anaren, Inc, AML Communications, Inc., and Tiberiu Mazilu

10.4	Employment Agreement, dated February 13, 2011, among Anaren, Inc, AML Communications, Inc., and Edwin McAvoy

99.1	Joint Press Release, dated February 14, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AML Communications, Inc.

Dated: February 14, 2011	By:
Jacob Inbar
President and CEO

6

Exhibit 2.1
Merger Agreement

AGREEMENT AND PLAN OF MERGER

by and among:

ANAREN, INC.
 a New York Corporation,

PROJECT ORANGE ACQUISITION CORP.,
 a Delaware corporation

and

AML COMMUNICATIONS, INC.
 a Delaware corporation

TABLE OF CONTENTS

		Page:

ARTICLE 1	DEFINITIONS	5
ARTICLE 2	THE MERGER	17
2.1	Merger of Merger Sub into the Company	17
2.2	Effects of the Merger	17
2.3	Closing; Effective Time	17
2.4	Surviving Corporation Certificate of Incorporation and Bylaws	17
2.5	Directors and Officers	18
2.6	Conversion of Shares	18
2.7	Cancellation of Shares and Closing of Transfer Books	19
2.8	Dissenting Shares	19
2.9	Payment Fund	20
2.10	Exchange of Company Stock Certificates	20
2.11	Company Options	21
2.12	Taxes	21
2.13	Consideration Not Paid	22
2.14	Further Action	22
ARTICLE 3	REPRESENTATIONS AND WARRANTIES OF THE COMPANY	22
3.1	Organization; Good Standing	23
3.2	Power; Enforceability	23
3.3	Required Stockholder Approval	23
3.4	Non-Contravention	24
3.5	Required Government Approvals	24
3.6	Capitalization	24
3.7	Subsidiaries	25
3.8	Company SEC Reports	26
3.9	Company Financial Statements	27
3.10	Title to Assets	28
3.11	No Undisclosed Liabilities	29
3.12	Absence of Certain Changes	29
3.13	Material Contracts	29
3.14	Real Property	30
3.15	Personal Property	31
3.16	Intellectual Property	31
3.17	Tax Matters	32
3.18	Employment Matters	34
3.19	Company Employee Plans	35
3.20	Labor Matters	37
3.21	Governmental Authorizations	38
3.22	Compliance with Law	38
3.23	Environmental Matters	38
3.24	Export and Import Compliance	39
3.25	Litigation	40
3.26	Insurance	40

3.27	Related Party Transactions	40
3.28	Brokers	41
3.29	Opinion of Financial Advisor	41
3.30	State Anti-Takeover Statutes	41
3.31	Disclosure	41
3.32	No Material Adverse Effect	41
3.33	Suppliers and Customers	41
ARTICLE 4	REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB	42
4.1	Valid Existence	42
4.2	Power; Enforceability	42
4.3	Non-Contravention	42
4.4	Government Approvals	43
4.5	Litigation	43
4.6	Ownership of Company Capital Stock	43
4.7	Operations of Merger Sub	43
4.8	Funds	43
4.9	Brokers	43
4.10	Relationships with Customers of the Company	43
4.11	Disclosure	44
ARTICLE 5	CERTAIN COVENANTS OF THE COMPANY	44
5.1	Access and Investigation	44
5.2	Operation of the Company’s Business	44
5.3	No Solicitation	49
5.4	Employment Agreements	50
5.5	Company SEC Reports	50
5.6	Tail Errors and Omissions Insurance	51
5.7	Title Insurance, Surveys and Certificate of Compliance	51
5.8	Environmental Compliance	51
5.9	Environmental Inspection	51
5.10	Proprietary Agreements	51
5.11	409A Executive Nonqualified Excess Plan	51
ARTICLE 6	ADDITIONAL COVENANTS OF THE PARTIES	52
6.1	Proxy Statement	52
6.2	Company Stockholders’ Meeting	52
6.3	Indemnification of Officers and Directors	55
6.4	Regulatory Approvals and Related Matters	56
6.5	Disclosure	56
6.6	Section 16 Matters	57
6.7	Stockholder Litigation	57
6.8	Funds	57
ARTICLE 7	CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB	57
7.1	Accuracy of Representations	57

7.2	Performance of Covenants	58
7.3	Stockholder Approval	58
7.4	Closing Certificate	58
7.5	No Material Adverse Effect	58
7.6	Updated Fairness Opinion	58
7.7	No Restraints	58
7.8	Litigation	58
7.9	Environmental	59
7.10	Restatement of SEC Reports	60
7.11	Required Employees	60
7.12	Termination of Company Options	60
7.13	Contracts	60
7.14	Dissent	60
7.15	Consent	60
7.16	Regulatory Approvals	60
7.17	Endorsement.	60
7.18	Real Property Deliveries	60
7.19	FIRPTA Certification	61
ARTICLE 8	CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY	61
8.1	Accuracy of Representations	61
8.2	Performance of Covenants	61
8.3	Stockholder Approval	61
8.4	Closing Certificate	61
8.5	No Restraints	61
ARTICLE 9	TERMINATION	62
9.1	Termination	62
9.2	Effect of Termination	63
9.3	Expenses; Termination Fees	63
ARTICLE 10	MISCELLANEOUS PROVISIONS	65
10.1	Amendment	65
10.2	Waiver	65
10.3	No Survival of Representations and Warranties	65
10.4	Entire Agreement; Counterparts; Exchanges by Facsimile or Electronic Delivery	65
10.5	Applicable Law; Jurisdiction; Waiver of Jury Trial	65
10.6	Disclosure Schedule	66
10.7	Attorneys’ Fees	66
10.8	Assignability	66
10.9	Notices	66
10.10	Cooperation	67
10.11	Severability	68
10.12	Remedies	68
10.13	Construction	68

Exhibit 5.4	Jacob Inbar – Employment Agreement
Tibby Mazilu – Employment Agreement
Ed McAvoy - – Employment Agreement

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (“Agreement”) is made and entered into as of February 13, 2011, by and among: Anaren, Inc., a New York corporation (“Parent”), Project Orange Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”); and AML Communications, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company (the “Merger”) in accordance with this Agreement and the DGCL.  Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly-owned subsidiary of Parent;

WHEREAS, the respective boards of directors of Merger Sub and the Company have approved this Agreement and the Merger, and this Agreement and the Merger have been approved on behalf of Parent; and

WHEREAS, in order to induce Parent to enter into this Agreement and cause the Merger to be consummated, certain stockholders of the Company are executing voting and support agreements in favor of Parent concurrently with the execution and delivery of this Agreement (the “Support Agreements”).

NOW, THEREFORE, in consideration of the mutual covenants, representations, and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1
DEFINITIONS

For purposes of this Agreement,

“Acquisition Inquiry” means an inquiry, indication of interest or request for non-public information (other than an inquiry, indication of interest or request for non-public information made or submitted by Parent or any of its Subsidiaries) that could reasonably be expected to lead to an Acquisition Proposal.

“Acquisition Proposal” means any offer or proposal (other than an offer or proposal made or submitted by Parent or any of its Subsidiaries) contemplating or otherwise relating to any Acquisition Transaction.

“Acquisition Transaction” means any transaction or series of transactions (other than the Transactions) involving:

(a) any merger, consolidation, amalgamation, share exchange, business combination, joint venture, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction: (i) in which any of the Company Entities is a constituent or participating corporation; (ii) in which a Person or “group” (as defined in the Exchange Act and the rules thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing 15% or more of the outstanding securities of any class (or instruments convertible into or exercisable or exchangeable for 15% or more of any such class) of any of the Company Entities; or (iii) in which any Company Entity issues securities representing 15% or more of the outstanding securities of any class of such Company Entity (or instruments convertible into or exercisable or exchangeable for 15% or more of any such class);

(b) any sale, lease, exchange, transfer, license, sublicense, acquisition or disposition of any business or businesses or assets that constitute or account for 15% or more of the consolidated net revenues, consolidated net income or consolidated assets of the Company Entities; or

(c) any liquidation or dissolution of any of the Company Entities, other than Mica-Tech, International, Inc., a California corporation.

“Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

“Agreement” means this Agreement and Plan of Merger and all schedules, exhibits and other attachments hereto, as such may be amended from time to time.

“business day” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York or California are authorized or obligated by law or executive order to close.

“Closing” has the meaning set forth in Section 2.3.

“Closing Date” has the meaning set forth in Section 2.3.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collective Bargaining Agreement” has the meaning set forth in Section 3.20(a).

“Company Associate” means any current or former employee, independent contractor, consultant or director of or to any of the Company Entities or any Affiliate of the Company.

“Company Balance Sheet” means the unaudited consolidated balance sheet of the Company and its consolidated subsidiaries as of, included in the Company’s Report on Form 10-Q for the fiscal quarter ended September 30, 2010, as filed with the SEC on November 12, 2010.

“Company Board Recommendation” has the meaning set forth in Section 6.2(b).

“Company Capital Stock” means the Company Common Stock and the Company Preferred Stock.

“Company Common Stock” means the Common Stock, $0.01 par value per share, of the Company.

“Company Employee Plan” has the meaning set forth in Section 3.19(a).

“Company Entities” means the Company and its Subsidiaries.  “Company Entity”, means any one of the Company or one of its Subsidiaries.

“Company Equity Award” means any Company Option or any Company Stock-Based Award.

“Company Equity Plan” means (a) the AML Communications, Inc. 2005 Equity Incentive Plan and (b) AML Communications, Inc. 1995 Stock Incentive Plan, as amended.

“Company Intellectual Property” means all Intellectual Property that is used or held for use by any Company Entity.

“Company Intellectual Property Agreements” has the meaning set forth in Section 3.16(b).

“Company Intellectual Property Right” means each Intellectual Property Right owned by, or filed in the name of, any Company Entity.

“Company Option” means each outstanding option, warrant, other right, agreement, arrangement or commitment to purchase shares of Company Common Stock from the Company, whether granted by the Company pursuant to a Company Equity Plan, assumed by the Company in connection with any merger, acquisition or similar transaction or otherwise issued or granted and whether vested or unvested, including, without limitation, the Warrants.

“Company Preferred Stock” means the Preferred Stock, $0.01 par value per share, of the Company.

“Company SEC Reports” has the meaning set forth in Section 3.8(a).

“Company Stock-Based Award” means any outstanding restricted stock award or stock award relating to Company Common Stock, whether granted under any of the Company Equity Plans or otherwise and whether vested or unvested.

“Company Stock Certificate” has the meaning set forth in Section 2.7.

“Common Stock Per Share Amount” means $2.15 payable in United States Dollars.

“Company Stockholders’ Meeting” has the meaning set forth in Section 6.2(a).

“Confidentiality Agreement” means that certain Confidentiality Agreement dated as of November 24, 2010 between the Company and Parent.

“Consent” means any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

“Contest” has the meaning ascribed to that term in Section 7.9(a).

“Contest Notice” has the meaning ascribed to that term in Section 7.9(a).

“Contest Period” has the meaning ascribed to that term in Section 7.9(a).

“Contract” means any written, oral or other agreement, contract, subcontract, lease, understanding, arrangement, settlement, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking.

“Copyrights” means any copyrights, and registrations and applications therefor, mask works, whether registered or not, and all other rights corresponding thereto throughout the world including moral and economic rights of authors and inventors, however denominated.

“Determination” has the meaning set forth in Section 7.9.

“DGCL” means the General Corporation Law of the State of Delaware.

“Disclosure Schedule” means the disclosure schedule that has been prepared by the Company in accordance with the requirements of Section 10.6 of this Agreement and that has been delivered by the Company to Parent on the date of this Agreement.

“Dispute” has the meaning ascribed to that term in Section 7.9(a).

“Dispute Notice” has the meaning ascribed to that term in Section 7.9(a).

“Dispute Period” has the meaning ascribed to that term in Section 7.9(a).

“Dissenting Shares” has the meaning set forth in Section 2.8.

“DOL” means the United States Department of Labor.

“Domain Name” means the any or all of the following and all worldwide rights in, arising out of, or associated therewith: domain names, uniform resource locators and other names and locators associated with the internet.

“Effective Time” has the meaning set forth in Section 2.3.

“Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, easement, encroachment, imperfection in title, title exception, title defect, right of possession, lease, tenancy license, security interest, encumbrance, claim, option, right of first refusal, preemptive right, or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“End Date” means the later of (i) May 31, 2011 or (ii) June 30, 2011 if the Proxy Statement has been duly submitted in accordance with Section 6.1 and the SEC has provided comments to the Company that would make it reasonably impracticable to obtain SEC approval of the Proxy Statement before May 31, 2011.  Notwithstanding the foregoing, if a Legal Proceeding described in clause (b) of Section 7.8 is pending or threatened, or if the third party resolution procedure described in Section 7.9(b) is pending, the End Date shall be August 1, 2011, unless otherwise agreed to by Parent and the Company.

“Endorsement” has the meaning set forth in Section 5.7.

“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company limited by shares, limited liability company, joint stock company, firm, society or other enterprise, association, organization or entity.

“Environmental Law” means any Law relating to the protection of the environment (including ambient air, surface water, groundwater or land) or human health and safety (including exposure of any individual to Hazardous Substances), or otherwise relating to the production, use, emission, storage, treatment, transportation, recycling, disposal, discharge, release or other handling of any Hazardous Substances or the investigation, analysis, removal or other remediation thereof.

“Environmental Professional” has the meaning set forth in 40 C.F.R. 312.10 who is an expert in interpreting air quality and soil vapor analytical data and in assessing, in accordance with the Guidelines, the risks to humans of exposure to Hazardous Substances.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” has the meaning set forth in Section 3.19(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expense Payment” means a cash payment to be made by the Company to Parent in an amount equal to the lesser of $200,000 or the aggregate amount of all fees, costs and other expenses (including legal fees, financial advisory fees, consultant fees, filing fees and travel expenses) that Parent shall have directly or indirectly paid or otherwise borne in connection with or in anticipation of the Transactions (including all fees and expenses relating directly or indirectly to the preparation and negotiation of this Agreement, the Confidentiality Agreement and the other documents referred to in this Agreement, and all fees and expenses relating to Parent’s due diligence investigation of the Company Entities).

“Fee” has the meaning set forth in Section 9.3(c).

“Foreign Official” means any: (i) officer or employee of a government or public international organization, including any public authority and any department, agency or instrumentality of a government, or any person acting in an official capacity for or on behalf of any government or government department, agency or instrumentality, or for or on behalf of any public international organization; or (ii) officer or employee of a government-owned or government-controlled entity of any kind, including a government-owned or government-controlled business enterprise.

“GAAP” means generally accepted accounting principles in the United States.

“Government” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal); or (d) self-regulatory organization, including the Financial Industry Regulatory Authority (FINRA).

“Government Contract” means any Contract to which a Company Entity is a party and that involves supply of goods or services, directly or indirectly, to a Government.  A Government Contract can include a subcontract at any tier or any level below a prime contract.

“Governmental Authorization” means any (a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Government or pursuant to any Law or (b) right under any Contract with any Government.

“Guidelines” means applicable laws, regulations and guidance issued by authorized Government agencies relating to air quality and soil vapor.

“Hazardous Substance” means any substance, material or waste that is characterized or regulated under any Environmental Law as “hazardous,” “pollutant,” “contaminant,” “toxic” or words of similar meaning or effect, including petroleum and petroleum products, polychlorinated biphenyls and asbestos.

“Independent Environmental Professional” means an Environmental Professional mutually selected by the Company’s Environmental Professional and Parent’s Environmental Professional.

“Intellectual Property” means any or all of the following: (a) proprietary inventions (whether patentable or not), invention disclosures, industrial designs, improvements, trade secrets, proprietary information, know how, technical data and customer lists, and all documentation relating to any of the foregoing; (b) proprietary technical and know-how information, and rights to limit the use or disclosure thereof by any Person including databases and data collections and all rights therein; (c) works of authorship (including computer programs, source code and object code, whether embodied in software, firmware or otherwise), architecture, documentation, files, records, schematics, verilog files, netlists, emulation and simulation reports, test vectors and hardware development tools; and (d) Domain Names.

“Intellectual Property Rights” means any or all of the following and all worldwide common law and statutory rights in, arising out of or associated with any or all of the following: (a) Copyrights, (b) Patents, (c) industrial designs and any registrations and applications therefore, (d) Trademarks, (e) Trade Secrets, and (f) any similar or equivalent proprietary rights to any of the foregoing (as applicable).

“IRS” means the United States Internal Revenue Service.

“Knowledge” means, with respect to the Company, the actual knowledge of Jacob Inbar, Tibby Mazilu and/or Ed McAvoy after due inquiry and investigation, which includes diligent review of files, books and records and the making of reasonable inquiry of the directors, officers and managers of the Company Entities.

“Law” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, order, award, or ruling issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Government.

“Leases” has the meaning set forth in Section 3.14(b).

“Leased Real Property” has the meaning set forth in Section 3.14(b).

“Legal Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, claim, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Government or any arbitrator or arbitration panel.

“Liability” means any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

“Licensed Company Intellectual Property” means all Company Intellectual Property and Company Intellectual Property Rights, other than the Owned Company Intellectual Property.

“Material Adverse Effect” means any effect, change, event or circumstance that, considered individually or together with all other effects, changes, events and circumstances that exist as of, or shall have occurred or arisen on or before, the date of determination of the occurrence of the Material Adverse Effect, is or would reasonably be expected to be materially adverse to, or has or would reasonably be expected to have or result in a material adverse effect on, (a) the business, assets, operations, financial condition, or results of operation of the Company Entities, taken as a whole, or (b) the ability of the Company to consummate the Merger or any of the other Transactions; provided, however, that an effect, change, event or circumstance occurring after the date of this Agreement shall not, either alone or in combination, be deemed to be a Material Adverse Effect if such effect, change, event or circumstance results directly from:

(1) general economic conditions in the United States or in the industry in which the Company Entities operate;

(2) political conditions (or changes in such conditions) in the United States or any other country or region in which the Company operates or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region in which the Company operates, except in each case to the extent such political conditions, changes, acts, escalation or worsening have a disproportionate effect on the Company as compared to any of the other companies in the industry in which the Company operates;

(3) any change in any Law or GAAP or other accounting standards (or the interpretation thereof);

(4) the announcement of this Agreement and the Transaction contemplated hereby; or

(5) any actions taken or omitted to be taken at the written direction of Parent.

For purposes of this definition of Material Adverse Effect, one or more effects, changes, events or circumstances shall be considered material if the cost, value or amount of their impact on any Company Entity or the Company Entities, individually or collectively, presently and/or future, contingently or actually, equals or exceeds $800,000.

“Material Contract” means

(i) any Contract that would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or that would be required to be disclosed under Item 404 of Regulations S-K under the Securities Act,

(ii) any other Contract or similar arrangement that could reasonably be expected to involve expenditures or receipt by any Company Entity in excess of $25,000 in the aggregate whether or not made in the ordinary course of business,

(iii) any agreement restricting the nature or geographic scope of any Company Entity’s business activities in any material respect, except for the sales representative agreements set forth on Part 1 of the Disclosure Schedule are not Material Contracts,

(iv) any agreement, indenture or other instrument relating to the borrowing of money by the Company or any of its Subsidiaries or the guarantee by the Company of any of its Subsidiaries of any Liabilities,

(v) any agreement, arrangement or commitment relating to the employment or retention of a Company Associate to perform services for the Company or any of its Subsidiaries,

(vi) any agreement, arrangement or commitment that would obligate the Company or any of its Subsidiaries to pay any stay or retention bonus or change-in-control, severance or termination payment to any current or former Company Associate as a result of the consummation of the Transactions or the separation from service to the Company or any of its Subsidiaries,

(vii) any contract, agreement or understanding with a labor union, in each case whether written or oral,

(viii) any Company Intellectual Property Agreements identified or required to be identified in Part 3.16(b) of the Disclosure Schedule,

(ix) any Contract that requires or permits a Company Entity, or any successor to or acquirer of a Company Entity, to make any payment to another Person as a result (in whole or in part) of a change in control of such Company Entity (a “Change in Control Payment”) or gives another Person a right to receive, or elect to receive, a Change in Control Payment, and

(x) any Contract, or group of Contracts with a Person (or group of affiliated Persons), the termination or breach of which would have a Material Adverse Effect and is not disclosed pursuant to clauses (i) through (ix).

“Merger Consideration” means the sum of the cash consideration that holders of shares of Company Common Stock who do not perfect their appraisal rights under the DGCL are entitled to receive in exchange for such shares of Company Common Stock and the holders of the Vested Company Options are entitled to receive in exchange for their Option Consent pursuant to Section 2.6.

“Merger Option Consideration” means with respect to any Vested Company Option, the Common Stock Per Share Amount, without interest, less the option exercise price with respect to each share of Company Common Stock issuable under such Vested Company Option (it being understood and agreed that such exercise price shall not actually be paid to the Company by the holder of a Vested Company Option).

“Option Consent” has the meaning set forth in Section 2.11(a).

“Order” means any order, writ, injunction, judgment or decree.

“OTCBB” means the OTC Bulletin Board.

“Other Filings” means any document, other than the Proxy Statement, to be filed with the SEC in connection with this Agreement.

“Owned Company Intellectual Property” means that portion of the Company Intellectual Property and Company Intellectual Property Rights that is owned by the Company Entities.

“Patents” means any patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, certificates of invention and statutory invention registrations, continued prosecution applications, requests for continued examination, reexaminations, continuations and continuations-in-part thereof.

“Paying Agent” has the meaning set forth in Section 2.9.

“Payment Fund” has the meaning set forth in Section 2.9.

“Permitted Encumbrance” means the following: (a) liens for Taxes, assessments and governmental charges or levies either not yet delinquent or not yet due and payable or which are being contested in good faith by appropriate proceedings, for which adequate reserves have been maintained in accordance with GAAP; (b) Encumbrances imposed by Law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s liens and other similar liens securing obligations arising in the ordinary course of business that are not yet due; (c) pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations; (d) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business consistent with past practice; (e) liens identified on Part 3.10 of the Disclosure Schedule; (f) purchase money security interests for inventory; (g) statutory, common law or contractual liens of landlords; and (h) other exceptions with respect to title to real property that do not and would not materially impact the ownership of such real property or materially impact with the current use and/or market value of such property.

“Person” means any individual, Entity or Government.

“Phase I REC” means the Recognized Environmental Concern stated in the Phase I Environmental Site Assessment performed by Ninyo & Moore for Parent for the Santa Clara Facility.

“Pre-Closing Period” has the meaning set forth in Section 5.1.

“Property Covenants” has the meaning set forth in Section 3.14(e).

“Proxy Statement” shall mean the proxy statement/prospectus (or similar documents) together with any supplements thereto and related materials sent to the stockholders of AML Communications, Inc. to solicit their votes in connection with this Agreement and the Merger.

“Recommendation Change” has the meaning set forth in Section 6.2(d).

“Recommendation Change Notice” has the meaning set forth in Section 6.2(d).

“Representatives” means directors, officers, other employees, agents, attorneys, accountants, advisors and representatives.

“Requisite Stockholder Approval” has the meaning set forth in Section 3.3.

“Santa Clara Facility” means Santa Clara, California facility of the Company.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as it may be amended from time to time.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Subject Person” means any: (i) Foreign Official; (ii) political party; (iii) official of a political party; or (iv) candidate for political office.

“Subsidiary” an entity shall be deemed to be a “Subsidiary” of another Person if such Person directly or indirectly owns or purports to own, beneficially or of record, (a) an amount of voting securities of other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body, or (b) at least 50% of the outstanding equity, voting or financial interests in such Entity.

“Superior Offer” means an unsolicited, bona fide, written offer by a third party to purchase substantially all of the outstanding shares of Company Common Stock or substantially all of the assets of the Company Entities (or any similar transaction or alternative to the Transactions involving the Company Entities) that: (a) was not obtained or made as a direct or indirect result of a breach of or any action inconsistent with any of the provisions set forth in Section 5.3 or Section 6.2 of this Agreement or in the Confidentiality Agreement; (b) contains terms and conditions that the board of directors of the Company determines in good faith, after consultation with its financial advisor and legal counsel, after having taken into account the likelihood and timing of consummation of the purchase transaction contemplated by such offer, (i) to be more favorable to the Company’s stockholders (in their capacity as stockholders) and (ii) that the Person making such offer is financially capable of consummating the transactions contemplated by such offer or that the financing necessary to consummate such transactions, to the extent required, is then committed or is capable of being obtained by such Person.

“Support Agreements” has the meaning set forth in the recitals of this Agreement.

“Surviving Corporation” has the meaning set forth in Section 2.1.

“Tangible Assets” has the meaning set forth in Section 3.15.

“Tax” means any federal, state, local, foreign or other tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, national health insurance tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Government.  For purposes of this Agreement, “Tax” also includes any obligations under any agreements or arrangements with any person with respect to the Liability for, or sharing of, taxes (including pursuant to Treas. Reg. § 1.1502-6 or comparable provisions of state, local or foreign tax law) and including any Liability for taxes as a transferee or successor, by contract or otherwise.

“Tax Items” has the meaning set forth in Section 3.17(a).

“Tax Returns” has the meaning set forth in Section 3.17(a).

“Taxing Authority” means, with respect to any Tax, the Government or political subdivision thereof that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such Government or subdivision, including any Government or agency that imposes, or is charged with collecting, social security or similar charges or premiums.

“Trademarks” means any trade names, trade dress, slogans, all identifiers of source, fictitious business names (D/B/As), Domain Names, logos, trademarks and service marks, including all goodwill therein, and any and all common law rights, registrations and applications therefore.

“Trade Secrets” means any trade secrets (including, those trade secrets defined in the Uniform Trade Secrets Act and under corresponding foreign statutory and common law) and technical and know-how information, including all source code, documentation, processes, technology, formulae, inventions (whether or not patentable) and marketing information and rights to limit the use or disclosure thereof by any Person, including databases and data collections and all rights therein.

“Transactions” means all actions and transactions contemplated by this Agreement, including the Merger.

“Transaction Documents” means this Agreement, the Support Agreements and such other agreements required pursuant to the terms of or otherwise associated with this Agreement.

“Triggering Event” an event which shall be deemed to have occurred if: (a) the board of directors of the Company or any committee thereof shall have made a Recommendation Change; (b) the board of directors of the Company or any committee thereof, or any Company Entity or Representative of any Company Entity, shall have taken, authorized or publicly proposed any of the actions referred to in Section 6.2(c) of this Agreement; (c) the Company shall have failed to include the Company Board Recommendation in the Proxy Statement; (d) a tender or exchange offer relating to shares of Company Common Stock shall have been commenced and the Company shall not have sent to its security holders, within ten (10) business days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer and reaffirming the Company Board Recommendation; (e) an Acquisition Proposal shall have been publicly announced, and the Company shall have failed to issue a press release that reaffirms the Company Board Recommendation within five (5) business days after such Acquisition Proposal is publicly announced; (f) any of the Company Entities or any Representative of any of the Company Entities shall have breached or taken any action inconsistent with any of the provisions set forth in Section 5.3 of this Agreement; or (g) the Company releases any Person from, or amends or waives any provision of, any “standstill” agreement or provision (including any “standstill” provision contained in any confidentiality agreement entered into pursuant to clause (iv)(B) of Section 5.3(b) of this Agreement).

“Vested Company Option” means all Company Options that are outstanding and vested on the Closing Date, including those that become vested by acceleration as a result of the Transactions, and which have an exercise price which is less than the Common Stock Per Share Amount.

“Warrants” means the warrants issued and issuable pursuant to the Financial Advisory Agreement by and among the C.K. Cooper & Company, Inc. and the Company dated August 1, 2010, as amended, for the purchase of 100,000 shares of the Company Common Stock.

ARTICLE 2
THE MERGER

2.1 Merger of Merger Sub into the Company.  Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 2.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease.  The Company will continue as the surviving corporation in the Merger (the “Surviving Corporation”).

2.2 Effects of the Merger.  At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

2.3 Closing; Effective Time. The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Bond, Schoeneck & King, PLLC, One Lincoln Center, Syracuse, New York 13203 no later than the third business day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in ARTICLE 7 and ARTICLE 8, unless another time, date or place is agreed to in writing by the parties hereto.  The date on which the Closing actually takes place is referred to as the “Closing Date”.  Subject to the provisions of this Agreement, a certificate of merger satisfying the applicable requirements of the DGCL shall be duly executed by the Company and Merger Sub in connection with the Closing and, concurrently with or immediately following the Closing, filed with the Secretary of State of the State of Delaware.  The Merger shall become effective (the “Effective Time”) at the time of the filing of such certificate of merger with the Secretary of State of the State of Delaware or at such later time as may be specified in such certificate of merger with the consent of Parent.

2.4 Surviving Corporation Certificate of Incorporation and Bylaws.  The Certificate of Incorporation and By-Law of the Surviving Corporation shall be amended in their entirety pursuant to the Merger at the Effective Time to conform to the Certificate of Incorporation and By-Law of Merger Sub as in effect immediately prior to the Effective Time, except that the name of the Surviving Corporation shall be “AML COMMUNICATIONS, INC.”.

2.5 Directors and Officers.  The directors and officers of the Merger Sub immediately before the Effective Time shall be the only directors and officers, respectively, of the Surviving Corporation immediately after the Effective Time.

2.6 Conversion of Shares.

(a) At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company:

(i)
any shares of Company Common Stock held by the Company, any wholly-owned Subsidiary of the Company (or held in the Company’s treasury), Parent, Merger Sub, and any other wholly-owned Subsidiary of Parent, immediately prior to the Effective Time shall be cancelled without any conversion thereof and no payment or distribution shall be made with respect thereto;

(ii)
subject to Sections 2.6(b), 2.8 and 2.9, each share of Company Common Stock outstanding immediately prior to the Effective Time and not described in Section 2.6(a)(i) shall automatically be converted into the right to receive the Common Stock Per Share Amount, without interest;

(iii)
each share of the common stock, $0.01 par value per share, of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation;

(iv)
subject to Section 2.6(b), each Vested Company Option outstanding and unexercised for which an Option Consent is obtained immediately prior to the Effective Time shall automatically be deemed exercised and the deemed shares of Company Common Stock associated with such exercise shall automatically be cancelled and, in consideration for such deemed exercise and automatic cancellation, the holder of such Vested Company Option shall be entitled to receive, with respect to each share of Company Common Stock issuable upon the exercise of such Vested Company Option and in full satisfaction of the rights of the holder with respect thereto, an amount in cash equal to the positive result, if any, of the Merger Option Consideration less any required withholding of Taxes; for avoidance of doubt, as a result of the foregoing, each Vested Company Option, and any deemed issuance of Company Common Stock associated with the deemed exercise, which shall not be issued, shall both be cancelled at the Effective Time;

(v)	each Vested Company Option outstanding and unexercised for which an Option Consent is not obtained immediately prior to the Effective Time shall automatically be terminated; and

(vi)	each outstanding Company Option that is not a Vested Company Option shall be automatically cancelled, without any exercise thereof and no payment or distribution shall be made with respect thereto.

(b) Notwithstanding anything to the contrary including the definitions of Common Stock Per Share Amount and Merger Option Consideration, the maximum aggregate consideration to be paid pursuant to this Section 2.6 is $29,302,000.  If (i) the number, type and rights of the shares of capital stock of the Company are not as set forth in Section 3.6, and/or (ii) the rights (whether options, warrants or any other rights) to acquire capital stock of the Company are not as set forth in Section 3.6, the consideration to be delivered in respect of a share of Company Common Stock and a Vested Company Option for which an Option Consent has been obtained (and accordingly, pursuant to Section 2.6) shall be adjusted downward as appropriate.

2.7 Cancellation of Shares and Closing of Transfer Books.  At the Effective Time: (a) all shares of Company capital stock outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of shares of Company capital stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company; and (b) the stock transfer books of the Company shall be closed with respect to all shares of Company capital outstanding immediately prior to the Effective Time.  No further transfer of any such shares of Company capital stock shall be made on such stock transfer books after the Effective Time.  If, after the Effective Time, a valid certificate previously representing any shares of Company Common Stock outstanding immediately prior to the Effective Time (a “Company Stock Certificate”) is presented to the Paying Agent or to the Surviving Corporation or Parent, such Company Stock Certificate shall be marked canceled and shall be exchanged as provided in Section 2.9.

2.8 Dissenting Shares.

(a) Notwithstanding anything to the contrary contained in this Agreement, shares of Company Common Stock held by a holder who has made a proper demand for appraisal of such shares of Company Common Stock in accordance with Section 262 of the DGCL and who has otherwise complied with all applicable provisions of Section 262 of the DGCL (any such shares being referred to as “Dissenting Shares” until such time as such holder fails to perfect or otherwise loses such holder’s appraisal rights under Section 262 of the DGCL with respect to such shares) shall not be converted into or represent the right to receive Merger Consideration in accordance with Section 2.6, but shall be entitled only to such rights as are granted by the DGCL to a holder of Dissenting Shares.

(b) If any Dissenting Shares shall lose their status as such (through failure to perfect or otherwise), then such shares shall be deemed automatically to have been converted into, as of the Effective Time, and to represent only, the right to receive Merger Consideration in accordance with Section 2.6, without interest thereon, upon surrender of the Company Stock Certificate representing such shares.

(c) The Company shall give Parent: (i) prompt notice of any demand for appraisal received by the Company prior to the Effective Time pursuant to the DGCL, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the DGCL; and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument.  The Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand, notice or instrument unless Parent shall have given its prior written consent to such payment or settlement offer.

2.9 Payment Fund.  Prior to the Closing Date, Parent, with the consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed, shall select and enter into an agreement with a reputable bank, trust company or transfer agent reasonably that will act as paying agent in the Merger (the “Paying Agent”).  Promptly after the Effective Time, Parent shall cause to be deposited with the Paying Agent cash sufficient to make payments of the cash consideration payable pursuant to Section 2.6 (the “Payment Fund”).  The Payment Fund shall not be used for any other purpose.  The Payment Fund shall be invested by the Paying Agent as directed by Parent.  The Surviving Corporation or Parent shall bear and pay all charges and expenses of the Paying Agent incurred in connection with the payment of Merger Consideration.

2.10 Exchange of Company Stock Certificates.  Promptly after the Effective Time, the Paying Agent will mail to the Persons who were record holders of Company Stock Certificates immediately prior to the Effective Time: (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify and as are reasonably acceptable to the Company (including provisions confirming that delivery of Company Stock Certificates shall be effected, and that risk of loss of, and title to, Company Stock Certificates shall pass, only upon delivery of such Company Stock Certificates to the Paying Agent and releasing all claims against the Company and its officers and directors); and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for Merger Consideration.  Upon surrender of a Company Stock Certificate to the Paying Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Paying Agent or Parent: (A) the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor the cash consideration that such holder has the right to receive pursuant to the provisions of Section 2.6, in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Company Stock Certificate; and (B) the Company Stock Certificate so surrendered shall be canceled.  In the event of a transfer of ownership of any shares of Company Common Stock which are not registered in the transfer records of the Company, payment of Merger Consideration may be made to a Person other than the holder in whose name the Company Stock Certificate formerly representing such shares is registered if, to the satisfaction of Parent, any such Company Stock Certificate shall be delivered to Paying Agent, is accompanied by all documents required to evidence and effect such transfer and evidence is provided to Paying Agent that any applicable Transfer Taxes have been paid or are not applicable.  Until surrendered as contemplated by this Section 2.10, each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive Merger Consideration as contemplated by Section 2.6.  If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the delivery of any Merger Consideration with respect to the shares of Company Common Stock previously represented by such Company Stock Certificate, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide a reasonably appropriate affidavit and to deliver a bond (in such reasonable sum as Parent may direct) as indemnity against any claim that may be made against the Paying Agent, Parent, Merger Sub or the Surviving Corporation with respect to such Company Stock Certificate.  No interest shall be paid or will accrue on any cash payable to holders of Company Stock Certificates pursuant to the provisions of this Section 2.10.

2.11 Company Options.

(a) Prior to the Effective Time, the Company shall take all necessary action, and obtain the written consent (the “Option Consent”) of each holder of the Company Options give effect to the treatment of the Company Options as contemplated by Sections 2.6(a)(iv), 2.6(a)(v) and 2.6(a)(vi).

(b) Promptly after the Effective Time, the Paying Agent will mail to the Persons who were record holders of Vested Company Options immediately prior to the Effective Time and submitted an Option Consent: (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify and as are reasonably acceptable to the Company (including provisions releasing all claims against the Company and its officers and directors and all rights to the Company Options and the Company capital stock); and (ii) instructions for use in effecting the deemed exercise and cancellation of the associated Company Common Stock in exchange for Merger Option Consideration.  Promptly upon the delivery of a duly executed letter of transmittal and such other documents as may be reasonably required by the Paying Agent or Parent by the holder of a Vested Company Option that provided an Option Consent shall be entitled to receive in exchange therefor the cash consideration that such holder has the right to receive pursuant to the provisions of Section 2.6, in full satisfaction of all rights pertaining to such Vested Company Option and the associated deemed shares of Company Common Stock associated with the deemed exercise.  No interest shall be paid or will accrue on any cash payable to holders of Vested Company Options pursuant to the provisions of this Section 2.11.

(c) If within five years after the Effective Time Parent receives an Option Consent from a Person who was a record holder of a Vested Company Option immediately prior to the Effective Time that had not submitted an Option Consent prior to the Effective Time, Parent or Paying Agent shall deliver the items set forth in clauses (i) and (ii) of Section 2.11(b) to such Person.  If such Person then complies with the remainder of Section 2.11(b), Parent or Paying Agent shall pay the applicable Merger Option Consideration to such former holder of such Vested Company Option.  No interest shall be paid or will accrue on any cash payable to such former holder of Vested Company Option pursuant to the provisions of this Section 2.11.

2.12 Taxes.  Notwithstanding anything contained in this Agreement to the contrary, each of the Paying Agent, Parent, Merger Sub and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable pursuant to this Agreement to any holder or former holder of Company Common Stock and/or any Company Equity Award such amounts as may be required to be deducted or withheld from such consideration under the Code or any other applicable Law.  To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

2.13 Consideration Not Paid.

(a) Any portion of the Payment Fund that remains undistributed to holders of Company Stock Certificates and Vested Company Options as of the date that is 180 days after the date on which the Merger becomes effective shall be delivered to Parent upon demand, and any holders of Company Stock Certificates and Vested Company Options who have not theretofore surrendered their Company Stock Certificates and delivered their letter of transmittal, as applicable, in accordance with Sections 2.10 and 2.11, respectively, shall thereafter look only to Parent for satisfaction of their claims for Merger Consideration and Merger Option Consideration, respectively, and Parent shall satisfy such claims in accordance with and subject to the terms of this ARTICLE 2.

(b) For each letter of transmittal and Company Stock Certificate, as applicable, that has not been delivered and/or surrendered to Parent by the earlier of: (i) the fifth anniversary of the date on which the Merger becomes effective; or (ii) the date immediately prior to the date on which the consideration under Section 2.6 would otherwise escheat to or become the property of any Government, then such cash amount shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of any claim or interest of any Person previously entitled thereto.

(c) None of Parent, Merger Sub, the Surviving Corporation and the Paying Agent shall be liable to any holder or former holder of Company Common Stock or Vested Company Option or to any other Person with respect to any Merger Consideration delivered to any public official pursuant to any applicable abandoned property law, escheat law or similar Law.

2.14 Further Action. If, at any time after the Effective Time, any further action is determined by Parent or the Surviving Corporation to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Disclosure Schedule delivered by the Company to Parent on the date of this Agreement, the Company hereby represents and warrants to Parent and Merger Sub as follows:

3.1 Organization; Good Standing.  The Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and have the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets.  The Company and each of its Subsidiaries is duly licensed and qualified to do business and is in good standing (or equivalent status) in each jurisdiction where the character of its respective properties owned or leased or the nature of its respective activities make such qualification necessary, except where the failure to be so qualified, licensed or in good standing (or equivalent status) would not have, individually or in the aggregate, a Material Adverse Effect.  The Company has delivered or made available to Parent complete and correct copies of the certificates of incorporation and bylaws, as amended to date, of the Company and each of its Subsidiaries.  Neither the Company nor any of its Subsidiaries is in violation of its certificate of incorporation or bylaws.

3.2 Power; Enforceability.  The Company has all requisite corporate power and authority to execute and deliver this Agreement and the other Transaction Documents, to perform its covenants and obligations hereunder and thereunder and, subject to obtaining the Requisite Stockholder Approval (as defined in Section 3.3), to consummate the Transactions.  The execution and delivery by the Company of this Agreement and the other Transaction Documents, the performance by the Company of its covenants and obligations hereunder and thereunder and the consummation by the Company of the Transactions have been duly authorized by all necessary corporate action on the part of the Company, and no additional corporate proceedings on the part of the Company are necessary to authorize the execution and delivery by the Company of this Agreement or the other Transaction Documents, the performance by the Company of its covenants and obligations hereunder and thereunder or the consummation by the Company of the Transactions, other than obtaining the Requisite Stockholder Approval.  As of the date of this Agreement, the board of directors of the Company (at a meeting duly called and held) has: (a) unanimously determined that the Merger is advisable and fair to and in the best interests of the Company and its stockholders; (b) unanimously approved and adopted this Agreement and approved the Merger and the other Transactions; and (c) subject to the right of the Company’s board of directors to withdraw or modify its recommendation in accordance with the terms of Section 6.2(d), unanimously recommended the adoption of this Agreement by the Company’s stockholders and directed that this Agreement and the Merger be submitted for consideration by the Company’s stockholders at the Company Stockholders’ Meeting (as defined in Section 6.2(a)).  This Agreement has been and each of the other Transaction Documents has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally and by general equitable and public policy principles.

3.3 Required Stockholder Approval.  The affirmative vote of the holders of a majority of the shares of outstanding Company Common Stock is the only vote of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement, approve the Merger and consummate the Transactions (the “Requisite Stockholder Approval”).

3.4 Non-Contravention. Neither (a) the execution, delivery or performance of this Agreement or any of the other Transaction Documents, nor (b) the consummation of the Merger or any of the other Transactions, will directly or indirectly (with or without notice or lapse of time) (i) violate or conflict (A) with any provision of the certificates of incorporation, bylaws or other constituent documents of any Company Entity or (B) any resolution adopted by the stockholders, the board of directors or any committee thereof of any Company Entity, (ii) subject to obtaining the Consents set forth in Part 3.4 of the Disclosure Schedule, violate, conflict with, or result in the breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the termination of, or accelerate the performance required by, result in a right of termination or acceleration under or cancel, any Material Contract, (iii) assuming the Governmental Authorizations referred to in Section 3.5 are obtained or made, (A) violate or conflict with any Law or Order applicable to any Company Entity or by which any of their properties or assets are bound or (B) give any Government or other Person the right to challenge the Merger or any of the other Transactions or to exercise any remedy or obtain any relief under any Law (not including any statutory dissenters’ rights), (iv) result in the creation of any Encumbrance (other than Permitted Encumbrances) upon or with respect to any asset owned or used by any Company Entity; except in the case of each of clauses (ii), (iii) and (iv) above, for such violations, conflicts, defaults, terminations or accelerations which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

3.5 Required Government Approvals. No Governmental Authorization is required on the part of any Company Entity in connection with the execution and delivery of this Agreement or any of the other Transaction Documents, the performance of the Company’s covenants and obligations hereunder or thereunder or the consummation of the Transactions, except (a) the filing and recordation of the certificate of merger with the Secretary of State of the State of Delaware and such filings with Governmental Bodies as are necessary to satisfy the applicable Law of states in which such Company Entity is qualified to do business, and (b) such filings and approvals as may be required by any federal or state securities laws, including compliance with any applicable requirements of the Exchange Act.

3.6 Capitalization.

(a) The authorized capital stock of the Company consists of

(i)	15,000,000 shares of Company Common Stock, and

(ii)	1,000,000 shares of Company Preferred Stock.

(b) Except as set forth in Part 3.6(b) of the Disclosure Schedule, the Company has issued and outstanding:

(i)	10,805,865 shares of Company Common Stock, including 66,556 shares of Company Capital Stock held by the Company as treasury shares, and

(ii)	no shares of Company Preferred Stock.

All outstanding shares of Company Common Stock are validly issued, fully paid and non-assessable and free of any preemptive rights.

(c) Except as set forth in Part 3.6(c) of the Disclosure Schedule, with respect to rights to acquire Company Capital Stock:

(i)	2,875,250 shares of Company Common Stock are subject to issuance pursuant to Company Options issued and outstanding, including the 100,000 of Warrants,

(ii)	2,875,250 shares of Company Common Stock are subject to issuance for the exercise of Vested Company Options, and

(iii)	1,739,760 shares of Company Common Stock are reserved for future issuance pursuant to the Company Equity Plan.

Other than as described in Section 3.6(c), there are no other options, rights, warrants, subscriptions, convertible instruments, stockholder rights plan or other agreements whereby any Person could acquire from any Company Entity any of their respective capital stock.  The Company has delivered to Parent accurate and complete copies of all equity plans pursuant to which any outstanding stock options, restricted stock units or restricted stock awards (including all outstanding Company Equity Awards) were granted by any Company Entity, including the Warrants, and the forms of all stock option, restricted stock unit and restricted stock award agreements evidencing such stock options, restricted stock units or restricted stock awards.  All shares of Company Common Stock subject to issuance under each Company Equity Plan, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable.  The exercise price of each Company Option is no less than the fair market value of a share of Company Common Stock as determined on the date of grant of such Company Option.  All grants of Company Equity Awards were recorded on the Company’s financial statements (including, any related notes thereto) contained in the Company SEC Reports, in accordance with GAAP.  Each outstanding Company Equity Award has been granted at an exercise price or purchase price, as applicable, as required under the terms of the applicable Company Equity Plan.  There are no Company Stock-Based Awards issued and outstanding.

(d) No Company Entity is a party to any Contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any shares of capital stock or other securities of such Company Entity.

3.7 Subsidiaries.

(a) Part 3.7(a) of the Disclosure Schedule contains a complete and accurate list of the name, jurisdiction of organization and capitalization of each Subsidiary of the Company and the amount and type of equity owned by the Company in each Subsidiary.

(b) All of the outstanding capital stock of, or other equity or voting interest in, each Subsidiary of the Company have been duly authorized, validly issued and are fully paid and non-assessable and free and clear of all Encumbrances and free of any other restriction that would prevent the operation by Parent or the Surviving Corporation of such Subsidiary’s business as presently conducted.

(c) Except as set forth in Part 3.7(c) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries (i) owns any shares of capital stock of or other voting or equity interests in (including any securities exercisable or exchangeable for or convertible into shares of capital stock of or other voting or equity interest in) any other Entity, (ii) has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity, or (iii) has, at any time, been a general partner of, or has otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership or other Entity.

(d) No Company Entity owns an interest in any Entity organized outside the United States.

3.8 Company SEC Reports.

(a) Since March 31, 2008, the Company has filed all forms, reports, statements, schedules and other documents (including exhibits) with the SEC that were required to be filed by it under applicable Law (all such forms, reports, statements, schedules and other documents, together with any documents filed during any such periods by the Company with the SEC on a voluntary basis on Current Reports on Form 8-K and, in all cases, all exhibits and schedules thereto, the “Company SEC Reports”).  As of its effective date (in the case of any Company SEC Report that is a registration statement filed pursuant to the Securities Act), as of its mailing date (in the case of any Company SEC Report that is a proxy statement) and as of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), (i) each Company SEC Report complied in all material respects with all applicable Law, including the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, each as in effect on the date such Company SEC Report was filed, mailed or effective, as applicable, and (ii) each Company SEC Report did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  True and correct copies of all Company SEC Reports filed prior to the date hereof have been furnished to Parent or are publicly available in the Electronic Data Gathering, Analysis and Retrieval (EDGAR) database of the SEC.  None of the Company’s Subsidiaries is required to file any forms, reports, statements, schedules or other documents (including exhibits) with the SEC.  No executive officer of the Company has failed to make the certifications required of him under (A) Rule 13a-14 and 15d-14 of the Exchange Act or (B) Section 302 or 906 of the Sarbanes-Oxley Act, with respect to any Company SEC Report, except as disclosed in certifications filed with the Company SEC Reports.  Neither the Company nor any of its executive officers has received notice from any Government challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.

(b) The Company and each of its officers and directors are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act.

(c) The Company is in compliance in all material respects with the rules and regulations of FINRA and the OTCBB, in each case, that are applicable to the Company, including the OTCBB’s Eligibility Rule.

(d) The Company has designed (and maintains) disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and Rule 15d-15(e) under the Exchange Act) to ensure that all material information relating to the Company required to be disclosed by the Company in its reports that it files or furnishes under the Exchange Act, including its consolidated Subsidiaries, is made known on a timely basis to the Chief Executive Officer and the Chief Financial Officer of the Company by others within those entities as appropriate so that such persons may make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act.

3.9 Company Financial Statements.

(a) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Company SEC Reports, each as amended prior to the date of this Agreement, was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and each fairly presented, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries as of the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring adjustments).

(b) The Company has designed (and maintains) internal controls over financial reporting (as such term is defined in Rule 13a-15(f) and Rule 15d-15(f) under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of its consolidated financial statements for external purposes in accordance with GAAP, in compliance with the requirements of Rule 13a-15 and Rule 15d-15 under the Exchange Act.  As of the date hereof, to the Knowledge of the Company, the Company has not identified any material weaknesses in the design or operation of its internal controls over financial reporting. To the Knowledge of the Company, there is no reason to believe that its Chief Executive Officer and Chief Financial Officer will not be able to give the certifications pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act when next due.

(c) Since March 31, 2008, the Company’s Chief Executive officer and Chief Financial Officer have disclosed to the Company’s auditors and the audit committee of the Company’s board of directors (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information of the Company on a consolidated basis and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(d) Neither the Company nor any director or executive officer of the Company or any of its Subsidiaries has, and to the Knowledge of the Company, no other officer, employee or accountant of the Company or Subsidiary has, received any material complaint, allegation, assertion or claim, in writing (or to the Knowledge of the Company, orally) that the Company or any of its Subsidiaries has engaged in improper, illegal or fraudulent accounting or auditing practices, and (ii) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar material violation by the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents to the board of directors or any committee thereof or to any director or officer of the Company or any of its Subsidiaries.

(e) No Company Entity is a party to, or has any commitment to become a party to, any joint venture, partnership agreement or any similar Contract (including any Contract relating to any transaction, arrangement or relationship between or among a Company Entity, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand (such as any arrangement described in Item 303(a)(4) of Regulation S-K under the Securities Act)) where the purpose or effect of such arrangement is to avoid disclosure of any material transaction involving any Company Entity in the Company’s consolidated financial statements.

(f) Kabani & Company, Inc. has expressed its opinion with respect to the financial statements (including any related notes) contained in the Company SEC Reports for periods ending on or before the fiscal year ended March 31, 2010 and has been throughout the periods covered by the applicable financial statements: (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); (ii) ”independent” with respect to the Company within the meaning of Regulation S-X under the Exchange Act; and (iii) to the Knowledge of the Company, in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

(g) There are no unresolved comments issued by the staff of the SEC with respect to any of the Company SEC Reports.  The Company has never been notified by its auditors that the financial statements contained in the Company’s SEC Reports cannot be relied upon or should be restated.

3.10 Title to Assets. Except with respect to Intellectual Property, which is covered by Section 3.16, the Company Entities own, and have good and marketable title to or a valid leasehold interest in, all assets and properties owned and reflected on the Company Balance Sheet and subsequently acquired or used by them (except for such assets or property sold or otherwise disposed of in the ordinary course of business consistent with past practice).  All of said assets and properties which are owned by the Company Entities are owned by them free and clear of any Encumbrances other than Permitted Encumbrances.  The Company and its Subsidiaries have sufficient title to or rights to use all material tangible properties and assets to conduct their respective businesses as currently conducted.  All of the material machinery, equipment and other tangible property and assets owned or used by the Company and its Subsidiaries are in good condition and repair, except for ordinary wear and tear.

3.11 No Undisclosed Liabilities.  No Company Entity has any Liabilities, other than (a) Liabilities set forth in the Company’s consolidated balance sheet as of September 30, 2010 included in the Company SEC Reports, (b) Liabilities arising under this Agreement or incurred in connection with the Transactions, and (c) Liabilities incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practice.

3.12 Absence of Certain Changes.

(a) Except as disclosed in the Company SEC Reports, or as contemplated by this Agreement, since September 30, 2010 through the date hereof, (a) the Company has conducted its business in all material respects in the ordinary course or (b) there has not been an event, occurrence, effect or circumstance which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(b) Except as set forth on Part 3.12(b) of the Disclosure Schedule, in furtherance and not in limitation of Section 3.12(a), since the date of the Company Balance Sheet through the date hereof, no Company Entity has taken any action or failed to take any action that would have resulted in a breach of 5.2(b), had such section been in effect since the date of the Company Balance Sheet.

3.13 Material Contracts.

(a) Part 3.13(a) of the Disclosure Schedule contains a complete and accurate list of all Material Contracts to or by which any Company Entity is a party or is bound as of the date of this Agreement.  True and complete copies of all Material Contracts (including all exhibits and schedules thereto) have been made available to Parent.

(b) Unless such agreement has been terminated in accordance with its own terms after the date of this Agreement, each Material Contract listed on Part 3.13(a) of the Disclosure Schedule is valid and binding on each Company Entity that is a party thereto, and, to the Knowledge of the Company, each other party thereto, and is in full force and effect, enforceable against such Company Entity that is a party thereto in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally and by general principles of equity, and no Company Entity that is a party thereto, nor, to the Knowledge of the Company, any other party thereto, is in material breach of, or material default under, any Material Contract, and no event has occurred that with notice or lapse of time or both would constitute such a material breach or material default thereunder by any Company Entity, or, to the Knowledge of the Company, any other party thereto.  No Company Entity has received any written notice regarding any actual violation or breach of, or default under, any Material Contract listed on Part 3.13(a) of the Disclosure Schedule (that has not since been cured).

(c) To the Knowledge of the Company, no Company Entity or any of their respective directors, officers or employees is or has been under administrative, civil, or criminal investigation, or indictment or audit by any Government with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract to which a United States federal Government is a party or that is a Material Contract.  No Company Entity has conducted or initiated any internal investigation or made a voluntary disclosure to any Government with respect to any alleged irregularity, misstatement or omission arising under or relating to a Government Contract to which a United States federal Government is a party or that is a Material Contract.  To the Knowledge of the Company, no Company Entity or any of their respective directors, officers or employees has been suspended or debarred from doing business with any Government or is, or at any time has been, the subject of a finding of non-responsibility or ineligibility for contracting with any Government.

3.14 Real Property.

(a) Part 3.14(a) of the Disclosure Schedule contains a complete and accurate list of all real property currently owned by or previously owned by any Company Entity as of the date of this Agreement.

(b) Part 3.14(b) of the Disclosure Schedule contains a complete and accurate list of any real property leased, subleased or licensed by any Company Entity (the property required to be identified in Part 3.14(b) of the Disclosure Schedule, the “Leased Real Property”) and all of the leases, subleases or other agreements (collectively, the “Leases”) under which any Company Entity leases, uses or occupies or has the right to use or occupy, now or in the future any real property, which list sets forth each Lease and the address, landlord and tenant for each Lease.  The Company has made available to Parent complete and accurate copies of all Leases of Leased Real Property (including all modifications, amendments, supplements, waivers and side letters thereto).  The Leased Real Property is in good operating condition and repair, and is free from structural, physical and mechanical defects, except for such defects as would not, individually or in the aggregate, result in a Material Adverse Effect.  The Company Entities have and own valid leasehold estates in the Leased Real Property, free and clear of all Encumbrances (other than Permitted Encumbrances).

(c) Part 3.14(b) of the Disclosure Schedule contains a complete and accurate list of all of the existing Leases granting to any Person, other than the Company Entities, any right to use or occupy, now or in the future, any material portion of the Leased Real Property as of the date of this Agreement.

(d) Each of the Leases set forth in 3.14(b) of the Disclosure Schedule is in full force and effect and no Company Entity is in material breach of or material default under, or has received written notice of any material breach of or material default under, any Lease, and, to the Knowledge of the Company, no event has occurred that with notice or lapse of time or both would constitute a material breach or material default thereunder by any Company Entity or any other party thereto.

(e) There are no violations of the covenants, conditions and restrictions set forth in the instrument recorded May 24, 1977 in Book C852 at Page 125, Official Records, as amended (the “Property Covenants”) by the Company and, to the Knowledge of the Company any other Person.

(f) There are no outstanding options, rights of first offer or rights of first refusal to purchase the real property owned by any Company Entity or any portion thereof or interest therein.

3.15 Personal Property.  The machinery, equipment, furniture, fixtures and other tangible personal property and assets owned, leased or used by the Company Entities (the “Tangible Assets”) are in the aggregate, sufficient and adequate to carry on their respective businesses in all material respects as presently conducted.

3.16 Intellectual Property.

(a) Part 3.16(a) of the Disclosure Schedule contains a complete and accurate list of the following, to the extent they are Owned Company Intellectual Property as of the date of this Agreement: (i) all registered Trademarks and applications therefore, (ii) all Patents, (iii) all registered Copyrights and applications therefore, and (iv) all Domain Names, in each case listing, if and as applicable, (A) the name of the applicant/registrant and current owner, (B) the jurisdiction where the application/registration is located and (C) the application or registration number.  To the Knowledge of the Company, all such Owned Company Intellectual Property is valid and enforceable in each applicable jurisdiction.

(b) Part 3.16(b) of the Disclosure Schedule contains a complete and accurate list of all Material Contracts, as of the date of this Agreement: (i) under which any Company Entity uses or has the right to use any Licensed Company Intellectual Property, other than licenses and related services agreements for commercially available software that is not distributed as part of or along with any products of any Company Entity and is not otherwise material to any Company Entity, or (ii) under which any Company Entity has transferred, assigned or licensed to others the right to use any Company Intellectual Property or Company Intellectual Property Rights.

(c) The Company Entities own all right, title and interest in the Owned Company Intellectual Property, free and clear of all Encumbrances other than Permitted Encumbrances.

(d) Each of the Company Entities have taken reasonable and appropriate steps to protect and preserve the confidentiality of the Trade Secrets that comprise any part of the Company Intellectual Property, and to the Knowledge of the Company, as of the date of this Agreement, there are no unauthorized uses, disclosures or infringements of any such Trade Secrets by any Person.  Without limiting the foregoing, the Company Entities have a policy requiring employees and consultants and contractors to execute a confidentiality agreement that protects the confidentiality of all Trade Secrets of the Company Entities.  The Company Entities have not consistently enforced such policy and to the Knowledge of the Company there is no material and intentional breaches of such agreements to the extent the same have been entered into.

(e) To the Knowledge of the Company, (i) no Company Entity or any of its current products or services or other operation of any Company Entity business has infringed, misappropriated or otherwise violated, or is infringing, misappropriating or otherwise violating, in any respect the Intellectual Property or Intellectual Property Rights of another Person and (ii) no Person is infringing or otherwise violating, any Owned Company Intellectual Property.

(f) To the Knowledge of the Company, there is no pending claim that has been served upon or, to the Knowledge of the Company, filed or threatened claim challenging the validity or enforceability of, or contesting any Company Entity’s rights with respect to, any of the Company Intellectual Property or Company Intellectual Property Rights.

3.17 Tax Matters.

(a) Each Company Entity (i) has duly and timely filed all material United States federal, state, local, sales and non-United States returns, estimates, information statements and reports or other similar documents required to be filed by such Company Entity with respect to Taxes with any Taxing Authority (including amendments, schedules, or attachments thereto) relating to any and all Taxes (“Tax Returns”) and each such Tax Return is true, correct and complete in all material respects, and (ii) has timely paid in full all Taxes owed by it or for which it is liable that are or have become due as shown  on any such Tax Return.  In accordance with GAAP, the Company has provided a sufficient reserve on each of its consolidated balance sheets for the payment of all Taxes not yet due and payable through the date of each such balance sheets.  No material assessment, claims adjustments or deficiencies for any Taxes have been asserted or assessed, or to the Knowledge of the Company, have been proposed, against any Company Entity, nor is there in force any waiver or agreement for any extension of time for the assessment, payment or collection of any Tax.  There are no Encumbrances (other than Permitted Encumbrances) on any of the assets of any Company Entity that arose in connection with any failure (or alleged failure) to pay any Tax.

(b) All Tax withholding and deposit requirements imposed on or with respect to any Company Entity have been satisfied in all material respects.

(c) No Tax audits or administrative or judicial proceedings are being conducted or are pending or, to the Knowledge of the Company, have been threatened, with respect to any Company Entity.  To the Knowledge of the Company, no claim has ever been made by a Taxing Authority in a jurisdiction where the Company Entities do not file Tax Returns that any Company Entity is or may be subject to taxation in that jurisdiction.

(d) No Company Entity is, nor has been at any time, a “United States Real Property Holding Corporation” within the meaning of Section 897(c)(2) of the Code.

(e) No Company Entity has been a party to a transaction described in Section 355 of the Code.

(f) No Company Entity has participated, within the meaning of Treas.  Reg.  Section 1.6011-4(c), in (i) any “reportable transaction,” as set forth in Treas. Reg. Section 1.6011-4(b) or any similar transactions.  Each Company Entity has disclosed on its Tax Returns all positions taken therein that could give rise to a substantial understatement of Tax within the meaning of Section 6662 of the Code (or any similar provision of state, local or foreign law).

(g) No Company Entity has (i) ever been a member of an affiliated, consolidated, combined or unitary group filing for federal or state income Tax purposes (other than a group the common parent of which was and is the Company), (ii) ever been a party to or bound by any Tax sharing, indemnification or allocation agreement or arrangement, nor does any Company Entity owe any amount under any such agreement or (iii) any liability for the Taxes of any person (other than another Company Entity) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law, including any arrangement for group or consortium relief or similar arrangement), or as a transferee or successor, by Contract, or otherwise.

(h) The Company has made available to Parent all federal, state, local and foreign Income Tax Returns filed with respect to any Company Entity for the three taxable years ending prior to the Closing Date.  The Company has made available to Parent accurate and complete copies of all income Tax Returns filed by any Company Entity during the past three years and all correspondence to any Company Entity from, or from any Company Entity to, a Taxing Authority relating thereto.

(i) No Company Entity will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) ”closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date, (iii) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law), (iv) installment sale or open transaction disposition made on or prior to the Closing Date or (v) prepaid amount received on or prior to the Closing Date.

(j) No Company Entity has requested or received any ruling from, or entered into any Contract or arrangement with, any Taxing Authority that (i) requires any Company Entity to take any action or to refrain from taking any action after the Closing Date or (ii) would affect any material amount of Tax payable by a Company Entity after the Closing Date.  No Company Entity is a party to any Contract or arrangement with any Taxing Authority that would be terminated or adversely affected as a result of the Transactions.

(k) The provision for Taxes set forth on the Company Balance Sheet has been made in material compliance with GAAP.  No Company Entity has incurred any material Liabilities for Taxes since the date of the Company Balance Sheet (i) arising from extraordinary gains or losses, as that term is used in GAAP, (ii) outside the ordinary course of business, or (iii) inconsistent with past custom or practice.

(l) No power of attorney that is currently in force has been granted with respect to any matter relating to Taxes that could affect any Company Entity.

3.18 Employment Matters.

(a) The Company has provided to the Parent a list of all Company Associates who are employed or retained by the Company as of the date of this Agreement, and correctly reflects: (i) their dates of employment; (ii) their positions; (iii) their base salaries and (iv) the location of their office (including home or non-company office).  The employment of Company Associate is terminable by the Company Entities at will.

(b) To the Knowledge of the Company no executive officer or key employee (which for this purpose shall mean a salaried exempt employee under the Fair Labor Standards Act) has provided written notice of termination of employment or expressed his or her intention to terminate employment with any Company Entity.

(c) To the Knowledge of the Company no Person has claimed that any employee of any Company Entity or their Affiliates: (i) is in violation of any term of any employment Contract, patent disclosure agreement, noncompetition agreement or any restrictive covenant with such Person; (ii) has disclosed or utilized any Trade Secret or proprietary information or documentation of such Person; (iii) has violated any non-discrimination law or (iv) has interfered in the employment relationship between such Person and any of its present or former employees.

(d) No Company Entity has had any plant closings, mass layoffs or other terminations of employees that have created any unsatisfied obligations upon or Liabilities for any Company Entity under the Worker Adjustment and Retraining Notification Act or similar laws.  No Company Entity has any obligation under applicable Law or under any Contract to notify or consult with, prior to the Effective Time, any Company Associate, Government or any other Person with respect to the impact of the Transactions on the employment or retention of the current Company Associates or the compensation or benefits provided to the current Company Associates.  No Company Entity is a party to any Contract or arrangement that in any manner restricts any Company Entity from relocating, consolidating, merging or closing, in whole or in part, any portion of the business of any Company Entity.

(e) To the Knowledge of the Company, no Government has notified the Company of its intent to conduct an audit of any Company Entity’s affirmative action policies, wage hour pay and/or record retention policies.

(f) Each Company Associate is a United States citizen or is otherwise legally entitled to work in the United States.  There are no Company Associates that work in foreign countries.

3.19 Company Employee Plans.

(a) Part 3.19(a) of the Disclosure Schedule sets forth a complete and accurate list of each material Company Employee Plan.  For purposes of this Agreement, “Company Employee Plan” means each (i) ”employee benefit plan” (as defined in Section 3(3) of ERISA), whether or not subject to ERISA and (ii) other employment (other than offer letters with respect to Company Associates terminable by the Company Entities at will without liability to any Company Entity), bonus, stock option, stock purchase or other equity-based, benefit, incentive compensation, profit sharing, savings, retirement (including early retirement and supplemental retirement), disability, insurance (including life and health insurance), vacation, incentive, deferred compensation, supplemental retirement (including termination indemnities and seniority payments), severance, termination, redundancy, retention, change of control and similar fringe, welfare or other employee benefit plan, program, agreement, contract, policy or binding arrangement (whether or not in writing) currently maintained or contributed to for the benefit of or relating to any current or former employee or director of any Company Entity or any other trade or business (whether or not incorporated) which would be treated as a single employer with any Company Entity under Section 414 of the Code (an “ERISA Affiliate”), or with respect to which any Company Entity has any current material Liability.  No Company Entity maintains any Company Employee Plan in any non-United States jurisdiction primarily for the benefit of persons substantially all of whom are Non-United States Employees.  The Company has made available to Parent complete and accurate copies of (A) the most recent annual report on Form 5500 required to have been filed with the IRS for each Company Employee Plan, including all schedules thereto; (B) the most recent determination letter, if any, from the IRS for any Company Employee Plan that is intended to qualify under Section 401(a) of the Code; (C) the plan documents and summary plan descriptions, and a written description of the terms of any Company Employee Plan that is not in writing; (D) any related trust agreements, insurance contracts, insurance policies or other documents of any funding arrangements; and (E) any notices to or from the IRS or any office or representative of the DOL or any similar Government relating to any compliance issues in respect of any such Company Employee Plan.

(b) Neither any Company Entity nor any ERISA Affiliate or, to the Knowledge of the Company, any Representative of any Company Entity or any ERISA Affiliate, has made any oral or written representation or commitment with respect to any aspect of any Company Employee Plan that is not materially in accordance with the written or otherwise preexisting terms and provisions of such Company Employee Plan, except as would not result in material Liability to the Company Entities.

(c) Neither any Company Entity nor any ERISA Affiliate has ever sponsored, contributed to or maintained (i) a “defined benefit plan” (as defined in Section 414 of the Code), (ii) a “multiemployer plan” (as defined in Section 3(37) of ERISA), (iii) a “multiple employer plan” (as defined in Section 4063 or 4064 of ERISA) (in each case under clause (i), (ii) or (iii) whether or not subject to ERISA), or (iv) subject to Section 302 of ERISA, Section 412 of the Code or Title IV of ERISA.

(d) Each Company Employee Plan has been maintained, operated and administered in all material respects in compliance with its terms and with all applicable Law and Collective Bargaining Agreements (as defined in Section 3.20(a)), including the applicable provisions of ERISA, the Code and any applicable regulatory guidance issued by any Government.

(e) Each Company Employee Plan that is subject to Section 409A of the Code has been operated and administered in all material respects in compliance with Section 409A of the Code.

(f) As of the date of this Agreement, there are no Legal Proceedings pending or, to the Knowledge of the Company, threatened on behalf of or against any Company Employee Plan, the assets of any trust under any Company Employee Plan, or the plan sponsor, plan administrator or any fiduciary of any Company Employee Plan, other than routine claims for benefits that have been or are being handled through an administrative claims procedure.

(g) Except as would not have, individually or in the aggregate a Material Adverse Effect, neither any Company Entity nor, to the Knowledge of the Company, any of their respective Representatives has, with respect to any Company Employee Plan, engaged in or been a party to any non-exempt “prohibited transaction,” as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which could reasonably be expected to result in the imposition of a penalty assessed pursuant to Section 502(i) of ERISA or a Tax imposed by Section 4975 of the Code, in each case applicable to any Company Entity or any Company Employee Plan or for which any Company Entity has any indemnification obligation.

(h) No Company Employee Plan that is a “welfare benefit plan” within the meaning of Section 3(1) of ERISA provides health and insurance benefits to former employees of the Company or its ERISA Affiliates, other than pursuant to Section 4980B of the Code or any similar Law.

(i) Each Company Employee Plan that is intended to be “qualified” under Section 401 of the Code has received a favorable determination letter from the IRS to such effect (or there remains sufficient time for the Company to file an application for such determination letter from the IRS) and, to the Knowledge of the Company, no fact, circumstance or event has occurred or exists since the date of such determination letter that would reasonably be expected to adversely affect the qualified status of any such Company Employee Plan.

(j) Neither the execution or delivery of this Agreement nor the consummation of the Transactions (alone or in combination with any other event) will (i) result in any payment or benefit becoming due or payable, or required to be provided, to any Company Associate, (ii) increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any such Company Associate, or (iii) result in the acceleration of the time of payment, vesting or funding of any such benefit or compensation.  Without limiting the generality of the foregoing, no amount paid or payable by any Company Entity in connection with the Transactions (either solely as a result thereof or as a result of such transactions in conjunction with any other event) could be an “excess parachute payment” within the meaning of Section 280G of the Code.  No person is entitled under any Company Employee Plan or otherwise to receive any additional payment (including any tax gross-up or other payment) from any Company Entity as a result of the imposition of the excise taxes required by section 4999 of the Code or any taxes required by section 409A of the Code.

(k) Except as would not be material to the Company Entities, taken as a whole, all contributions, premiums and other payments required to be made with respect to all Company Employee Plans have been timely made, accrued or reserved for.

(l) Except as would not be material to the Company Entities, taken as a whole, to the Knowledge of the Company, no event has occurred and there currently exists no condition or set of circumstances in connection with which any Company Entity could reasonably be expected to be subject to any Liability due to a material violation of the terms of any Company Employee Plan, ERISA, the Code or applicable regulatory guidance issued by any Government, Collective Bargaining Agreement or any other applicable Law.

(m) Except as required by applicable Law or the terms of any Company Employee Plans as in effect on the date hereof, or as may be contemplated by this Agreement and incident to the Transactions, no Company Entity has any plan or commitment to amend in any material respect or establish any new Company Employee Plan or to continue or materially increase any benefits under any Company Employee Plan.

(n) Except as would not be material to the Company Entities, taken as a whole, no deduction for federal income tax purposes is expected by the Company to be disallowed for remuneration paid by any Company Entity by reason of Section 162(m) of the Code.

(o) No Company Employee Plan is funded with or allows for payments, investments or distributions in any employer security of the Company, including employer securities as defined in Section 407(d)(1) of ERISA, or employer real property as defined in Section 407(d)(2) or ERISA.

(p) No asset of any Company Entity is subject to any Encumbrance under ERISA or the Code.

(q) Except as would not be material to the Company Entities, taken as a whole, (i) no current or former independent contractor of any Company Entity could be deemed to be a misclassified employee, (ii) no independent contractor is eligible to participate in any Company Employee Plan, and (iii) no Company Entity has ever had any temporary or leased employees that were not treated and accounted for in all respects as employees of such Company Entity.

3.20 Labor Matters.

(a) No Company Entity is a party to any collective bargaining agreement, labor union contract, trade union or works council agreement (each, a “Collective Bargaining Agreement”), (ii) to the Knowledge of the Company, there are no activities or proceedings of any labor or trade union, works council or other representative body to organize any employees of any Company Entity; (iii) no Collective Bargaining Agreement is being negotiated by any Company Entity, and (iv) since January 1, 2010, there has not been any strike, lockout, slowdown, work stoppage, grievance or other labor dispute against any Company Entity nor is any strike, lockout, slowdown, or work stoppage, grievance or other labor dispute pending or, to the Knowledge of the Company, threatened that may interfere with the respective business activities of any Company Entity.

(b) Each Company Entity has complied with applicable Law with respect to employment (including applicable laws, rules and regulations regarding wage and hour requirements, immigration status, discrimination in employment, employee health and safety, worker classification and collective bargaining), except for such noncompliance that would not be material to the Company Entities, taken as a whole.

(c) No Company Entity is liable for any material payment to any trust or other fund or to any Government, with respect to unemployment compensation benefits, social security or other benefits for Non-United States Employees (other than routine payments to be made in the ordinary course of business consistent with past practice.

3.21 Governmental Authorizations.  The Company Entities have, and are in compliance in all material respects with the terms of, all Governmental Authorizations affecting or relating to the assets required to conduct their business, and (a) all such Governmental Authorizations are valid and in full force and effect, (b) to the Knowledge of the Company, no condition exists that with notice or lapse of time or both would constitute a material default under, such Governmental Authorizations, and (c) no suspension or cancellation of any such Governmental Authorizations, in whole or in part, is pending or, to the Knowledge of the Company, threatened.

3.22 Compliance with Law.

(a) Each Company Entity is and at all times since December 31, 2007 has been in compliance in all material respects with all Laws applicable to such Company Entity.  To the Knowledge of the Company, no Company Entity is under investigation with respect to any material violation of any applicable Law nor has the Company, since December 31, 2007, received any written notice from any Government regarding a material violation of or failure to comply with any material Law.

(b) No Company Entity has: (i) used any funds for unlawful contributions, loans, donations, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made, agreed to make, authorized or promised any payment to a Subject Person to obtain or retain business for or with, or direct business to, any Person; (iii) made, agreed to make, authorized or promised any payment to any other Person while knowing or having reason to know that all or part of the payment would be paid, offered or promised to a Subject Person to obtain or retain business for or with, or direct business to, any Person; (iv) taken any action that would constitute a violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any rules or regulations hereunder, or any comparable foreign law or statute; or (v) made or agreed to make any other unlawful payment.  For purposes of this Section 3.22(b), a “payment” includes payment of funds or the transfer of anything of value.

3.23 Environmental Matters.   Except for such matters as have not had and would not have, individually or in the aggregate, a Material Adverse Effect:

(a) The Company Entities are and have been in material compliance with all applicable Environmental Laws, which compliance includes the possession and maintenance of, and compliance with, all Governmental Authorizations required under applicable Environmental Law for the operation of the business of the Company Entities as presently conducted.  No action nor proceeding is pending or, to the Knowledge of each Company Entity, threatened to revoke, modify or terminate any such Governmental Authorizations and to the Knowledge of each Company Entity, no facts currently exist that would or could reasonably be expected to adversely affect such continued compliance with the Environmental Laws and Governmental Authorizations.  The Company has delivered to Parent accurate and complete copies of all internal and external environmental audits and studies conducted in its possession relating to each Company Entity and all material correspondence on substantial environmental matters relating to each Company Entity.

(b) No Company Entity has transported, produced, processed, manufactured, generated, used, treated, handled, stored, released or disposed of any Hazardous Substances, except in material compliance with applicable Environmental Law, at any property that any Company Entity has at any time owned, operated, occupied or leased.

(c) No Company Entity has exposed any employee or any third party to Hazardous Substances in material violation of any Environmental Law.

(d) No Company Entity is subject to any Order or Contract by or with any Government or third party imposing any material liability or obligation with respect to any of the foregoing.

(e) No claim has been made (that has not already been resolved) or is pending, or to the Knowledge of each of the Company Entities, threatened against any Company Entity alleging that any Company Entity may be in violation of any Environmental Law or Government Authorization, or may have any liability under any Environmental Law.

(f) No facts, circumstances or conditions exist with respect to the Company Entities, or, to the Knowledge of the Company, any property currently or formerly owned, operated, occupied or leased by the Company Entities, or any property to which the Company Entities arranged for the disposal or treatment of Hazardous Substances, that could reasonably be expected to result in the Company Entities incurring Liability.

(g) There are no Governmental investigations of the business or operations currently, or to the Knowledge of the Company Entities, previously, owned, operated, occupied or leased property of the Company pending or, to Knowledge of any Company Entity, threatened, which could reasonably be expected to lead to the imposition of any Liability or liens under Environmental Law.

(h) To the Knowledge of the Company, there is not now and there never has been located at any of the present or former properties of the Company any (i) underground storage tanks, (ii) asbestos-containing material, (iii) polychlorinated biphenyls, or (iv) chlorinated solvents, except those that are in compliance with Environmental Laws and set forth on Schedule 3.23.

3.24 Export and Import Compliance.   The Company Entities have at all times been in compliance with the Export Administration Regulations (15 C.F.R. §§ 730-774), the International Traffic in Arms Regulations (22 C.F.R. §§ 120-130), the foreign assets control regulations (31 C.F.R. §§ 500-598) and other United States economic sanctions Law and the customs regulations (19 C.F.R. §§ 1-357).  Without limiting the foregoing there are no pending or, to the Knowledge of the Company, threatened material claims against any Company Entity with respect to such Company Entity’s import, export or re-export transactions.

3.25 Litigation.  There is no Legal Proceeding pending and, to the Knowledge of the Company, no such Legal Proceeding has been filed or threatened against any Company Entity or any of the assets of any Company Entity, except for any Legal Proceeding described in Section 7.8 that may arise after the date of this Agreement.  No Company Entity or any assets of any Company Entity is subject to any settlement agreement or Order.  To the Company’s Knowledge, no officer or key employee of any Company Entity is subject to any Order that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of any Company Entity.

3.26 Insurance.   The Company Entities have all material policies of insurance (including fidelity bonds and other similar instruments) relating to the Company Entities or any of their respective employees or directors or assets, including policies of life, property, fire, workers’ compensation, products liability, directors’ and officers’ liability and other casualty and liability insurance, which the Company believes is adequate for the operation of the Company Entities’ businesses.  The Company has made available to Parent complete copies of, all material policies of insurance relating to any Company Entity or any Company Entity’s employees or directors or assets (including fidelity bonds and other similar instruments).  All such insurance policies are in full force and effect, no notice of cancellation has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default, by any insured thereunder.  There is no material claim pending under any of such insurance policies as to which coverage has been questioned, denied or disputed by the underwriters of such insurance policies or in respect of which such underwriters have reserved their rights and there has been no threatened termination of or material premium increase with respect to, or material alteration of coverage under, any such insurance policies.  With respect to each Legal Proceeding that is pending against any Company Entity as of the date hereof, the Company has provided written notice of such Legal Proceeding to the appropriate insurance carrier(s), if any, and no such carrier has issued a denial of coverage or a reservation of rights with respect to any such Legal Proceeding, or informed any of the Company Entities of its intent to do so.  Part 3.26 of the Disclosure Schedule accurately sets forth a list of all insurance policies maintained by each Company Entity and the most recent annual premium paid thereon.

3.27 Related Party Transactions.  Except as set forth on Part 3.27 of the Disclosure Schedule and for indemnification arrangements between a Company Entity, on the one hand, and any director or officer thereof, on the other hand, pursuant to the by-laws or certificate of incorporation of the Company Entity, there are (and since December 31, 2008 there have been) no transactions, agreements, arrangements or understandings between any Company Entity, on the one hand, and any Affiliate (including any director or officer) thereof, but not including any wholly-owned Subsidiary of the Company, on the other hand, that would be (or have been) required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Act in the Company’s Form 10-K or proxy statement pertaining to an annual meeting of stockholders that are not otherwise described in the SEC Reports filed prior to the date of the Company Balance Sheet.

3.28 Brokers. Except for C.K. Cooper & Company, Inc., whose fees and expenses will be paid by the Company, there is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of any Company Entity and is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other fee or commission in connection with any of the Transactions.

3.29 Opinion of Financial Advisor.  The board of directors of the Company has received the opinion of C.K. Cooper & Company, Inc., financial advisor to the Company, to the effect that, as of the date of such opinion, the consideration to be received by the holders of shares of Company Common Stock pursuant to this Agreement is fair, from a financial point of view, to such holders.  Such opinion has not been withdrawn or revoked or otherwise modified in any material respect on or prior to the date hereof, and the Company has the consent of C.K. Cooper & Company, Inc. to include and/or reference such opinion in the Proxy Statement and SEC Form 8-K.

3.30 State Anti-Takeover Statutes. Assuming that the representations set forth in Section 4.6 are accurate, the board of directors of the Company has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar applicable Law are not applicable to Parent or Merger Sub, are not applicable to this Agreement or any other Transaction Agreements and are not applicable to any of the Transactions.  No other corporate takeover statute or similar Law (including any “moratorium,” “control share acquisition,” “business combination” or “fair price” statute) applies to or purports to apply to the Merger or the other Transactions or to any of the Support Agreements or the performance thereof.

3.31 Disclosure.  None of the representations and warranties of the Company contained in this Agreement or any of the other Transaction Documents to which it is a party, or any of the written information or documents furnished by the Company to Parent or Merger Sub in connection therewith, taken as a whole, contains any untrue statement of a material fact, or omits to state any material fact required to be stated or necessary to make any such information or document, in light of the circumstances, not misleading.

3.32 No Material Adverse Effect.  Since the date of the Company Balance Sheet, no change, event, occurrence, condition or development has occurred that, either individually or in the aggregate with other changes, events, occurrences, conditions or developments, has had or could reasonably be expected to have a Material Adverse Effect.  The Company has disclosed to Parent all material information relating to the Company Entities.

3.33 Suppliers and Customers.  Part 3.33 of the Disclosure Schedule sets forth the ten (10) largest suppliers and ten (10) largest customers of each Company Entity, based on the dollar amount of sales or purchases for each of the three years ended March 31, 2010 and the nine-month period ended December 31, 2010.  Except as set forth on Part 3.33 of the Disclosure Schedule, no such supplier or customer has cancelled or terminated, or provided notice that it intends to cancel or otherwise terminate its relationship with any Company Entity, or has during the last 12 months provided notice that it will materially decrease or materially limit, its services, supplies or materials for use by any Company Entity or its usage or purchase of the services and products of any Company Entity.  Except as set forth on Part 3.33 of the Disclosure Schedule, no unfilled customer order or commitment obligating any Company Entity to process, manufacture or deliver products or perform services will, to the Knowledge of the Company, result in a loss to any Company Entity upon completion of performance, assuming that the cost of labor and material does not change.  No purchase order or commitment of any Company Entity is in excess of normal requirements, nor are prices provided therein in excess of current market prices for the products or services to be provided thereunder.  To the Knowledge of the Company, the consummation of the transactions contemplated hereby will not have a Material Adverse Effect on any Company Entity’s relationship with any customer or supplier listed on Part 3.33 of the Disclosure Schedule.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub represent and warrant to the Company as follows:

4.1 Valid Existence.   Parent and Merger Sub are corporations, validly existing and in good standing under the laws of the State of Delaware.

4.2 Power; Enforceability.  Each of Parent and Merger Sub has all requisite corporate power and authority, respectively, to execute and deliver this Agreement, to perform its covenants and obligations hereunder and to consummate the Transactions.  The execution and delivery by Parent and Merger Sub of this Agreement, the performance by Parent and Merger Sub of its respective covenants and obligations hereunder and the consummation by Parent and Merger Sub of the Transactions have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, respectively.  This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery of this Agreement by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally and by general principles of equity.

4.3 Non-Contravention.  The execution and delivery by Parent and Merger Sub of this Agreement, the performance by Parent and Merger Sub of their respective covenants and obligations hereunder and the consummation by Parent and Merger Sub of the Transactions do not and will not (a) violate or conflict with any provision of Merger Sub’s and Parent’s certificate of incorporation or bylaws, (b) violate, conflict with, or result in the breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, any of the terms, conditions or provisions of any material Contract to which Parent or Merger Sub is a party or by which Parent, Merger Sub or any of their properties or assets are bound, or (c) assuming the Governmental Authorizations referred to Section 4.4 are obtained or made, violate or conflict with any Law or Order applicable to Parent or Merger Sub or by which any of their properties or assets are bound, except in the case of each of clauses (b) and (c) above, for such violations, conflicts, defaults, terminations or accelerations which would not, individually or in the aggregate, prevent the consummation by Parent and Merger Sub of the Transactions or the performance by Parent and Merger Sub of their respective covenants and obligations hereunder.

4.4 Government Approvals.   No Governmental Authorization is required to be obtained prior to the Effective Time on the part of Parent or Merger Sub in connection with the execution and delivery by Parent and Merger Sub of this Agreement, the performance by Parent and Merger Sub of their respective covenants and obligations hereunder or the consummation by Parent and Merger Sub of the Transactions, (a) the filing and recordation of the certificate of merger with the Secretary of State of the State of Delaware and such filings with Governmental Bodies as are necessary to satisfy the applicable Law of states in which such Company Entity is qualified to do business, and (b) such filings and approvals as may be required by any federal or state securities laws, including compliance with any applicable requirements of the Exchange Act.

4.5 Litigation.  As of the date hereof, there are no Legal Proceedings pending or, to the knowledge of Parent, threatened against or affecting Parent or Merger Sub or any of their respective properties that would, individually or in the aggregate, prevent the consummation by Parent and Merger Sub of the Transactions or the performance by Parent and Merger Sub of their respective covenants and obligations hereunder.  As of the date hereof, neither Parent nor Merger Sub is subject to any outstanding Order that would, individually or in the aggregate, prevent the consummation by Parent and Merger Sub of the Transactions or the performance by Parent and Merger Sub of their respective covenants and obligations hereunder.

4.6 Ownership of Company Capital Stock.  Other than as contemplated by this Agreement, neither Parent nor Merger Sub is, nor at any time during the last three years has it been, an “interested stockholder” of the Company, as defined in Section 203 of the DGCL.

4.7 Operations of Merger Sub.  Prior to the Effective Time, Merger Sub will not have engaged in any material business activities and will have no material liabilities or obligations other than as contemplated by this Agreement.

4.8 Funds.  Parent or Merger Sub has now sufficient cash available, directly or through one or more Affiliates, to pay all amounts required to be paid by Parent in connection with this Agreement, including the payment of the aggregate Merger Consideration.  Parent’s and Merger Sub’s obligations hereunder are not conditioned upon Parent’s or Merger Sub’s obtaining of funds to consummate the Transactions.

4.9 Brokers.  There is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of the Parent or Merger Sub and is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other fee or commission in connection with any of the Transactions.

4.10 Relationships with Customers of the Company.  To the knowledge of the Parent, neither the Parent nor Merger Sub has any ongoing material disputes with any of the customers of the Company that are identified on Part 3.33 of the Disclosure Schedule.

4.11 Disclosure.  The information supplied by or on behalf of Parent or Merger Sub for inclusion in the Proxy Statement will not contain any statement which, at the time the Proxy Statement is filed with the SEC, at the time the Proxy Statement is first sent to the stockholders of the Company or at the time of the Company Stockholders’ Meeting, and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which has become false or misleading.

ARTICLE 5
CERTAIN COVENANTS OF THE COMPANY

5.1 Access and Investigation.  During the period from the date of this Agreement through the Effective Time (the “Pre-Closing Period”), the Company shall, and shall cause its Subsidiaries to: (a) provide Parent and Parent’s Representatives with reasonable access upon reasonable notice and during normal business hours to the Company Entities’ Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Company Entities; and (b) provide Parent and Parent’s Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Company Entities, and with such additional financial, operating and other data and information regarding the Company Entities, as Parent may reasonably request.  Any investigation of the Company Entities undertaken by Parent during the Pre-Closing Period shall be conducted in a manner that does not unreasonably and materially interfere with the Company Entities’ operations.  During the Pre-Closing Period, the Company shall, and shall cause each of the Company Entities to, permit Parent’s employees to meet, upon reasonable notice and during normal business hours, with the employees of the Company responsible for the Company’s financial statements and the internal controls of the Company Entities to discuss such matters as Parent may deem necessary or appropriate in order to enable Parent to satisfy its obligations under the Sarbanes-Oxley Act and all other applicable Law.

5.2 Operation of the Company’s Business.

(a) During the Pre-Closing Period:

(i)
the Company shall ensure that each of the Company Entities conducts its business and operations: (A) in the ordinary course and in accordance with past practices; and (B) in material compliance with all applicable Laws and with the requirements of all Contracts of Company Entities that constitute Material Contracts;

(ii)
the Company shall use commercially reasonable efforts to ensure that each of the Company Entities preserves intact its current business organization, keeps available the services of its current officers and other key employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, distributors, resellers, employees and other Persons having material business relationships with the respective Company Entities;

(iii)
the Company shall promptly notify Parent in writing of (A) any notice from any Person alleging that the Consent of such Person is or may be required in connection with any of the Transactions and (B) any Legal Proceeding commenced, or, to the Knowledge of the Company, threatened against, relating to, involving or otherwise affecting any of the Company Entities that relates to the Merger or any of the other Transactions;

(iv)
use commercially reasonable efforts to keep in full force all insurance policies referred to in Section 3.26 (other than any such policies that are immediately replaced with substantially similar policies), provided that if it is unable to do so, it shall notify Parent at least 20 days before such policies terminate or otherwise lapse; and

(v)
the Company shall (to the extent requested by Parent and permitted under applicable Law) cause the officers and other key employees of the Company Entities to freely communicate (without limitation) with Parent regarding the Company Entities’ results of operations and material developments.

(b) Without limiting the generality of the foregoing, during the Pre-Closing Period, except as set forth in Schedule 5.2(b) or with Parent’s prior written consent and except as permitted by Section 6.2(d), the Company (A) shall not, and (B) shall not permit any of the other Company Entities to:

(i)	amend its certificate of incorporation or bylaws or comparable organizational documents or create any new Subsidiaries;

(ii)
issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any security of any Company Entity, except for the issuance and sale of shares of Company Common Stock pursuant to Company Equity Awards outstanding as of the date of this Agreement upon the exercise or vesting thereof, as applicable;

(iii)
directly or indirectly acquire, repurchase or redeem any security of any Company Entity, except in connection with Tax withholdings and exercise price settlements upon the exercise, vesting or issuance of shares under Company Equity Awards;

(iv)
(A) split, combine, subdivide or reclassify any shares of capital stock, or (B) declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock, or make any other actual, constructive or deemed distribution in respect of the shares of capital stock, except for cash dividends made by any direct or indirect wholly-owned Subsidiary of the Company to the Company or one of its wholly-owned Subsidiaries;

(v)
propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of any Company Entity, except for this Agreement and the Transactions;

(vi)
(A) redeem, repurchase, prepay, defease, cancel, incur, create, assume or otherwise acquire or modify in any material respect any long-term or short-term debt for borrowed monies or issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities of any Company Entity or enter into any agreement having the economic effect of any of the foregoing, except for (1) debt incurred in the ordinary course of business under letters of credit, lines of credit or other credit facilities or arrangements in effect on the date hereof, (2) loans or advances between the Company and any direct or indirect Subsidiaries, or between any direct or indirect Subsidiaries of the Company in the ordinary course of business consistent with past practices, and (3) the issuance of credit to new customers for the purchase of products or services of the Company Entities in the ordinary course of business consistent with past practices, (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except with respect to obligations of direct or indirect wholly-owned Subsidiaries of the Company in place on the date of this Agreement, (C) make any loans, advances (other than any retainer for legal services) or capital contributions to or investments in any other Person (other than the Company or any direct or indirect wholly-owned Subsidiaries), except for travel advances or business expenses in the ordinary course of business consistent with past practice to employees of the Company Entities, or (D) mortgage or pledge any asset owned or used by any Company Entity, or create or suffer to exist any Encumbrance thereupon (other than Permitted Encumbrances), except pursuant to the terms of any letters of credit, lines of credit or other credit facilities or arrangements, in effect on the date hereof;

(vii)
except as may be required by applicable Law or the terms of this Agreement or of any Company Employee Plan as in effect on the date of this Agreement, (A) enter into, adopt, amend (including acceleration of vesting), modify or terminate any bonus, profit sharing, incentive, compensation, severance, retention, termination, option, appreciation right, performance unit, stock equivalent, share purchase agreement, pension, retirement, deferred compensation, employment, change in control, pension, retirement, collective bargaining or other employee benefit agreement, trust, plan, fund or other arrangement for the compensation, benefit or welfare of any Company Associate, (B) increase the compensation payable or to become payable to any Company Associate, pay or agree to pay any special bonus or special remuneration to any Company Associate, or pay or agree to pay any benefit not required by any Company Employee Plan as in effect as of the date hereof, except in the ordinary course of business consistent with past practice with respect to any Company Associate who is not a member of the board of directors or officer, (C) hire any employee with an annual base salary in excess of $100,000 or at the level of Vice President, (D) grant or pay any severance or termination pay to (or amend any such existing arrangement with) any current or former member of the board of directors, officer, employee or independent contractor of any Company Entity, except in the ordinary course of business with respect to any employee or independent contractor who is not a member of the board of directors or officer, (E) increase benefits payable under any existing severance or termination pay policies or similar employment agreements, or (F) accelerate the vesting or payment of, or fund or in any other way secure the payment, compensation or benefits under, any Company Employee Plan to the extent not required by the terms of this Agreement or such Company Employee Plan as in effect on the date of this Agreement;

(viii)
commence any Legal Proceeding or settle any pending or threatened Legal Proceeding, except for the settlement of any Legal Proceeding solely for money damages not in excess of $250,000 in the aggregate and as would not be reasonably likely to have any adverse impact on any other Legal Proceeding;

(ix)
except as may be required as a result of a change in applicable Law or in GAAP, make any material change in any of the accounting methods, principles or practices used by it or change an annual accounting period;

(x)
(A) make or change any material Tax election, (B) settle or compromise any material federal, state, local or foreign income Tax liability, (C) consent to any extension or waiver of any limitation period with respect to any claim or assessment for material Taxes, (D) change any annual Tax accounting period or method of Tax accounting, (E) file any materially amended Tax Return, (F) enter into any closing agreement with respect to any Tax or (G) surrender any right to claim a material Tax refund;

(xi)
(A) acquire (by merger, consolidation or acquisition of stock or assets or otherwise) any other Entity or any material equity interest therein, (B) sell or otherwise dispose of, lease or license any properties or assets of any Company Entity (other than in the ordinary course of business), which are material to the Company Entities, taken as a whole, (C) acquire, lease or license any material right or other asset from any Person (other than in the ordinary course of business consistent with past practice);

(xii)	make any capital expenditures in excess of $50,000 individually or $200,000 in the aggregate;

(xiii)	make any material changes or modifications to any investment or risk management policy or other similar policies (including with respect to hedging), or any cash management policy;

(xiv)	other than in the ordinary course of business, enter into, or amend in any material respect, terminate or fail to renew, any Material Contract;

(xv)	change any of its product return policies, product maintenance polices, service policies, product modification or upgrade policies in any material respect;

(xvi)
enter into any material transaction with any of its Affiliates (other than a Company Entity) other than pursuant to written arrangements in effect on the date of this Agreement and excluding any employment, compensation or similar arrangements otherwise expressly permitted pursuant to this Section 5.2(b);

(xvii)	abandon or permit to lapse any right to any material patent or patent application;

(xviii)
take any action that is intended or is reasonably likely to result in the conditions set forth in Sections 7.1, 7.2, 7.3 (except after compliance with Section 6.2(d)), 7.5, 7.7, 7.11, 7.12, 7.13, 7.15 and 7.16 not being satisfied; or

(xix)	agree or commit to take any of the actions described in clauses above in this Section 5.2(b).

(c) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in ARTICLE 7 impossible or unlikely or that has had or could reasonably be expected to have or result in a Material Adverse Effect.  Without limiting the generality of the foregoing, the Company shall promptly advise Parent in writing of any Legal Proceeding or material claim commenced or, to the Company’s Knowledge, threatened against or with respect to any of the Company Entities.  No notification given to Parent pursuant to this Section 5.2(c) or any information or knowledge obtained pursuant to Section 5.1 shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company contained in this Agreement or any of the remedies available to Parent under this Agreement.

(d) During the Pre-Closing Period, the Company shall promptly notify Parent in writing if the Company has the right to exercise any right or option to repurchase shares of its capital stock from any Company Associate or other Person upon termination of such Person’s service to any of the Company Entities.  The Company shall not exercise any such repurchase right except to the extent directed by Parent in writing.

5.3 No Solicitation.

(a) Subject to Section 5.3(b), the Company shall not and shall ensure that the other Company Entities do not, and the Company shall not permit any Person that is a Representative of any of the Company Entities to, directly or indirectly: (i) solicit, initiate or knowingly encourage, assist, or induce submission or announcement of any Acquisition Proposal or Acquisition Inquiry or take any other comparable action that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry; (ii) furnish or otherwise provide access to any information regarding any of the Company Entities to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry; (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry; or (iv) resolve or publicly propose to take any of the actions referred to in clause (i), (ii) or (iii) of this sentence.

(b) Notwithstanding anything to the contrary contained in Section 5.3(a), prior to the adoption of this Agreement by the Requisite Stockholder Approval, the Company may furnish non-public information regarding the Company Entities to, and may enter into discussions or negotiations with, any Person in response to an unsolicited, bona fide, written Acquisition Proposal that is submitted to the Company by such Person (and not withdrawn) if: (i) neither any Company Entity nor any Representative of any Company Entity shall have breached or taken any action inconsistent with any of the provisions set forth in this Section 5.3 or Section 6.2 of this Agreement or in the Confidentiality Agreement; (ii) such Acquisition Proposal constitutes a Superior Offer; (iii) the board of directors of the Company determines in good faith, after having consulted with the Company’s outside legal counsel, that the failure to take such action would constitute a breach by the Company’s board of directors of its fiduciary obligations to the Company’s stockholders under applicable Delaware law; (iv) the Company (A) gives Parent as soon as reasonably practicable prior written notice of the identity of such Person and of the Company’s intention to furnish non-public information to, or enter into discussions or negotiations with, such Person, and (B) receives from such Person, and immediately delivers to Parent a copy of, an executed confidentiality agreement (which the Company will be permitted to negotiate with such Person) containing (1) customary limitations on the use and disclosure of all non-public written and oral information furnished to such Person by or on behalf of the Company Entities and (2) other provisions no less favorable to the Company than the provisions of the Confidentiality Agreement as in effect immediately prior to the execution of this Agreement; and (v) the Company furnishes such non-public information to Parent at the same time (to the extent such non-public information has not been previously furnished by the Company to Parent).

(c) If the Company, any other Company Entity or any Representative of any Company Entity receives an Acquisition Proposal or Acquisition Inquiry, then the Company shall promptly (and in no event later than 24 hours after receipt of such Acquisition Proposal or Acquisition Inquiry) (i) advise Parent in writing of such Acquisition Proposal or Acquisition Inquiry (including the identity of the Person making or submitting such Acquisition Proposal or Acquisition Inquiry and the material terms and conditions thereof) and (ii) provide Parent with copies of all documents and written communications (and written summaries of all oral communications) received by any Company Entity or any Representative of any Company Entity from the Person that made or submitted such Acquisition Proposal or Acquisition Inquiry, or any Representative of such Person, setting forth the terms and conditions of, or otherwise relating to, such Acquisition Proposal or Acquisition Inquiry.  The Company shall keep Parent reasonably informed with respect to the status of any such Acquisition Proposal or Acquisition Inquiry and any modification or proposed modification thereto, and shall promptly (and in no event later than one business day after transmittal or receipt of any correspondence or communication) provide Parent with a copy of any correspondence or written communication (and a written summary of any oral communication) between (A) any Company Entity or any Representative of any Company Entity and (B) the Person that made or submitted such Acquisition Proposal or Acquisition Inquiry, or any Representative of such Person.

(d) Promptly after the date of this Agreement, the Company shall request each Person that has executed a confidentiality or similar agreement in connection with such Person’s consideration of a possible Acquisition Proposal or investment in any Company Entity to return or destroy all confidential information previously furnished to such Person by or on behalf of any of the Company Entities.

5.4 Employment Agreements.  Contemporaneously with the execution of this Agreement by the parties, the Company shall deliver to Parent the employment agreements attached to this Agreements as Exhibit 5.4 executed by Company and Jacob Inbar, Tibby Mazilu and Ed McAvoy, as applicable.

5.5 Company SEC Reports.  The Company will file prior to the Effective Time all forms, reports, statements, schedules and other documents (including exhibits) with the SEC that are required to be filed by it under applicable Law that have not already been filed.

5.6 Tail Errors and Omissions Insurance.  At or before the Effective Time the Company will acquire tail errors and omissions insurance coverage for the Company Entities’ officers and directors with a claims period of at least six years from the Effective Time in amount and scope at least as favorable as the Company’s policies as of the date hereof for claims arising from facts or events that occurred on or prior to the Effective Time and is reasonably acceptable to Parent.  The Company shall provide proof of the acquisition of such insurance to Parent at or prior to the Effective Time.

5.7 Title Insurance, Surveys and Certificate of Compliance.  The Company will use commercially reasonable efforts to obtain (or otherwise assist Parent in obtaining) a title report showing no Encumbrances other than Permitted Encumbrances and a non-imputation endorsement (the “Endorsement”) to the title insurance policy for the Company’s owned real estate.  The Company shall obtain and provide the title insurance company any affidavits, indemnities, memoranda or other assurances requested by the Title Company to issue the Endorsement.  Prior to Closing, the Company will obtain and deliver to Parent a Certificate of Compliance that the real property is not in violation of the Property Covenants.  The Company shall provide to Parent at least 30 days before the Closing a copy of any existing survey or map on the real property owned by any Company Entity together with an affidavit of no change.

5.8 Environmental Compliance.  Before the Effective Time the Company shall use commercially reasonable efforts to have filed all reports and documentation with the appropriate Government agency required under the federal Emergency Planning and Community Right to Know Act with respect to the storage of liquid nitrogen at the Camarillo, California facility and the Company shall use commercially reasonable efforts to have obtained coverage under a storm water permit or submit a No Exposure Certification to the authorized Government agency for both the Camarillo and Santa Clara, California facilities of the Company.

5.9 Environmental Inspection.  During the Pre-Closing Period the Company shall provide Parent and Parent’s Representatives with reasonable access to the Company’s facility in Santa Clara, California in order to collect samples of indoor air and sub-slab soil vapor so that Parent may assess indoor air quality and determine whether soil vapor containing volatile organic compounds or any other contaminants is located under the building slab.

5.10 Proprietary Agreements.  During the Pre-Closing Period the Company shall obtain from each current Company Associate a signed written agreement (in the form to be provided by Parent and consented to by the Company, which consent shall not be unreasonably withheld, conditioned or delayed) providing for the protection of each Company Entity’s confidential and proprietary information and the assignment to the appropriate Company Entity of all intellectual property developed by the Company Associate in connection with or related to such Company Associate’s employment or retention by a Company Entity.

5.11 409A Executive Nonqualified Excess Plan.  At or before the Effective Time the Company shall terminate the 409A Executive Nonqualified Excess Plan of the Company and/or any of the other Company Entities.

ARTICLE 6
ADDITIONAL COVENANTS OF THE PARTIES

6.1 Proxy Statement.  As promptly as practicable following the date of this Agreement, the Company shall prepare and file with the SEC the Proxy Statement, and each of the Company and Parent shall, or shall cause their respective Affiliates to, prepare and, after consultation with each other, file with the SEC all Other Filings that are required to be filed by such party in connection with the Transactions contemplated hereby.  The Company shall consult with Parent and provide Parent and its counsel a reasonable opportunity to review and comment on the Proxy Statement and any amendments or supplements thereto (and to review and comment on any comments of the SEC or its staff on the Proxy Statement or any amendments or supplements thereto), and shall incorporate all reasonable comments and requests made by Parent, prior to the filing thereof.  The Company shall cause the Proxy Statement to comply with all applicable rules and regulations of the SEC and all other applicable Laws and shall directly or indirectly incorporate the fairness option referred to in Section 3.29 therein if requested by Parent.  The Company shall promptly provide Parent and its counsel with a copy or a description of any comments received by the Company or its counsel from the SEC or its staff with respect to the Proxy Statement or any amendment or supplement thereto, and shall respond as promptly as practicable to any such comments.  The Company shall use its commercially reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as reasonably practicable after it is filed.  The Company shall cause the Proxy Statement to be mailed to the Company’s stockholders as promptly as practicable after the earlier of (i) receiving notification that the SEC or its staff is not reviewing the Proxy Statement or (ii) the conclusion of any SEC or staff review of the Proxy Statement.  If any event relating to any of the Company Entities occurs, or if the Company becomes aware of any information, that causes any information provided by it for use in the Proxy Statement to have become false or misleading in any material respect, then the Company shall promptly inform Parent thereof and shall promptly file an appropriate amendment or supplement with the SEC and, if appropriate, mail such amendment or supplement to the stockholders of the Company.  If any event relating to Parent or Merger Sub occurs, or if Parent becomes aware of any information, that causes any information provided by it for use in the Proxy Statement to have become false or misleading in any material respect, then Parent shall promptly inform the Company thereof and the Company shall promptly file an appropriate amendment or supplement with the SEC and, if appropriate, mail such amendment or supplement to the stockholders of the Company.

6.2 Company Stockholders’ Meeting.

(a) The Company shall take all action necessary under all applicable Law to call, give notice of and hold a meeting of the holders of Company Common Stock (the “Company Stockholders’ Meeting”) for the purpose of obtaining the Requisite Stockholder Approval.  The Company Stockholders’ Meeting shall be held (on a date selected by the Company and Parent) as promptly as practicable after the commencement of the mailing of the Proxy Statement to the Company’s stockholders.  The Company shall use commercially reasonable efforts to ensure that all proxies solicited in connection with the Company Stockholders’ Meeting are solicited in compliance with all applicable Law.  Parent shall cause all shares of Company Common Stock owned by Parent or Merger Sub, if any, to be voted in favor of the adoption of this Agreement.

(b) Subject to Section 6.2(d), (i) the Proxy Statement shall include a statement to the effect that the board of directors of the Company (A) has unanimously determined and believes that the Merger is advisable and fair to and in the best interests of the Company and its stockholders, (ii) has unanimously approved and adopted this Agreement and unanimously approved the Transactions, including the Merger, in accordance with the requirements of the DGCL, and (iii) unanimously recommends that the Company’s stockholders vote to adopt this Agreement at the Company Stockholders’ Meeting.  The unanimous determination that the Merger is advisable and fair to and in the best interests of the Company and its stockholders and the unanimous recommendation of the Company’s board of directors that the Company’s stockholders vote to adopt this Agreement are collectively referred to as the “Company Board Recommendation”.  The Proxy Statement shall include the opinion of the financial advisors referred to in Section 3.29.

(c) Neither the board of directors of the Company nor any committee thereof shall, except if the terms, conditions and requirements of Section 6.2(d) have been satisfied: (i) withdraw or modify in a manner adverse to Parent or Merger Sub the Company Board Recommendation; (ii) recommend the approval, acceptance or adoption of, or approve, endorse, accept or adopt, any Acquisition Proposal; (iii) approve or recommend, or cause or permit any Company Entity to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar document or Contract constituting or relating directly or indirectly to, or that contemplates or is intended or could reasonably be expected to result directly or indirectly in, an Acquisition Transaction, other than a confidentiality agreement referred to in clause (iv)(B) of Section 5.3(b); or (iv) resolve, agree or publicly propose to, or permit any Company Entity or any Representative of any Company Entity to agree or publicly propose to, take any of the actions referred to in this Section 6.2(c).

(d) Notwithstanding anything to the contrary contained in Section 6.2(c), at any time prior to the adoption of this Agreement by the Requisite Stockholder Approval, the board of directors of the Company may withdraw or modify the Company Board Recommendation, refuse to reaffirm the Company Board Recommendation, refuse to publicly state that the Merger and this Agreement are in the best interests of the Company’s stockholders, refuse to issue a press release announcing its opposition to an Acquisition Proposal or recommend a Superior Proposal (each of the foregoing being referred to as a “Recommendation Change”), but only if: (A) an unsolicited, bona fide, written Acquisition Proposal is made to the Company and is not withdrawn; (B) such Acquisition Proposal did not result directly or indirectly from a breach of or any action inconsistent with any of the provisions set forth in Section 5.3 or Section 6.2 of this Agreement or in the Confidentiality Agreement; (C) the Company’s board of directors determines in good faith, after having consulted with its independent financial advisors and outside legal counsel, that such Acquisition Proposal constitutes a Superior Offer; (D) the Company’s board of directors determines in good faith, after having consulted with the Company’s outside legal counsel, that, in light of such Superior Offer, the failure to make a Recommendation Change would constitute a breach by the Company’s board of directors of its fiduciary obligations to the Company’s stockholders under applicable Delaware law; (E) at least three business days prior to making a Recommendation Change pursuant to this Section 6.2(d), the Company’s board of directors delivers to Parent a written notice (a “Recommendation Change Notice”) (1) stating that the Company has received a Superior Offer that did not result directly or indirectly from a breach of or any action inconsistent with any of the provisions set forth in Section 5.3 or Section 6.2 of this Agreement or in the Confidentiality Agreement, (2) stating the Company’s board of directors’ intention to make a Recommendation Change as a result of such Superior Offer and describing the nature of such intended Recommendation Change, (3) specifying the material terms and conditions of such Superior Offer, including the identity of the Person making such Superior Offer, and (4) attaching copies of the most current and complete draft of any Contract relating to such Superior Offer; and (F) throughout the period between the delivery of such Recommendation Change Notice and any Recommendation Change, the Company engages (to the extent requested by Parent) in good faith negotiations with Parent to amend this Agreement and if such negotiations result in the transaction with Parent being in the best interests of the Company stockholders, the Company and its Representatives shall comply with Section 6.2(c).

For purposes of this Section 6.2(d), any materially change in the form of or material decrease in the amount of, the consideration payable in connection with a Superior Offer, and any other materially change to any of the terms of a Superior Offer (including any change that would make it a Superior Offer as compared to this Agreement as modified by any changes negotiated pursuant to clause (F) of this Section 6.2(d)), will be deemed to be a new Superior Offer (or other Acquisition Proposal), requiring a new Recommendation Change Notice and a new advance notice period.  The Company agrees to keep confidential, and not to disclose to the public or to any Person, any and all information regarding any negotiations that take place pursuant to clause (F) of this Section 6.2(d) (including the existence and terms of any proposal made on behalf of Parent or the Company during such negotiations), except to the extent such disclosure is required by applicable law or the rules and regulations of any applicable United States Government to which the Company is subject or submits.

(e) The Company’s obligation to call, give notice of and hold the Company Stockholders’ Meeting in accordance with Section 6.2(a) shall not be limited or otherwise affected by the making, commencement, disclosure, announcement or submission of any Superior Offer or other Acquisition Proposal or by any Recommendation Change.  Without limiting the generality of the foregoing, the Company agrees that (i) unless this Agreement is terminated in accordance with Section 9.1, the Company shall not submit any Acquisition Proposal to a vote of its stockholders and (ii) the Company shall not (without Parent’s prior written consent) adjourn, postpone or cancel (or propose to adjourn, postpone or cancel) the Company Stockholders’ Meeting, except to the extent required to obtain the Requisite Stockholder Approval.

(f) Nothing in this Agreement shall prohibit the board of directors of the Company from taking and disclosing to the Company’s stockholders a position contemplated by Rule 14e-2(a) and Rule 14d-9 under the Exchange Act; provided, however, that the taking or disclosing of such position may constitute a Recommendation Change for purposes of this Agreement.

6.3 Indemnification of Officers and Directors.

(a) From and after the Effective Time, Parent shall cause (including by providing any necessary funding to) the Surviving Corporation (i) to assume and perform all rights to indemnification existing in favor of, and all rights to advancement of expenses to, the current or former directors and officers of the Company as provided in the Company’s certificate of incorporation or the Company’s bylaws as in effect on the date of this Agreement for acts or omissions occurring prior to the Effective Time (including acts or omissions occurring in connection with this Agreement and the consummation of the Transactions), and such rights shall continue in full force and effect until the expiration of the applicable statute of limitations with respect to any claims against such directors or officers arising out of such acts or omissions, except as otherwise required by applicable Law, and (ii) to include and cause to be maintained in effect in the Surviving Corporation’s (or any successor’s) certificate of incorporation, for a period of six years after the Effective Time, the current provisions regarding elimination of liability of directors.

(b) For a period of six years after the Effective Time, Parent shall cause the Surviving Corporation to maintain in effect the Company’s current directors’ and officers’ liability insurance covering each Person currently covered by the Company’s directors’ and officers’ liability insurance policy (a correct and complete copy of which has been heretofore made available to Parent) for acts or omissions occurring prior to the Effective Time; provided, however, that (i) Parent or the Surviving Corporation may substitute therefor “tail” policies of an insurance company with the same or better rating as the Company’s current insurance carrier, the material terms of which, including coverage and amount, are no less favorable in any material respect to such directors and officers than the material terms of the Company’s existing policies as of the date hereof or (ii) Parent may request that the Company obtain such extended reporting period coverage under the Company’s existing insurance programs (to be effective as of the Effective Time); and provided, further, that in no event shall Parent or the Surviving Corporation be required to pay aggregate premiums for insurance under this Section 6.3(b) in excess of 300% of the amount of the aggregate premiums paid by the Company for Fiscal Year 2011 for such purpose (which 2010 premiums are hereby represented and warranted by Company to be as set forth in Part 3.26 of the Disclosure Schedule), it being understood that Parent shall nevertheless be obligated to provide such coverage as may be obtained for such 300% amount.

(c) In the event that Parent, the Surviving Corporation or any of their successors or assigns shall (i) consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfer all or substantially all its properties and assets to any Person, then, and in each such case, Parent shall, or shall cause the Surviving Corporation to, cause proper provision to be made so that the successor and assign of Parent or the Surviving Corporation assumes the obligations set forth in this Section 6.3(c).

(d) The provisions of this Section 6.3 shall survive consummation of the Merger and are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her legal representatives.

6.4 Regulatory Approvals and Related Matters.

(a) Each party shall use commercially reasonable efforts to file, as soon as reasonably practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such party with any Government with respect to the Merger and the other Transactions, and to submit promptly any additional information requested by any such Government.

(b) Parent and the Company shall use commercially reasonable efforts to take, or cause to be taken, all actions necessary or advisable to consummate the Merger and make effective the other Transactions as soon as practicable after the date of this Agreement.  Without limiting the generality of the foregoing, each party to this Agreement: (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such party or any of its Subsidiaries in connection with the Merger and the other Transactions; (ii) shall use commercially reasonable efforts to cause the expiration or termination of each waiting period (if any) and to obtain each Consent (if any) required to be obtained (pursuant to any applicable Law or Contract, or otherwise) by such party or any of its Subsidiaries in connection with the Merger or any of the other Transactions as soon as practicable, including commercially reasonable efforts to take all such action as may reasonably be necessary to resolve such objections, if any, as any Government may assert to the Transactions; and (iii) shall use commercially reasonable efforts to lift any restraint, injunction or other legal bar to the Merger or any of the other Transactions.  Each of Parent and the Company shall (i) cooperate and coordinate with the other in making the filings required to be made with the Government in connection with the Merger, (ii) supply the other with any information that may be required in order to make such filings, and (iii) supply any additional information that may reasonably be required or requested by any Government in connection with any such filing, as soon as reasonably practicable and after consultation with the other party.

(c) The Company shall use commercially reasonable efforts to take, or cause to be taken, all actions necessary or advisable to complete processes and satisfy requirements that apply with respect to change of ownership of the Company in connection with Government Contracts, including any required novation processes.

6.5 Disclosure.

(a) If an Acquisition Proposal shall have been disclosed, announced, commenced, submitted or made, make any disclosure to any Company Associates, to the public or otherwise regarding such Acquisition Proposal, unless, in each case: (i) Parent shall have given its prior approval to such disclosure; (ii) the Company (A) shall have been advised by its outside legal counsel that such disclosure is required by applicable law, and (B) prior to making any such disclosure, shall have provided Parent with reasonable advance notice of the Company’s intention to make such disclosure, the content of such disclosure and the identities of the Persons to whom such disclosure is intended to be made; (iii) such disclosure is to be filed by the Company with the SEC and is substantially identical to a disclosure previously filed by the Company with the SEC with Parent’s approval; or (iv) such disclosure is a public statement made in response to questions from the press, analysts, investors or those attending industry conferences and is consistent with previous press releases, public disclosures or public statements made jointly by the parties (or individually by the Company, if approved by Parent).  Following the execution and delivery of this Agreement, Parent and the Company shall issue a joint press release acceptable to both parties.  Parent will use reasonable efforts to provide the Company with advance notice of, and a reasonable opportunity to review and comment on, any press release or public communication Parent intends to issue or make with respect to the Merger.

(b) The parties hereto agree that no public release or announcement concerning the Transactions, including the Merger, shall be issued by a party without the prior consent of the other parties (which consent shall not be unreasonably withheld, delayed or conditioned), except as such release or announcement may be required by Law or the rules or regulations of FINRA, OTCBB or the NASD, in which case the party required to make the release or announcement shall use its commercially reasonable efforts to allow the other parties reasonable time to comment on such release or announcement in advance of such issuance.  The parties have agreed upon the form of a joint press release announcing the Merger and the execution of this Agreement.

6.6 Section 16 Matters.   Prior to the Effective Time, the Company shall take such reasonable steps as are required by the Company and the reporting person to cause the disposition of Company Common Stock and Company Options in connection with the Merger by each officer or director of the Company who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act.

6.7 Stockholder Litigation.   The Company shall promptly notify Parent in writing of, and shall give Parent the opportunity to participate in the defense and settlement, of any stockholder claim or litigation (including any class action or derivative litigation) against or otherwise involving the Company and/or any of its directors or officers relating to this Agreement, the Merger or any of the other Transactions.  No compromise or full or partial settlement of any such claim or litigation shall be agreed to by the Company without Parent’s prior written consent (such consent not to be unreasonably withheld or conditioned).

6.8 Funds.  Parent or Merger Sub will have sufficient cash available, directly or through one or more Affiliates, to pay all amounts required to be paid by Parent in connection with this Agreement, including the payment of the aggregate Merger Consideration.

ARTICLE 7
CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the Transactions are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

7.1 Accuracy of Representations.  Each of the representations and warranties of the Company contained in this Agreement shall have been accurate in all respects as of the date of this Agreement (other than any such representation and warranty made as of a specific earlier date, which shall have been accurate in all respects as of such earlier date) and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date (other than any such representation and warranty made as of a specific earlier date, which shall have been accurate in all respects as of such earlier date), except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have or result in, a Material Adverse Effect; provided, however, that, for purposes of determining the accuracy of such representations and warranties as of the foregoing dates: (i) all “Material Adverse Effect” and other materiality and similar qualifications limiting the scope of such representations and warranties shall be disregarded; and (ii) any update of or modification to the Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded.

7.2 Performance of Covenants.  All of the covenants and obligations in this Agreement that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

7.3 Stockholder Approval.  This Agreement and the Transactions contemplated hereby, including the Merger, shall have been duly adopted by the Requisite Stockholder Approval.

7.4 Closing Certificate.  Parent shall have received a certificate executed by the Chief Executive Officer and Chief Financial Officer of the Company confirming that the conditions set forth in Sections 7.1, 7.2, 7.3, 7.5 and 7.8 have been duly satisfied.

7.5 No Material Adverse Effect.  Since the date of this Agreement, there shall not have occurred any Material Adverse Effect which has not been cured, and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, would reasonably be expected to have or result in a Material Adverse Effect.

7.6 Updated Fairness Opinion.  The Company shall have received an update, dated as of the date of the Proxy Statement, of the written fairness opinion received from C.K. Cooper & Company, Inc. (as described in Section 3.29) confirming that the Merger Consideration is fair, from a financial point of view, to the shareholders of the Company.

7.7 No Restraints.  No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction or other Government and remain in effect, and there shall not be any Law enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

7.8 Litigation. There shall not be pending or threatened any Legal Proceeding: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other Transactions; (b) relating to the Merger or any of the other Transactions and seeking to obtain from Parent, any of the Company Entities or any of the officers and directors of Parent or any Company Entity monetary damages; (c) that could materially and adversely affect the right or ability of Parent or any of the Company Entities to own the assets or operate the business of any of the Company Entities; or (d) seeking to impose (or that could result in the imposition of) any criminal sanctions or criminal liability on any of the Company Entities or any of the officers or directors of any of the Company Entities.

7.9 Environmental.  The laboratory analyses of the samples (the “Findings”), if any, collected by Parent or Parent’s Representatives of indoor air and soil vapor under the building slab at the Santa Clara Facility shall be examined by an Environmental Professional retained by Parent and such Environmental Professional shall conclude (the “Determination”) that the Phase I REC does not pose an unacceptable risk of exposure to such Hazardous Substances to the humans occupying the Santa Clara Facility.

(a) The Company Review of the Determination.  If the Determination concludes that there exists an unacceptable risk, the Company shall have thirty (30) days (the “Dispute Period”) following the Company’s receipt of the Determination to hire an Environmental Professional to review the Findings, Guidelines and Determination and dispute the application of the Findings to the Guidelines and on that basis the Determination (a “Dispute”).  If the Company does not give written notice to Parent of a Dispute within the Dispute Period (a “Dispute Notice”) the Determination shall be deemed to have been accepted and agreed to by the Company in the form in which the Determination was delivered to the Company and shall be final and binding upon the parties hereto.  If the Company has a Dispute, the Company shall give to Parent a Dispute Notice within the Dispute Period, setting forth in reasonable detail its disagreement with the application of the Findings to the Guidelines and on that basis the Determination, if any.  Parent shall have thirty (30) days (the “Contest Period”) following Parent’s receipt of the Dispute Notice from the Company to dispute the basis of the Dispute reflected on the Dispute Notice (a “Contest”).  If Parent does not give written notice to the Company of a Contest within the Contest Period (a “Contest Notice”) the elements of the Dispute Notice relating to the application of the Findings to the Guidelines and on that basis the Determination shall be deemed to have been accepted and agreed to by Parent in the form in which such Dispute Notice is delivered by the Company to Parent, an amendment to the Determination and final and binding upon the parties hereto.  To the extent Parent has a Contest, Parent shall give to the Company a Contest Notice within the Contest Period, setting forth in reasonable detail its disagreement with the application of the Findings to the Guidelines and on that basis the Determination as set forth in the Dispute Notice.  Within thirty (30) days following delivery of such Contest Notice, Parent and the Company shall attempt to resolve such the Contest and agree in writing upon the final Determination.

(b) Third Party Resolution of Contest.  If Parent and the Company are unable to resolve any Contest within the thirty (30) day period following the Company’s receipt of a Contest Notice, the Environmental Professionals retained by the Company and Parent, respectively, shall select a third Environmental Professional (the “Independent Environmental Professional”), who shall serve as arbitrator hereunder and settle the Contest in accordance with this Section 7.9(b) within sixty (60) days from the date such dispute is submitted to the Independent Environmental Professional.  In connection with the resolution of any Contest, the Independent Environmental Professional shall have access to all documents, records, work papers, facilities and personnel necessary to perform its function as arbitrator.  The Independent Environmental Professional’ function shall be to review only those items which are in dispute as set forth in the Contest Notice and to resolve the dispute with respect to such items.  The Independent Environmental Professional’s determination with respect to any Contest shall be final and binding upon the parties hereto and judgment may be entered on the determination.  The fees and expenses of the Independent Environmental Professional shall be paid one-half by Parent and one-half by the Company.  Upon the issuance of the Independent Environmental Professional’ resolution (i.e., determination) of the Contest, the Determination, as may have been amended by the Dispute Notice, shall be amended to reflect the Independent Environmental Professional’ resolution of the Contest.

7.10 Restatement of SEC Reports.  None of the SEC Reports of the Company (including any financial statement or other attachments thereto) filed prior to the Closing are required to be restated.

7.11 Required Employees.  Jacob Inbar, Tibby Mazilu, Ed McAvoy and Deepak Alagh of the Company and/or its Subsidiaries agree to continue to provide services for the Company and/or its Subsidiaries as mutually agreed to by Parent and each such individual.

7.12 Termination of Company Options.  The Company shall have terminated each Company Option and delivered to Parent the original Option Consents.

7.13 Contracts.  The Contracts with the Company or any of its Subsidiaries with Raytheon Company in existence as of the date hereof have not been terminated early other than as a result of all of the performance terms and conditions thereof.

7.14 Dissent.  Dissenters’ or appraisal rights shall not have been exercised by holders of more than 10% of the outstanding shares of the Company Common Stock.

7.15 Consent.  To the extent that any material lease, license, loan, financing agreement or other contract or agreement to which the Company is a party requires the consent of or waiver from the other party thereto as a result of the Transactions, such consent or waiver shall have been obtained.

7.16 Regulatory Approvals.  The parties hereto shall have received all material regulatory and Government approvals required in connection with the Transactions, all notice periods and waiting periods required under applicable law or by the terms of such approvals shall have passed, and all conditions contained in any such approval required to have been satisfied prior to consummation of such Transactions shall have been satisfied.

7.17 Endorsement.  Parent shall have obtained prior to the Closing the Endorsement.

7.18 Real Property Deliveries.  The Company shall obtain and deliver to Parent at or prior to the Closing:

(a) evidence that it used commercially reasonable efforts to obtain a zoning letter issued by the governmental agency having jurisdiction over zoning matters, stating the zone designation of the Company Entities’ real property, and that such designation is the correct designation for the current use of the real property and that the real property otherwise complies with all zoning and similar laws; and

(b) an estoppel certificate with respect to each of the Leases, dated no more than 30 days prior to the Closing Date, from the other party to such Lease, in form and substance satisfactory to Parent.

7.19 FIRPTA Certification.  The Company shall have delivered to Parent a statement issued and executed by the Company pursuant to and in compliance with Sections 1.897-2(h) and 1.1445-2(c) of the Treasury Regulations certifying that the Company Shares are not a “United States real property interests” within the meaning of the Code.

ARTICLE 8
CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY

The obligation of the Company to effect the Merger and otherwise consummate the Transactions is subject to the satisfaction, at or prior to the Closing, of the following conditions:

8.1 Accuracy of Representations.   Each of the representations and warranties of Parent and Merger Sub contained in this Agreement shall be accurate in all material respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (other than any such representation and warranty made as of a specific earlier date, which shall have been accurate in all material respects as of such earlier date), except where the failure of the representations and warranties of Parent and Merger Sub to be accurate would not reasonably be expected to have a material adverse effect on the ability of Parent to consummate the Merger; provided, however, that, for purposes of determining the accuracy of such representations and warranties as of the foregoing dates, all materiality and similar qualifications limiting the scope of such representations and warranties shall be disregarded.

8.2 Performance of Covenants.  All of the covenants and obligations in this Agreement that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

8.3 Stockholder Approval.  This Agreement shall have been duly adopted by the Requisite Stockholder Approval.

8.4 Closing Certificate.  The Company shall have received a certificate executed by an officer of Parent confirming that the conditions set forth in Sections 8.1 and 8.2 have been duly satisfied.

8.5 No Restraints.   No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Merger by the Company shall have been issued by any court of competent jurisdiction or other Government and remain in effect, and there shall not be any United States Law enacted or deemed applicable to the Merger that makes consummation of the Merger by the Company illegal.

ARTICLE 9
TERMINATION

9.1 Termination.  This Agreement may be terminated prior to the Effective Time (whether before or after the adoption of this Agreement by the Requisite Stockholder Approval):

(a) by mutual written consent of Parent and the Company;

(b) by Parent or the Company if the Merger shall not have been consummated by the End Date; provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 9.1(b) if the failure to consummate the Merger by the End Date is attributable to a failure on the part of such party to perform any covenant or obligation in this Agreement required to be performed by such party at or prior to the End Date;

(c) by Parent or the Company if a court of competent jurisdiction shall have issued a final and nonappealable Order having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

(d) by Parent or the Company if: (i) the Company Stockholders’ Meeting (including any adjournments and postponements thereof) shall have been held and completed and the Company’s stockholders shall have taken a final vote on a proposal to adopt this Agreement; and (ii) this Agreement shall not have been adopted at the Company Stockholders’ Meeting (and shall not have been adopted at any adjournment or postponement thereof) by the Requisite Stockholder Approval;

(e) by Parent (at any time prior to the adoption of this Agreement by the Requisite Stockholder Approval) if a Triggering Event shall have occurred;

(f) by Parent if: (i) any of the Company’s representations or warranties contained in this Agreement shall be inaccurate as of the date of this Agreement such that the condition set forth in Section 7.1 would not be satisfied, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date) such that the condition set forth in Section 7.1 would not be satisfied (it being understood that, for purposes of determining the accuracy of such representations or warranties as of the date of this Agreement or as of any subsequent date, the provisos to Sections 7.1 shall be given effect); (ii) any of the Company’s covenants or obligations contained in this Agreement shall have been breached or not otherwise fulfilled such that the condition set forth in Section 7.2 would not be satisfied or otherwise fulfilled; or (iii) a Material Adverse Effect shall have occurred following the date of this Agreement and be continuing; provided, however, that if an inaccuracy in any of the Company’s representations or warranties as of the date of this Agreement or a breach of a covenant or obligation by the Company is curable by the Company prior to the End Date and the Company is continuing to exercise commercially reasonable efforts to cure such inaccuracy or breach, then Parent may not terminate this Agreement under this Section 9.1(f) on account of such inaccuracy or breach unless such inaccuracy or breach shall remain uncured for a period of 15 days commencing on the date that Parent gives the Company notice of such inaccuracy or breach (for avoidance of doubt, such 15 day period shall not extend the End Date); or

(g) by the Company if: (i) any of Parent’s representations or warranties contained in this Agreement shall be inaccurate as of the date of this Agreement such that the condition set forth in Section 8.1 would not be satisfied (it being understood that, for purposes of determining the accuracy of such representations or warranties as of the date of this Agreement, the proviso to Section 8.1 shall be given effect); or (ii) any of Parent’s covenants or obligations contained in this Agreement shall have been breached or not otherwise fulfilled such that the condition set forth in Section 8.2 would not be satisfied or otherwise fulfilled; provided, however, that if an inaccuracy in any of Parent’s representations or warranties as of the date of this Agreement or a breach of a covenant or obligation by Parent is curable by Parent prior to the End Date and Parent is continuing to exercise commercially reasonable efforts to cure such inaccuracy or breach, then the Company may not terminate this Agreement under this Section 9.1(g) on account of such inaccuracy or breach unless such inaccuracy or breach shall remain uncured for a period of 30 days commencing on the date that the Company gives Parent notice of such inaccuracy or breach (for avoidance of doubt, such 30 day period shall not extend the End Date).

Notwithstanding anything to the contrary contained in this Section 9.1, this Agreement may not be terminated by the Company unless any fee required to be paid and any Expense Payment required to be made by the Company pursuant to Section 9.2 at or prior to the time of such termination shall have been paid and made in full.

9.2 Effect of Termination.  In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect; provided, however, that: (i) this Section 9.2, Section 9.3 and ARTICLE 10 shall survive the termination of this Agreement and shall remain in full force and effect; (ii) the sections of the Confidentiality Agreement that are to survive thereunder shall survive the termination of this Agreement and shall remain in full force and effect in accordance with their terms; and (iii) the termination of this Agreement shall not relieve any party from any liability for any breach of any covenant or obligation contained in this Agreement or any intentional breach of any representation or warranty contained in this Agreement.

9.3 Expenses; Termination Fees.

(a) Except as set forth in this Section 9.2, all fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such fees and expenses, whether or not the Merger is consummated.

(b) If this Agreement is terminated by Parent pursuant to Section 9.1(b), then the Company shall pay to Parent the Expense Payment;

(i)
provided, however, if the only if as of the End Date all of the conditions to the Closing in ARTICLE 7 have been satisfied or waived except those set forth in Sections 7.7 or 7.16, the Company shall not be required to pay to Parent the Expense Payment;

(ii)
provided, further, however, if (i) as of the End Date all of the conditions to the Closing in ARTICLE 7 have been satisfied or waived except there is a Legal Proceeding described in clause (b) of Section 7.8 pending or threatened (or any other conditions of ARTICLE 7 have not been satisfied solely as a result of such Legal Proceeding and would be immediately satisfied if such Legal Proceeding did not exist, was settled or otherwise dismissed), (ii) the claim(s) with respect to such Legal Proceeding has been timely and duly reported to the carrier for the Company’s directors and officers and/or errors and omissions insurance and (iii) Parent terminates this Agreement, the Company shall not pay to Parent the Expense Payment and Parent shall pay to the Company $400,000.

(c) If (i) this Agreement is terminated by Parent or the Company pursuant to Section 9.1(b) or Section 9.1(d), (ii) at or prior to the time of the termination of this Agreement an Acquisition Proposal shall have been disclosed, announced, commenced, submitted or made, and (iii) on or prior to 12 months after the date of such termination, either an Acquisition Transaction is consummated or a definitive agreement relating to an Acquisition Transaction is entered into, then the Company shall pay to Parent the Expense Payment and a non-refundable fee in the amount of $600,000 (the “Fee”) in cash on or prior to the earlier of the date of consummation of such Acquisition Transaction or the date of execution of such definitive agreement; provided, however, that, solely for purposes of this Section 9.3(b), all references to “15%” in the definition of “Acquisition Transaction” shall be deemed to refer instead to “50%.”

(d) If this Agreement is terminated by Parent pursuant to Section 9.1(e), or if this Agreement is terminated by Parent or the Company pursuant to any other provision of Section 9.1 at any time after the occurrence of a Triggering Event, then the Company shall pay to Parent the Fee and the Expense Payment in cash.

(e) If this Agreement is terminated by Parent pursuant to Section 9.1(f), then the Company shall pay to Parent the Expense Payment.

(f) Unless otherwise provided in this Section 9.3, any fee required to be paid  pursuant to this Section 9.3 shall be paid and made within two business days after such termination.

(g) Each party acknowledges and agrees that the covenants and obligations contained in this Section 9.3 are an integral part of the Transactions, and that, without these covenants and obligations, such party would not have entered into this Agreement.

(h) If either party  fails to pay when due any amount payable under this Section 9.3, then: (i) such party shall reimburse the other party for all costs and expenses (including fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by the other party of its rights under this Section 9.3; and (ii) the first party shall pay to the other party interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to the other party in full) at a rate per annum 500 basis points over the “prime rate” (as announced by Bank of America, N.A. or any successor thereto) in effect on the date such overdue amount was originally required to be paid.

ARTICLE 10
MISCELLANEOUS PROVISIONS

10.1 Amendment.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

10.2 Waiver.

(a) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(b) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

10.3 No Survival of Representations and Warranties.   None of the representations and warranties contained in this Agreement shall survive the Merger.

10.4 Entire Agreement; Counterparts; Exchanges by Facsimile or Electronic Delivery.  This Agreement (including all Exhibits and Schedules hereto) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof; provided, however, that the sections of the Confidentiality Agreement that are to survive shall not be superseded and shall remain in full force and effect in accordance with their terms.  This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.  The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or by electronic delivery shall be sufficient to bind the parties to the terms of this Agreement.

10.5 Applicable Law; Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.  In any action or suit among or between any of the parties arising out of or relating to this Agreement or any of the Transactions, each of the parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware (unless the federal courts have exclusive jurisdiction over the matter, in which case each of the parties irrevocably and unconditionally consents and submits to the jurisdiction of the United States District Court for the District of Delaware); (b) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court; and (c) agrees that it will not bring any such action or suit in any court other than the Court of Chancery of the State of Delaware in and for New Castle County, Delaware (unless the federal courts have exclusive jurisdiction over the matter, in which case each of the parties agrees that it will not bring such action or suit in any court other than the United States District Court for the District of Delaware).  Service of any process, summons, notice or document to any party’s address and in the manner set forth in Section 10.9 shall be effective service of process for any such action or suit.  EACH PARTY ACKNOWLEDGES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION OR SUIT ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS.  EACH PARTY ACKNOWLEDGES, AGREES AND CERTIFIES THAT: (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD, IN THE EVENT OF LITIGATION, SEEK TO PREVENT OR DELAY ENFORCEMENT OF SUCH WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER; (iii) IT MAKES SUCH WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.5.

10.6 Disclosure Schedule.   The Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained in ARTICLE 3, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered section in ARTICLE 3, and shall not be deemed to relate to or to qualify any other representation or warranty, except where it is readily apparent on its face from the substance of the matter disclosed that such information is intended to qualify another representation or warranty.  For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule shall be deemed to be a representation and warranty made by the Company in ARTICLE 3.

10.7 Attorneys’ Fees.  In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive its reasonable attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

10.8 Assignability.  Neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties without prior written consent of the other parties.

10.9 Notices.  Each notice, request, demand or other communication under this Agreement shall be in writing and shall be deemed to have been duly given, delivered or made as follows: (a) if delivered by hand, when delivered; (b) if sent on a business day by email before 5:00 p.m.  (New York time) and receipt is confirmed, when transmitted; (c) if sent by email on a day other than a business day and receipt is confirmed, or if sent by email after 5:00 p.m.  (New York time) and receipt is confirmed, on the business day following the date on which receipt is confirmed; (d) if sent by registered, certified or first class mail, the third business day after being sent; and (e) if sent by overnight delivery via a national courier service, one business days after being delivered to such courier, in each case to the street address or email address set forth beneath the name of such party below (or to such other street address or email address as such party shall have specified in a written notice given to the other parties hereto):

(a) if to Parent or Merger Sub:

Anaren, Inc.
6635 Kirkville Road
East Syracuse, New York 13057
Facsimile: (315) 476-6024
Attention: David Ferrara, Esq., General Counsel and Secretary

(b) with a copy (which shall not constitute notice) to:

Bond, Schoeneck & King LLP
One Syracuse Center
Syracuse, NY 13202-1355
Facsimile: (315) 218-8965
Attention: Courtney Wellar, Esq.

(c) if to the Company:

AML Communications, Inc.
1000 Avenida Acaso
Camarillo, CA 93012
Facsimile: (805) 484.2191
Attention: Jacob Inbar, Chief Executive Officer

(d) with a copy (which shall not constitute notice) to:

LKP Global Law LLP
1901 Avenue of the Stars, Suite 480
Los Angeles, CA 90067
Facsimile: (424) 239-1882
Attention: Ryan Hong, Esq.

10.10 Cooperation.  The Company agrees to use commercially reasonable efforts to cooperate fully with Parent and to take such actions as may reasonably be determined by Parent to be necessary to evidence or reflect the Transactions and to carry out the intent and purposes of this Agreement.

10.11 Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the invalid or unenforceable term or provision in any other situation or in any other jurisdiction.  If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified.  In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

10.12 Remedies.   The parties acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement required to be performed by Parent or the Company were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor.  Accordingly, in the event of any breach or threatened breach by Parent or the Company of any covenant or obligation contained in this Agreement, the other party shall be entitled to obtain, without proof of actual damages (and in addition to any other remedy to which such other party may be entitled at law or in equity): (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and (b) an injunction restraining such breach or threatened breach.  Each party hereby waives any requirement for the securing or posting of any bond in connection with any such remedy.

10.13 Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa, and the any gender shall include the feminine, masculine and neuter genders.

(b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) Unless otherwise indicated or the context otherwise requires: (i) any reference in this Agreement to any agreement, instrument or other document or any Law in this Agreement shall be construed as referring to such agreement, instrument or other document or Law as from time to time amended, supplemented or otherwise modified; (ii) any reference in this Agreement to any Person shall be construed to include such Person’s successors and assigns; (iii) any reference herein to “Sections,” “Exhibits” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits or Schedules to this Agreement; and (iv) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof.

(e) The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

[The remainder of this page is intentionally left blank; signatures follow on the next page.]

In Witness Whereof, the parties have caused this Agreement and Plan of Merger to be duly executed as of the date first above written.

ANAREN, INC.

By:	/s/ Lawrence A. Sala
Name:	Lawrence A. Sala
Title:	President and CEO

PROJECT ORANGE ACQUISITION CORP.

By:	/s/ Lawrence A. Sala
Name:	Lawrence A. Sala
Title:	President and CEO

AML COMMUNICATIONS, INC.

By:	/s/ Jacob Inbar
Name:	Jacob Inbar
Title:	President and CEO

Exhibit 10.1
Form of Voting Agreement

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made and entered into on February 13, 2011 by and between Anaren, Inc., a New York corporation (“Parent”), and the undersigned Stockholder (the “Stockholder”) of AML Communications, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, concurrently with the execution of this Agreement, Parent, Project Orange Acquisition Corp., a Delaware corporation (“Merger Sub”) and the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) which provides for the merger (the “Merger”) of the Company with Merger Sub with the Company being the surviving entity.

WHEREAS, Stockholder has the legal power to vote, or to direct the voting of (by law, contract or otherwise), the shares of the outstanding common stock of the Company owed by Stockholder indicated on the final page of this Agreement (the “Owned Shares”).

WHEREAS, as a material inducement to enter into the Merger Agreement, Parent requires Stockholder to agree, and Stockholder will to agree, to vote or cause to be voted, as the case may be, the Owned Shares, any other shares of capital stock of the Company subsequent to the date of this Agreement (the “Additional Shares”) acquired by Stockholder, and any other such shares of capital stock of the Company for which Stockholder has the right to vote (whether now or in the future) at any meeting concerning the Merger Agreement and/or the Merger (the “Proxy Shares” and collectively with the Owned Shares and the Additional Shares, the “Shares”), so as to facilitate consummation of the Merger as provided in this Agreement.

NOW, THEREFORE, in exchange for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1 Agreement to Vote Shares; Additional Purchases.

(a) Affirmative Voting.  At every meeting of Stockholders of the Company called with respect to the approval of the Merger Agreement and/or the Merger, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of the Company with respect to the approval of the Merger Agreement and/or the Merger, Stockholder shall vote, or cause to be voted, the Shares in favor of the adoption and approval of the Merger Agreement and the Merger.

(b) Negative Voting.  At every meeting of the stockholders of the Company called prior to the termination of this Agreement and at every adjournment thereof, and on every action or approval by written consent of the stockholders of the Company prior to the termination of this Agreement, Stockholder shall vote, or cause to be voted, the Shares

(i)	against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and

1

(ii)
against any action which is intended, or would reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the actions contemplated by this Agreement.

(c) Contrary Agreements.  During the term of this Agreement, Stockholder shall not enter into any agreement or understanding with any individual or entity to vote or give instructions in any manner inconsistent with Sections 1(a) and 1(b).

(d) Agreement to Retain Shares.  Stockholder shall not transfer, sell, exchange, pledge or otherwise dispose of or encumber the Shares.

(e) No Termination of Proxies.  Stockholder shall not terminate, assign or otherwise cancel any proxy given for any Proxy Shares.  For avoidance of doubt, any termination of a proxy for Proxy Shares by its own terms shall not be a termination by Stockholder.

2 Certain Representations, Warranties and Covenants of Stockholder.  Stockholder (i) has the legal power and authority to vote, or to direct the voting of, the Shares; (ii) as of the date of this Agreement, does not possess the right to vote, or to direct the voting of, any shares of capital stock of the Company other than the Shares; and (iv) has full power and authority to make, enter into and carry out the terms of this Agreement.  Stockholder represents and warrants to Parent and covenants, as applicable, that the Owned Shares are and will be and the Additional Shares will be free and clear of any liens, options, security interests or other similar encumbrances.

3 Additional Documents.  Stockholder hereby covenants and agrees to execute and deliver any additional documents necessary, including a proxy to Parent, in the reasonable opinion of Parent, to carry out the purpose of this Agreement.

4 Consent and Waiver.  Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreements to which Stockholder is a party or pursuant to any rights Stockholder may have.

5 Termination.  This Agreement shall terminate and shall have no further force or effect as of the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, or (ii) such date and time as the Merger Agreement shall have been terminated pursuant to the Merger Agreement.

6 Miscellaneous.

(a) Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable in any situation in any jurisdiction it shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.  If a final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.  In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

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(b) Binding Effect and Assignment.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties without prior written consent of the other parties.

(c) Amendments and Modification.  This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

(d) Specific Performance; Injunctive Relief.  The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein.  Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity.

(e) Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be effective (i) when delivered, if delivered by hand, (ii) the next business day, if sent by nationally recognized overnight delivery specifying next day delivery, or (iii) three business days after depositing in the United States mails, if sent by certified mail, postage prepaid, return receipt requested, in each case, addressed to a party’s address set forth below:

If to Parent or Merger Sub:

Anaren, Inc.
6635 Kirkville Road
East Syracuse, New York 13057
Facsimile: (315) 476-6024
Attention: David Ferrara, Esq., General Counsel and Secretary

With a copy (which shall not constitute notice) to:

 Bond, Schoeneck & King LLP
One Syracuse Center
Syracuse, NY 13202-1355
Facsimile: (315) 218-8965
Attention: Courtney Wellar, Esq.

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If to Stockholder:    To the address for notice set forth on the last page hereof.

With a copy (which shall not constitute notice) to:

LKP Global Law LLP
1901 Avenue of the Stars, Suite 480
Los Angeles, CA 90067
Facsimile: (424) 239-1880
Attention: Ryan Hong, Esq.

or to such other address as any addressee may have furnished to the parties in writing in accordance herewith.

(f) Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware (without regard to the principles of conflict of laws thereof).  In any action or suit among or between any of the parties arising out of or relating to this Agreement, the parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware (unless the federal courts have exclusive jurisdiction over the matter, in which case each of the parties irrevocably and unconditionally consents and submits to the jurisdiction of the United States District Court for the District of Delaware); (b) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court; and (c) agrees that it will not bring any such action or suit in any court other than the Court of Chancery of the State of Delaware in and for New Castle County, Delaware (unless the federal courts have exclusive jurisdiction over the matter, in which case each of the parties agrees that it will not bring such action or suit in any court other than the United States District Court for the District of Delaware).  Service of any process, summons, notice or document to any party’s address and in the manner set forth in Section 6(e) shall be effective service of process for any such action or suit.  EACH PARTY ACKNOWLEDGES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION OR SUIT ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(g) Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, written or oral, between the parties with respect thereto.  Merger Sub shall be a third party beneficiary of this Agreement and shall be entitled to exercise and enforce all rights and remedies that Parent may exercise and enforce under this Agreement as if Merger Sub were itself a party to this Agreement.  No agreement, understanding or arrangement of any nature regarding the subject matter of this Agreement shall be deemed to exist between Parent and Stockholder unless it constitutes an amendment to this Agreement.

(h) Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.  The exchange of a fully executed signature page to this Agreement (in counterparts or otherwise) by facsimile or by electronic delivery shall be sufficient to bind the parties to the terms of this Agreement.

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(i) Effect of Headings.  The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

(j) Attorneys’ Fees.  If any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against Stockholder, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

(k) Waiver.  No failure or the part of Parent to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.  Parent shall not be deemed to have waived any claim available to Parent arising out of this Agreement, or any power, right, privilege or remedy of Parent under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

[The remainder of this page is intentionally left blank; signatures follow on the next page.]

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IN WITNESS WHEREOF, the parties have caused this Support Agreement to be duly executed on the date and year first above written.

ANAREN, INC.

By:
Name:
Title:

STOCKHOLDER:

Signature:
Print Name:

Stockholder’s Address for Notice:

Owned Shares (as of the date hereof)
Proxy Shares (as of the date hereof)

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Exhibit 10.2
Inbar Employment Agreement

FINAL
EMPLOYMENT AGREEMENT

JACOB INBAR

This sets forth the Employment Agreement (“Agreement”), dated as of February 13, 2011 but to become effective as of the date of the Merger (as defined below) among AML Communications, Inc. (“Employer” or “AML”), a Delaware corporation, Anaren, Inc. (“Anaren”), a New York corporation, and Mr. Jacob Inbar (“Mr. Inbar” or “Employee”).

RECITALS

A. AML is based in Camarillo, California and is in the business of designing and manufacturing amplifiers and related products for the defense market (the “Business”).

B. Mr. Inbar is a co-founder of AML and currently serves as its President and Chief Executive Officer.

C. Project Orange Acquisition Corp. (“Orange”) is a wholly owned subsidiary of Anaren.

D. Anaren intends to have Orange merge into AML and to have AML be the surviving company (the “Merger”).

E. Anaren desires to retain Mr. Inbar in AML’s employment to continue to oversee and manage the Business.

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TERMS

IN CONSIDERATION of the mutual covenants and representations contained herein, and other good and valuable consideration, receipt of which is acknowledged, the parties agree as follows:

1.           Employment.

(a)           Term.  Employer shall employ Employee as AML’s General Manager for a period commencing on the effective date of the Merger between Orange and AML (“Effective Date”) and continuing until March 31, 2016 (“Period of Employment”), subject to earlier termination as provided for in paragraph 4 of this Agreement.  For avoidance of doubt and notwithstanding any other provision of this Agreement to the contrary, this Agreement shall only become effective and bind the parties upon the effective date of the Merger and thereafter.  In the event that the Merger Agreement shall have terminated without the Merger occurring, this Agreement shall automatically terminate without any further action on any party and shall be null and void.

(b)           Salary.  During the Period of Employment, except as provided below, Employer shall pay Employee a base salary at an annual rate of $250,000 (“Base Salary”).  Effective July 1, 2012, Employee’s Base Salary shall be increased to $265,000.  Employee’s Base Salary is payable in accordance with Employer’s regular payroll procedures. Employee’s performance and compensation will be reviewed on an annual basis generally after the close of Employer’s fiscal year, with the understanding that any potential upward adjustment will be at Employer’s discretiosn and in no case shall Employee’s Base Salary be less than $250,000 through June 30, 2012 or less than $265,000 through March 31, 2016.

(c)           Title.  Employee shall have the title of General Manager reporting directly to David Whitaker, General Manager, Space & Defense Group, or any other person designated by Anaren.

(d)           Incentive Bonuses.  Employee shall be eligible for annual incentive bonuses, beginning with Anaren’s fiscal year 2012.  Employee’s target bonus opportunity shall initially be set at 30% of his Base Salary in effect for the fiscal year and shall be based on achieving pre-established goals designed to enhance Employer’s financial performance.  Specific target goals are as follows:  (i) revenue; (ii) operating income; (iii) bookings and (iv) operating cash flow.  Attached at Appendix A are Employee’s goals (minimum and target) for fiscal year 2012 beginning July 1, 2011.  Each factor will be weighted separately with bonus compensation paid for each target achieved.  The annual incentive bonus, if earned, will be paid in August following the applicable fiscal year end unless otherwise paid earlier pursuant to this Agreement.  The Employee and Employer will mutually establish goals on an annual basis.  Effective fiscal year 2013, Employee’s incentive bonus opportunity shall be set at 35% of his Base Salary and then annually increased 5% each fiscal year thereafter during the Period of Employment.  Except as provided herein, the Employee shall not be eligible to participate in any other Employer sponsored bonus plan.

For the period from the Effective Date through June 30, 2011, Employee will be entitled to a one time lump sum payment, in lieu of any bonus, of $18,500, less lawful withholdings, for satisfactorily overseeing and managing various post-closing integration issues.  This payment will be made on or before August 1, 2011.

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(e)           Restricted Stock Grant.  As a member of Employer’s senior management team, Employee will be eligible for annual Restricted Stock Grants pursuant to Anaren’s 2004 Comprehensive Long Term Incentive Plan, as amended (“2004 Plan”) equal in value to 22% of his Base Salary for the respective year.  Restrictive Stock Grants will be made annually at the same time other Restricted Stock Grants are made by Anaren to its senior management team, provided Employee is employed with Employer on that date.  All Restricted Stock grants issued pursuant to this provision will be subject to the terms of the 2004 Plan, including, but not limited to, a thirty-six (36) month forfeiture provision.  Notwithstanding anything to the contrary, in the event Employee’s employment concludes on or after the expiration of the Period of Employment, Employee shall be entitled if the forfeiture period has not otherwise lapsed only to a pro rata portion of each unvested Restricted Stock Grant based on the number of months employed by Employer from the date of grant to the expiration of the Period of Employment date.  In the way of example, if Employee has been employed for 18 months of the 36 month forfeiture period at the end of his Period of Employment, he will receive 50% of the Restricted Shares granted.  If Employee remains employed by Employer on a full time basis (30 hours or more per week) after the Period of Employment as an at-will Employee, all previously issued restricted stock shall continue to vest in accordance with the terms of the 2004 Plan.

(f)           Retention Bonus.  As additional incentive to retain Mr. Inbar throughout the Period of Employment, and in consideration of Mr. Inbar’s agreement to serve as Employer’s General Manager on the terms and conditions set forth in this Agreement, Employer shall pay Mr. Inbar, a lump sum of $100,000, less lawful withholdings provided he remains employed throughout the Period of Employment.  Notwithstanding any other provision of his Agreement, Mr. Inbar’s eligibility for this retention bonus will not be forfeited if he is terminated prior to the end of the Period of Employment by the Employer without cause (as provided in paragraph (4)(a) below), or by Employee for Good Reason (as provided in paragraph (4)(f) below).  This retention bonus, if earned, will be paid within 30 days following the earlier of Mr. Inbar’s termination of employment under the circumstances described in the preceding sentence or March 31, 2016.

2.           Duties During The Period Of Employment.

(a)           Employee shall have full responsibility, subject to the reasonable direction of Mr. Whitaker, for the management of all aspects of the Business, and the discharge of such other duties and responsibilities to Employer as may from time to time be reasonably assigned to Employee.  Employee shall devote substantially his full working time and best efforts to the business and affairs of Employer, in accordance with his senior management position, except during any period of illness or incapacity.

3.           Fringe Benefits.

(a)           Benefit Plans. Employee shall be entitled to receive all benefits and privileges extended to other employees of the Employer, including, without limitation, the right to participate in the Employer’s or Anaren’s qualified deferred compensation plan (“401(k) Plan”), medical, dental, life and disability plans.  In addition, Employee shall be entitled to receive paid vacation in accordance with the Employer’s standard policy existing prior to April 1, 2011.

(b)           Additional Benefits. Employee shall be entitled to continued use of the automobile currently leased by Employer, and shall be entitled to the ancillary benefits (gas, insurance, maintenance, etc.) currently provided by the Employer for the duration of the current lease.  Upon the expiration of the current lease, this benefit shall no longer be provided to Employee, however, Employer shall pay all termination costs.

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4.           Termination.  Subject to (a) through (f) below, this Agreement may be terminated at any time by the Employer or Employee prior to March 31, 2016 upon prior written notice to the other.  In the event of a termination of employment, the following shall apply:

(a)           Termination by the Employer Without Cause.  The Employer may terminate Employee’s employment without cause upon thirty (30) days prior written notice to Employee.  In the event of a termination without cause, Employee shall be entitled to receive his Base Salary to the date of termination of employment.  Employee shall be entitled to receive a pro rata portion of any earned incentive bonus provided in paragraph 1(d) (or if Employee is terminated prior to July 1, 2012, then the pro rata portion of the incentive bonus Employee earned during the Company’s fiscal year 2011, based on the number of days Employee has worked) (“Pro Rata Portion of the Incentive Bonus”) , which shall be paid at the time determined pursuant to paragraph 1(d).  In addition, provided Employee remains in compliance with the restrictive covenants set forth in paragraphs 6 and 7 of this Agreement, the Employer shall also continue to pay Employee his Base Salary and continue the fringe benefits provided in paragraph 3(a), above (except 401(k) participation), for the duration of the “Period of Employment”.  Payments of Base Salary shall be made in monthly installments beginning within 30 days following Employee’s termination of employment and ending on the expiration of the Period of Employment.

(b)           Termination by the Employer For Cause.  The Employer may terminate Employee’s employment with cause upon immediate written notice to Employee.  In the event of a termination with cause, Employee shall be entitled to receive his Base Salary to the date of termination of employment.  Employee shall not be entitled to receive any additional compensation or benefits unless as otherwise provided herein.  For this purpose, the Employer shall be deemed to have “Cause” following the occurrence of any of the following events:

(i)           Conviction by Employee of an act or omission which is determined by a court with jurisdiction over a matter to constitute a felony under any federal or state laws which act or omission (i) invokes moral turpitude or serious bodily harm to any person, or (ii) materially adversely affects the financial well-being or reputation of the Employer, or (iii) reflects adversely upon Employee’s fitness for continued service as General Manager of the Employer, which in any such case shall be determined by Anaren senior management in its reasonable discretion.

(ii)           Alcoholism or illegal drug use, if established by competent evidence including a written certification by at least two qualified physicians and upon not less than fifteen (15) days detailed written notice to the Employee.  The Employer shall have the right, but not the obligation, upon reasonable cause, to demand that Employee submit to a medical examination by a qualified independent physician selected by the Employer and reasonably acceptable to Employee to ascertain whether such condition exists.  The Employee is entitled to contest any such allegations in accordance with the procedures set forth in paragraph 9 below.

(iii)           A willful or grossly negligent breach of any of Employee’s fiduciary duties to the Employer, including without limitation the duty of loyalty, which materially adversely affects the financial well-being of the Employer or which otherwise reflects adversely upon Employee’s fitness for continued service as General Manager of the Employer, which in either case shall be determined by Anaren’s senior management in its reasonable discretion, provided Employer gives Employee at least fifteen (15) days written notice from his manager which describes the allegations in reasonable detail.  If the Employee contests the allegations, the matter will be resolved by arbitration as set forth in paragraph 9 below.  Notwithstanding the foregoing, no act or failure to act on the Employee’s part shall be deemed “willful” or “grossly negligent” unless done, or omitted to be done, by the Employee without reasonable belief that the action or omission was in the best interest of Employer.

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(iv)           Willful or grossly negligent mismanagement by Employee , including, but not limited to a 25% decline in revenue or a 50% decline in EBITDA (determined in accordance with generally accepted accounting principles consistently applied) for any fiscal year compared with AML Communications fiscal year 2011 as the base year .  Notwithstanding the foregoing, no decline in revenue or EBITDA shall constitute mismanagement if a comparable decline in revenue or EBITDA has affected Anaren’s Space & Defense Group.  Notwithstanding the foregoing, no act or failure to act on the Employee’s part shall be deemed “willful” or “grossly negligent” unless done, or omitted to be done, by the Employee without reasonable belief that the action or omission was in the best interest of Employer, however, a determination of “mismanagement” due to Employee’s failure to sustain the revenue and profitability thresholds identified in this subparagraph (iv) shall not be subject to this qualification.  Notwithstanding anything to the contrary in this paragraph 4(b), if Employee is terminated solely due to this subparagraph (iv), Employer will pay Employee, in addition to any Base Salary earned but unpaid, up to two years of Base Salary, provided he continues to comply with the restrictive covenants set forth in paragraphs 6 and 7.  Payments of Base Salary shall be made in monthly installments beginning within 30 days following Employee’s termination of employment and ending on the earlier of the expiration of such two-year period or the expiration of the Period of Employment.  If the Employee contests Anaren’s determination, the matter will be resolved by arbitration as set forth in paragraph 9 and no termination will occur until the arbitrator has rendered his/her ruling.  Employee shall be placed on unpaid administrative leave pending the outcome of the arbitration, and the arbitrator may, if he or she finds in favor of the Employee, award back pay for the interim period.  It is expressly understood that in rendering his/her decision as to whether the Employee engaged in “willful” or “grossly negligent” mismanagement, the arbitrator shall take into consideration whether the revenue or profitability thresholds identified in this subparagraph (iv) were triggered due to Anaren’s directives that were implemented without concurrence from Employee or were the result of Employee’s mismanagement.  “EBITDA” shall mean earnings before interest, taxes, depreciation and amortization of AML.

(v)           A willful or grossly negligent breach of a material term of this Agreement.  If the Employee contests Anaren’s determination, the matter will be resolved by arbitration as set forth in paragraph 9 and no termination will occur until the arbitrator has rendered his or her ruling.  Employee shall be placed on unpaid administrative leave pending the outcome of the arbitration, and the arbitrator may, if he or she finds in favor of the Employee, award back pay for the interim period.  Notwithstanding the foregoing, no act or failure to act on the Employee’s part shall be deemed “willful” or “grossly negligent” unless done, or omitted to be done, by the Employee  without reasonable belief that the action or omission was in the best interest of Employer.

(vi)           Notwithstanding any other term or provision of this  Agreement to the contrary, if Employee’s employment is terminated for “Cause”, Employee shall forfeit all rights to receive future payments and benefits otherwise provided pursuant to this Agreement and additionally forfeits all unvested Restricted Stock previously granted to Employee.

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(vii)           Any arbitration proceeding conducted pursuant to subparagraph (iv) or (v) shall be completed within sixty (60) days of filing, and if the proceeding is not completed within sixty (60) days, Employee will be placed on paid leave retroactive to the date of termination, provided the delay was not in any way caused by Employee.

(c)           Death.  In the event of a termination of Employee’s employment as a result of Employee’s death, Employee’s designated beneficiary (See Appendix B) shall be entitled to receive any earned but unpaid Base Salary through the date of Employee’s death.  Employee’s beneficiary shall likewise be entitled to receive a Pro Rata Portion of the Incentive Bonus (which shall be paid at the time determined pursuant to paragraph 1(d)).

(d)           Disability.  In the event of Employee’s long term disability, as determined in accordance with the Employer’s disability plan or policy the Employer shall have the right to terminate Employee’s employment with the Employer upon written notice after ninety (90) days from the onset of the stated disability date.  For the purpose of this Agreement, Employee’s inability to perform Employee’s regular duties by reason of physical or mental illness or injury for a period of twenty-six (26) successive weeks (“Disability Period”) shall constitute “Disability.”  In such event, during the Disability Period the Employee shall be entitled to receive his Base Salary in addition to any other benefits to which Employee may be entitled for the disability period on account of such disability, including, but not limited to, benefits provided under California’s Compensation Law.  Employee shall likewise be entitled to receive a Pro Rata Portion of the Incentive Bonus (which shall be paid at the time determined pursuant to paragraph 1(d)).  The Employee is entitled to contest any termination as a result of a disability as set forth in paragraph 9 and no termination will occur until the arbitrator has rendered his or her ruling.  If the Employer terminates the Employee because he is disabled, the restrictive covenant contained in paragraph 7 will not apply.

(e)           Voluntary Termination by Employee.  Employee may terminate Employee’s employment voluntarily upon sixty (60) days prior written notice to the Employer.  In the event of a voluntary termination by Employee, Employee shall be entitled to receive his Base Salary payable to the date of termination of employment.  Employee shall not be entitled to receive any additional compensation or benefits and will forfeit all unvested Restricted Stock previously granted to Employee.

(f)           Termination by Employee For Good Reason.  Employee may terminate Employee’s employment for Good Reason upon thirty (30) days prior written notice to the Employer.  Such a termination shall be treated as a termination by the Employer without cause, and Employee shall be entitled to be paid the amounts provided in paragraph 4(a), subject to the same terms and conditions as set forth in paragraph 4(a).  To the extent Employee receives a payment that is deemed an “excess parachute payment” within the meaning of Internal Revenue Code Section 280G triggered by termination pursuant specifically to Section 4(f)(i) below, Employer will reimburse Employee to the extent Employee is required to pay excise tax (including taxes owed on the reimbursement itself) specifically attributable to the payment.  This remittance shall be made by the end of Employee’s taxable year in which Employee remits the excise taxes.

For purposes of this paragraph, Employee shall be deemed to have “Good Reason” if:  (i) the Employer or Anaren commits a breach of a material term of this Agreement, unless such breach was isolated, inadvertent, not committed in bad faith and was cured within fifteen (15) days of receipt of written notice from Employee to the Secretary of Anaren; (ii) the Employee’s duties change materially, or (iii) Employer relocates its current Camarillo facility beyond a thirty-five (35) mile radius of its current location.  Notwithstanding anything to the contrary, loss of duties as a result of Employer’s previous “public company” status will not constitute a “material change in duties” for purpose of this paragraph.  If the Employee terminates this Agreement pursuant to (i) of this paragraph, the provisions of paragraph 7 will not apply

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5.           Withholding.  Employer shall deduct and withhold from compensation and benefits provided under this Agreement all legally required taxes and any benefit contributions required by law.

6.           Proprietary Information.  Employee acknowledges that the Employer and Anaren possesses and will continue to possess information that has commercial value and is treated by the Employer as confidential.  Such information may include information created, discovered or developed by Employee and Anaren during the period of or arising out of his employment by the Employer, whether before or after the date of this Agreement.  Such information may also include information belonging to Anaren, any of Anaren’s wholly owned subsidiaries, and/or Anaren’s clients, customers or suppliers.  All such information is hereinafter called “Proprietary Information,” which term includes, without limitation, discoveries, developments, designs, improvements, inventions, blueprints, processes, computer programs, know how, data, marketing and business plans and outlines, budgets, projections, financial statements, costs, fee schedules, client and supplier lists, client and prospective client databases, and access codes and similar security information and procedures; provided, however, that the term “Proprietary Information” shall not include any of the foregoing which is in the public domain other than as the result of a breach of Employee’s obligations under this Agreement or Employee’s negligence or willful misconduct.  Employee covenants and agrees that he will not, either during the term of his employment by the Employer or any time thereafter, directly or indirectly, use or disclose to any person, business, firm, or corporation any Proprietary Information of the Employer or of Anaren, other than in connection with the proper performance of his duties on behalf of the Employer, regardless of whether such use or disclosure is for his own benefit or to the detriment or probable detriment of the Employer or Anaren.

7.           Competition.  In consideration of the continued employment of Employee by the Employer, and the other terms and conditions of this Agreement, Employee agrees not to compete with the business of Employer, as provided below.  The parties agree and acknowledge that Employee, as a key member of the Employer’s senior management team and as Employer’s former President and Chief Executive Officer, has had access to certain Proprietary Information relating to the business of the Employer and has a special intimate knowledge of the affairs of customers of the Employer, including, without limitation, customer lists and other information relating to the identity of customers of the Employer, persons employed by such customers, and the future needs of such customers.  Employee acknowledges that such Proprietary Information and such knowledge comprise an important and valuable asset of the Employer and that any removal, disclosure or unauthorized use of such Proprietary Information or knowledge by Employee would do material irreparable damage to the Employer.  Employee agrees and acknowledges that it would be difficult to determine if Employee was utilizing such Proprietary Information and knowledge in a manner contrary to the provisions of this Agreement.  As a result of the foregoing, Employee agrees as follows:

(a)           Employee will not, during the term of his employment and for two (2) years after the termination of such employment (such period being hereinafter referred to as the “Period of the Covenant”),  regardless of the reason(s) for termination except as otherwise provided in this Agreement, directly or indirectly, (i) engage in any Competitive Business, as defined herein, or (ii) perform any service on behalf of a Competitive Business, or (iii) have any material interest, whether as proprietor, partner, joint venturer, member of a limited liability company, employee, stockholder, principal, agent, consultant, contractor, director, officer, or in any other capacity or manner whatsoever, in any enterprise that engages in a Competitive Business, anywhere throughout the world; provided, however, that Employee may have a passive ownership interest of not more than five percent of the outstanding capital stock of any publicly held corporation engaged in a Competitive Business so long as he is not otherwise engaged or interested in the corporation.

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(b)           In furtherance of the foregoing and not in limitation thereof, during the Period of the Covenant, Employee shall not, directly or indirectly, (i) solicit or service or attempt to solicit or service in any way on behalf of any Competitive Business, any customer or prospective customer of the Employer, who was a customer at the date of termination of employment or who was a customer of or was provided a written quotation by the Employer within three (3) years prior thereto (which three (3) year period shall run from the last date an invoice for services rendered by the Employer was forwarded to any such customer, whether or not the Employer is performing services for such customer at the date of termination of employment), or (ii) employ or otherwise engage, or attempt to employ or otherwise engage, in or on behalf of any Competitive Business, any person who is employed or engaged as an employee, consultant or contractor of the Employer or who has been employed or engaged as an employee, consultant or contractor of the Employer within one year prior to such employment or engagement, or (iii) induce or attempt to induce, whether or not on behalf of a Competitive Business, any person who is employed or engaged as an employee, consultant or contractor of the Employer to leave such employment or engagement.

(c)           For purposes of this paragraph 7, “Competitive Business” means (i) any business which manufactures low noise amplifiers, small signal amplifiers; integrated microwave assemblies, or power amplifiers, for military end uses and/or the commercial aviation market, (ii) any business which designs, develops or manufacturers control and data acquisition equipment for electric power grid applications and (iii) any business which otherwise competes with the business which Employer knew was conducted or proposed to be conducted by the Employer at the date of termination of employment or at any time within one year prior to such date.

(d)           The parties agree that any failure on the part of Employee to comply with the provisions of paragraph 6 or this paragraph 7 shall be deemed willful and may give rise to an action for damages, including, without limitation, punitive or otherwise, the cost of bringing such action, whether or not a court proceeding is instituted, and reasonable attorneys’ fees.  Due to the severe detriment that could be suffered by the Employer should Employee be in breach under any of the provisions of paragraph 6 or this paragraph 7, and due to the difficulty of measuring the damages, the parties also agree that the Employer shall be entitled to injunctive relief in the event of any such breach or threatened breach.

(e)           The covenants contained in paragraph 6 and this paragraph 7 shall be construed as independent of each other and shall survive the termination of employment of Employee in accordance with the terms of this Agreement and in the event any such provision shall be deemed invalid or unenforceable, such provision shall not invalidate or have any effect on any other provision of this paragraph.  If any court shall determine that the duration, geographic limitations, subject or scope of any restriction contained in this paragraph 7 is unenforceable, it is the intention of the parties that this paragraph 7 shall not thereby be terminated but shall be deemed amended to the extent required to make it valid and enforceable, such amendment to apply only with respect to the operation of this paragraph 7 in the jurisdiction of the court that has made the adjudication.

(f)           If there is a violation of this paragraph 7 and the Employer brings legal action for injunctive or other relief, the Employer shall not, as a result of the time involved in obtaining the relief, be deprived of the benefit of the full period of the covenant set forth herein.  Accordingly, the covenant set forth in this paragraph 7 shall be deemed to have the duration specified in paragraph 7(a), computed from the date the relief is granted but reduced by the time between the period when the covenant began to run and the date of the first violation of such covenant by Employee.  In the event of any proceeding resulting from the alleged breach by Employee of any provision of paragraph 6 or this paragraph 7, the prevailing party shall be entitled to reimbursement of its costs of litigation, including reasonable attorneys’ fees.

(g)           Notwithstanding the forgoing or anything in this Agreement to the contrary, if Employee has continued to be employed by Employer through March 31, 2016 and Employee’s employment is thereafter terminated by Employer pursuant to its at- will employment policy, the restrictions set forth in paragraphs 7(a) and 7(b) shall not apply.

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8.           Change of Control.  Subject to the terms, conditions and limitations of this Agreement, if Employee’s employment by Employer terminates within one year following a “Change of Control” of Anaren which occurs during the Period of Employment, and if such termination is due to Employee’s involuntary termination of employment for reasons other than “Cause,” then, in lieu of all other severance or severance-type payments or benefits described in this Agreement, Employer shall:

(a)           Pay to Employee an aggregate severance benefit equal to Employee’s Base Salary for the remaining Period of Employment, plus an amount equal to the incentive bonus earned by Employee for the year prior to the year during which the “Change of Control” occurs.

(i)           Treat as immediately vested all restricted Anaren stock issued to Employee.

(ii)           Provide Employee with continuation of life, disability and health insurance benefits, under the same terms and conditions that Employer provides such insurance to its active employees for the remaining Period of Employment.

(b)           The severance benefit described in paragraph 8(a) shall be paid in substantially equal monthly installments during the unexpired portion of the Period of Employment commencing within 30 days following Employee’s termination of employment.  If Employee dies prior to receiving all of the payments due pursuant to this paragraph then any unpaid amounts shall be paid to the beneficiary designated by Employee on the “Beneficiary Designation Form” attached to this Agreement as Appendix B.

(c)           Upon expiration of the period described in paragraph 8(a)(ii), Employee (and Employee’s qualified beneficiaries) shall be eligible to commence COBRA continuation benefits, in accordance with the COBRA provisions of Employer’s group health plan.

(d)           If any portion of the amounts paid to, or value received by Employee following a “change of control” (whether paid or received pursuant to this paragraph 8 or otherwise) constitutes an “excess parachute payment” within the meaning of Internal Revenue Code Section 280G, then the parties shall negotiate a restructuring of payment dates and/or methods to minimize or eliminate the application of Section 280G, but only if and to the extent such restructuring will not result in the premature recognition of income or the imposition of excise taxes or other penalties under Internal Revenue Code Section 409A.  If an agreement to restructure payments cannot be reached within sixty days of the date the first payment is due under this paragraph, then payment shall be made without restructuring.  In that case, Employee shall be responsible for all taxes and penalties payable by Employee as a result of Employee’s receipt of an “excess parachute payment.”  This subparagraph (d), if applicable, shall provide the basis for addressing any other post-termination payment provided for in this Agreement.

(e)          Payments made and benefits provided pursuant to this paragraph 8 shall be subject to withholding for income, employment and other similar taxes Employer may be required to withhold.

(f)           As a condition to Employer’s obligation to provide or continue the payments and benefits pursuant to this paragraph 8, Employee must first execute a General Releases that release and discharges Employer and Anaren from all claims of any type arising out of Employee’s employment or the termination of employment; provided that Employee shall only be obligated to execute such General Release if Employer and Anaren also execute a General Release releasing and discharging Employer from all claims of any type arising out of Employee’s employment or the termination of employment.

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(g)           For purposes of this Agreement, a “Change of Control,” of Anaren shall be deemed to have occurred if:

(i)           any “person,” including a “group” as determined in accordance with the Section 13(d)(3) of the Securities Exchange Act of 1934 (“Exchange Act”), is or becomes the beneficial owner, directly or indirectly, of securities of Anaren representing 30% or more of the combined voting power of Anaren’s then outstanding securities;

(ii)           as a result of, or in connection with, any tender offer or exchange offer, merger or other business combination (a “Transaction”), the persons who were directors of Anaren before the Transaction shall cease to constitute a majority of the Board of Directors of Anaren or any successor;

(iii)           Anaren is merged or consolidated with another corporation and as a result of the merger or consolidation less than 70% of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former stockholders of Anaren;

(iv)           a tender offer or exchange offer is made and consummated for the ownership of securities of Anaren representing 30% or more of the combined voting power of Anaren’s then outstanding voting securities; or
(v)           Anaren transfers substantially all of its assets to another corporation which is not controlled by Anaren.

9.           Arbitration.  Any dispute, claim or controversy between the parties relating to or arising out of the interpretation or performance of this Agreement (other than claims arising under paragraphs 6 or 7) shall be settled by arbitration conducted by a single arbitrator appointed by the American Arbitration Association in accordance with AAA’s Employment Arbitration Rules and Procedures.  The arbitration shall take place in the County of Los Angeles in the State of California.  The arbitrator shall decide the issues presented applying this Agreement and the laws of California, other than such laws, rules, regulations and case law that would result in the application of the laws of a jurisdiction other than California.  The award of the arbitrator shall be in writing, shall be final and binding upon the parties and shall not be appealed from or contested in any court.  The arbitrator shall have the authority to award any remedy or relief that a court of the State of California could order or grant, including, without limitation, specific performance of any obligation created under this Agreement, the issuance of an injunction, or the imposition of sanctions for abuse or frustration of the arbitration process.  Employer shall bear any and all costs that are unique to the arbitral forum.  No party shall, in connection with any proceedings held pursuant to this paragraph, be required to furnish any bond, unless required by law.  Should either party fail to appear or be represented at the arbitration proceedings after due notice in accordance with the rules, then the arbitrator may nevertheless render a decision in the absence of said party and such decision shall have the same force and effect as if the absent party had been present, whether or not it shall be adverse to the interests of said party.  Any award rendered hereunder may be entered for enforcement, if necessary, in any court of competent jurisdiction.

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10.           Notice.  All notices or other communications which are required to be given or may be given to the parties pursuant to the terms of this Agreement shall be sufficient in all respects if given in writing and delivered personally or by registered or certified mail, postage prepaid, addressed to the address of the party set forth on the signature page to this Agreement.  Notice shall be deemed given on the date of delivery in the case of personal delivery or on the date of delivery to or refusal by such party as specified on the return receipt in the case of registered or certified mail.  Either party may change its address for such communications by giving notice thereof to the other party in conformity with this paragraph.

11.           Benefits.  The rights and obligations hereunder shall not be transferable, except that the Employer will assign its rights and obligations under this Agreement to a successor to all or substantially all of the Employer’s business.  Subject to the preceding limitation, all rights and obligations hereunder shall inure to the benefit of, and be enforceable by or against the parties hereto, their successors and assigns.

12.           Applicable Law and Construction.  This Agreement shall be interpreted and construed according to the laws of the State of California, other than such laws, rules, regulations and case law that would result in the application of the laws of a jurisdiction other than the State of California.  The exclusive venue for any judicial or quasi-judicial action arising out of or related to this Agreement shall be brought in the County of Los Angeles in the State of California.  This Agreement shall be interpreted and applied in all circumstances in a manner that is consistent with the intent of the parties that amounts earned and payable pursuant to this Agreement shall not be subject to the premature income recognition or adverse tax provisions of Internal Revenue Code Section 409A.  Accordingly, by way of example and not limitation, (a) distributions of benefits payable following Employee’s termination of employment shall commence as of the date required by this Agreement or, if later, the earliest date permitted by Internal Revenue Code Section 409A, (generally six months after termination, if Employee is a “specified employee” within the meaning of Internal Revenue Code Section 409A), and (b) the phrase “termination of employment” (and similar terms and phrases) shall be construed to mean “separation from service” within the meaning of Internal Revenue Code Section 409A.  However, Anaren and Employer make no representation that the terms of this Agreement or benefits provided pursuant to this Agreement will comply with Internal Revenue Code Section 409A and make no undertaking to prevent Internal Revenue Code Section 409A from applying to the benefits provided pursuant to this Agreement or to mitigate the effects of Internal Revenue Code Section 409A on any benefits provided pursuant to this Agreement.

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13.           Rules, Regulations and Policies.  Employee shall abide by and comply with all of the material rules, regulations, and policies of Employer, which are not inconsistent with this Agreement, in addition to Anaren’s Code Ethics and Business Conduct policy.

14.           No Prior Restrictions.  Employee affirms and represents that Employee is under no obligation to any former employer or other third party which is in any way inconsistent with, or which imposes any restriction upon, the employment of Employee by Employer, or Employee’s undertakings under this Agreement.

15.           Return of Employer’s Property.  After Employee has received notice of termination or at the end of the term of this Agreement whichever first occurs, Employee shall immediately return to Employer all documents and other property in his possession belonging to Employer.

16.           Miscellaneous.

(a)           This Agreement constitutes the entire understanding and agreement between the parties with respect to Employee’s employment with Employer and shall supersede all prior understandings and agreements.

(b)           This Agreement cannot be amended, modified or supplemented in any respect, except by a subsequent written agreement entered into by the parties.

(c)           The services to be performed by Employee are special and unique; it is agreed that any breach of this Agreement by Employee shall entitle Employer (or any successor or permitted assigns of Employer), in addition to any other legal remedies available to it, to apply to any court of competent jurisdiction to enjoin such breach.

(d)           The provisions of paragraphs 6 and 7, and any other provisions of this Agreement that by their terms survive the termination of this Agreement or Period of Employment, shall survive the termination of this Agreement.

17.           Counterparts. This Agreement may be executed in counterparts, which together shall constitute one in the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first above written.

AML COMMUNICATIONS, INC.

By:	/s/ Edwin McAvoy
Edwin McAvoy
Secretary

ANAREN, INC.

By:	/s/ Lawrence A. Sala
Lawrence A. Sala
President and CEO

EMPLOYEE:

By:	/s/ Jacob Inbar
Jacob Inbar

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Attachment A

	Minimum	Target	% of Opportunity
Revenue	$16.2M	$18.9M	25%
Bookings	$16.5M	$19.2M	25%
Operating Income	12%	18%	25%
Operating Cash Flow	$2.5M	$3.4M	25%

•	The above goals assume FY11 year sales of $15.75M

•	The goals are for FY12 which is July 1, 2011 to June 30, 2012

•	The revenue minimum is set by multiplying the prior year sales by 1.03. The revenue target is set by multiplying the prior year sales by 1.20.

•	The bookings minimum is set by multiplying the revenue minimum by 1.015. The bookings target is set by multiplying the revenue target by 1.015.

•	Cash flow is determined by the following:

Operating income + depreciation + intangible amortization + stock based compensation + / - change in inventory + / - change in receivables.
Excluding any charges for non cash inventory step up.

Payouts for each measure will be based on where actual results fall relative to the stated Minimum and Target values.  This is determined by a normalized linear interpolation between the Minimum and Target values (a resulting value between 0 and 1), multiplied by the weight factor for that measure (in the above example 25%).  In the case where the actual achieved performance is greater than the Target value and the group has achieved at least the Minimum value in all of the other performance measures, then additional credit on that measure will be awarded.  This is determined by a linear extrapolation above the Target value (with the same slope as between the Min and Target) with a maximum normalized value of 1.5.  Thus, if the group exceeded shipments to the full extent, then the 1.5 would be multiplied by the weight factor to determine the payout for shipments – for the example above it would be 1.5 x 25% or 37.5% would be the payout or that measure (maximum payout).

Total Plan Payout percentage will be determined by adding the properly weighted payouts from each measure.  The Total Plan Payout will be capped at 100%, even if one or more of the individual goals are exceeded and produce a calculated result greater than 100%.

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APPENDIX B

BENEFICIARY DESIGNATION FORM

Pursuant to the Employment Agreement among AML Communications, Inc., Anaren, Inc. and Mr. Jacob Inbar dated as of ___________ (“Agreement”), I, Jacob Inbar, hereby designate 100% to ___________, my spouse, as the beneficiary of amounts payable upon my death in accordance with paragraphs 4(c) and 8(b) of the Agreement.  My beneficiary’s current address is on file at the Employer’s location.

Dated:
Jacob Inbar

Witness

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Exhibit 10.3
Mazilu Employment Agreement

FINAL

EMPLOYMENT AGREEMENT

TIBERIU MAZILU

This sets forth the Employment Agreement (“Agreement”) dated as of February 13, 2011 but to become effective as of the date of the Merger (as defined below) between AML Communications, Inc. (“Employer” or “AML”) a Delaware corporation, Anaren, Inc. (“Anaren”) a New York corporation and Mr. Tiberiu Mazilu (“Mr. Mazilu” or “Employee”).

RECITALS

A. AML is based in Camarillo, CA and is in the business of designing and manufacturing amplifiers and related products for the defense market (the “Business”).

B. Mr. Mazilu currently serves as Executive Vice President, Engineering.

C. Project Orange Acquisition Corp. (Orange”) is a wholly owned subsidiary of Anaren.  Anaren intends for Orange to merge into AML and to have AML be the surviving entity (the “Merger”).

D. Anaren desires to retain Mr. Mazilu in Employer’s employment to continue to serve as Manager - Engineering.

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TERMS

IN CONSIDERATION of the mutual covenants and representations contained herein, and other good and valuable consideration, receipt of which is acknowledged, the parties agree as follows:

1.           Employment.

(a)           Term.  Employer shall employ Employee as its Manager, Engineering for a period commencing on the effective date of the Merger between Orange and AML (“Effective Date”) and ending on June 30, 2013 (“Period of Employment”), subject to earlier termination as provided in paragraph 4 of this Agreement.  After the Period of Employment expires, the parties contemplate that Employee will continue to work for Employer, as an at-will employee, but on a reduced hour basis of thirty (30) hours per week.  For avoidance of doubt and notwithstanding any other provision of this Agreement to the contrary, this Agreement shall only become effective and bind the parties upon the effective date of the Merger and thereafter.  In the event that the Merger Agreement shall have terminated without the Merger occurring, this Agreement shall automatically terminate without any further action on any party and shall be null and void.

(b)           Salary.  During the Period of Employment, Employer shall pay Employee a base salary at an annual rate of $195,000 (“Base Salary”).  Employee's Base Salary is payable in accordance with Employer’s regular payroll procedures.  Employee’s performance and compensation will be reviewed on an annual basis generally after the close of Employer’s fiscal year, with the understanding that any potential increase will be at Employer’s discretion, and in no case shall Employee’s Base Salary be less than $195,000.

(c)           Title.  Employee shall have the title of Manager - Engineering reporting directly to Mr. Inbar, General Manager, or any other person designated by Employer.

(d)           Incentive Bonuses.  Employee shall be eligible for annual incentive cash bonuses, beginning with Employer’s fiscal year 2012.  Employee’s target bonus opportunity shall be 25% of his Base Salary in effect for the fiscal year and shall be based on achieving pre-established goals designed to enhance Employer’s financial performance.  Specific target goals are as follows:  (i) revenue; (ii) operating income; (iii) bookings and (iv) operating cash flow.  Attached at Appendix A are Employee’s goals (minimum and target) for fiscal year 2012 beginning July 1, 2011.  Each factor will be weighted separately with bonus compensation paid for each target achieved.  The annual incentive bonus, if earned, will be paid in August following the applicable fiscal year end unless otherwise paid earlier pursuant to this Agreement. The Employee and Employer will mutually establish goals on an annual basis.  The Employee shall not be eligible to participate in any other Employer sponsored bonus plan. For the Effective Date through June 30, 2011, Employee will be entitled to a one-time lump sum payment, in lieu of any bonus, of $15,000, less applicable withholdings, for satisfactorily overseeing and managing various post-closing integration issues.  The payment will be made on or about August 1, 2011.

(e)           Restricted Stock Grant.  As a member of Employer’s senior management team, Employee will be eligible for annual Restricted Stock Grants pursuant to Anaren’s 2004 Comprehensive Long Term Incentive Plan, as amended (“2004 Plan”) equal in value to 16% of his Base Salary for the respective year.  Restrictive Stock Grants will be made annually at the same time other Restricted Stock Grants are made by Anaren to its senior management team, provided Employee is employed with Employer on that date.  All Restricted Stock grants issued pursuant to this provision will be subject to the terms of the 2004 Plan, including, but not limited to, a thirty-six (36) month forfeiture provision.

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Notwithstanding anything to the contrary, in the event Employee employment concludes on or after the expiration of the Period of Employment, Employee shall be entitled if the forfeiture period has not otherwise lapsed only to a pro rata portion of each unvested Restricted Stock Grant based on the number of months employed by Employer from the date of grant to the expiration of the Period of Employment date.  In the way of example, if Employee has been employed for 18 months of the 36 month forfeiture period at the end of his Period of Employment, he will receive 50% of the Restricted Shares granted.  If Employee remains employed by Employer on a full time basis (30 hours or more per week) after the Period of Employment as an at-will Employee, all previously issued restricted stock shall continue to vest in accordance with the terms of the 2004 Plan.

(f)           Retention Bonus.  As additional incentive to retain Mr. Mazilu throughout the Period of Employment, and in consideration of Mr. Mazilu’s agreement to serve as Employer’s Manager – Engineering on the terms and conditions set forth in this Agreement, Employer shall pay Mr. Mazilu, a lump sum of $46,800, less lawful withholdings, provided he remains employed throughout the Period of Employment and for one year later on a reduced hour basis of approximately 30 hours per week.  Notwithstanding any other provision of his Agreement, Mr. Mazilu’s eligibility for this Bonus will not be forfeited if he is terminated prior to the end of the period that ends one year after the end of the Period of Employment by the Employer without cause as provided in paragraph ((4)(a) below), or by Employee for Good Reason as provided in paragraph ((4)(f) below).  This retention bonus, if earned, will be paid within 30 days following the earlier of Mr. Mazilu’s termination of employment under the circumstances described in the preceding sentence or June 30,2014.

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2.           Duties During The Period Of Employment.

(a)           Employee shall have full responsibility, subject to the reasonable direction of Mr. Inbar, for the management of Employer’s Engineering activities, and the discharge of such other duties and responsibilities to Employer as may from time to time be reasonably assigned to Employee.  Employee shall devote substantially his full working time and best efforts to the business and affairs of Employer, in accordance with his senior management position, except during any period of illness or incapacity, or to engage in charitable or community activities, provided that such activities on behalf of any charity or civic organization collectively do not unreasonably interfere with the performance of his duties under this Agreement.

3.           Fringe Benefits.

(a)           Benefit Plans.  Employee shall be entitled to receive all benefits and privileges extended to other employees of the Employer, including, without limitation, the right to participate in the Employer’s 401k qualified deferred compensation plan, medical, dental, life and disability plans.  In addition, Employee shall be entitled to receive paid vacation in accordance with the Employer’s standard policy existing prior to April 1, 2011.

4.           Termination.  Subject to (a) through (f) below, this Agreement may be terminated at any time by the Employer or Employee prior to June 30, 2013 upon prior written notice to the other.  In the event of a termination of employment, the following shall apply:

(a)           Termination by the Employer Without Cause.  The Employer may terminate Employee’s employment without cause upon thirty (30) days prior written notice to Employee.  In the event of a termination without cause, Employee shall be entitled to receive his Base Salary to the date of termination of employment.  Except as otherwise set forth herein, Employee shall be entitled to receive a pro rata portion of any earned incentive bonus provided in paragraph 1(d) which shall be paid at the time determined pursuant to paragraph 1(d).  In addition, provided Employee remains in compliance with the restrictive covenants set forth in paragraphs 6 and 7 of this Agreement, the Employer shall also continue to pay Employee his Base Salary and continue the fringe benefits provided in paragraph 3(a), above (except 401(k) participation) for the duration of the “Period of Employment”.  Payments of Base Salary shall be made in monthly installments beginning within 30 days following Employee’s termination of employment and ending on the expiration of the Period of Employment.

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(b)           Termination by the Employer For Cause.  The Employer may terminate Employee’s employment with cause upon immediate written notice to Employee.  In the event of a termination with cause, Employee shall be entitled to receive his Base Salary to the date of termination of employment.  Employee shall not be entitled to receive any additional compensation or benefits unless as otherwise provided therein.  For this purpose, the Employer shall be deemed to have “Cause” following the occurrence of any of the following events:

(i)           Conviction by Employee of an act or omission which is determined by a court with jurisdiction over a matter to constitute a felony under any federal or state laws which act or omission (i) invokes moral turpitude or serious bodily harm to any person, or (ii) materially adversely affects the financial well-being or reputation of the Employer, or (iii) reflects adversely upon Employee’s fitness for continued service as Manager, Engineering of the Employer, which in any such case shall be determined by Anaren senior management in its reasonable discretion.

(ii)           Alcoholism or illegal drug use, if established by competent evidence including a written certification by at least two qualified physicians and upon not less than fifteen (15) days detailed written notice to the Employee.  The Employer shall have the right, but not the obligation, upon reasonable cause, to demand that Employee submit to a medical examination by a qualified independent physician selected by the Employer and reasonably acceptable to Employee to ascertain whether such condition exists.  The Employee is entitled to contest any such allegations in accordance with the procedures set forth in paragraph 9 below.

(iii)           A willful or grossly negligent breach of any of Employee’s fiduciary duties to the Employer, including without limitation the duty of loyalty, which materially adversely affects the financial well-being of the Employer or which otherwise reflects adversely upon Employee’s fitness for continued service as General Manager of the Employer, which in either case shall be determined by Anaren’s senior management in its reasonable discretion, provided Employer gives Employee at least fifteen (15) days written notice from his manager which describes the allegations in reasonable detail.  If the Employee contests the allegations, the matter will be resolved by arbitration as set forth in paragraph 9 below. Notwithstanding the foregoing, no act or failure to act on the Employee’s part shall be deemed “willful” or “grossly negligent” unless done, or omitted to be done, by the Employee without reasonable belief that the action or omission was in the best interest of Employer.

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(iv)           Willful or grossly negligent mismanagement by Employee, including, but not limited to a 25% decline in revenue or a 50% decline in EBITDA (determined in accordance with generally accepted accounting principles consistently applied) for any fiscal year compared with AML Communications fiscal year 2011 as the base year.  Notwithstanding the foregoing, no decline in revenue or EBITDA shall constitute mismanagement if a comparable decline in revenue or EBITDA has affected Anaren’s Space & Defense Group.  Notwithstanding the foregoing, no act or failure to act on the Employee’s part shall be deemed “willful” or “grossly negligent” unless done, or omitted to be done, by the Employee without reasonable belief that the action or omission was in the best interest of Employer, however, a determination of “mismanagement” due to Employee’s failure to sustain the revenue and profitability thresholds identified in this subparagraph (iv) shall not be subject to this qualification.  Notwithstanding anything to the contrary in this paragraph 4(b), if Employee is terminated solely due to not meeting the revenue or profitability expectation thresholds identified in subparagraph (iv), Employer will pay Employee, in addition to any Base Salary earned but unpaid, up to eighteen (18) months of Base Salary, provided he continues to comply with the restrictive covenants set forth in paragraphs 6 and 7.  Payments of Base Salary shall be made in monthly installments beginning within 30 days following Employee’s termination of employment and ending on the earlier of the expiration of such two-year period or the expiration of the Period of Employment.  If the Employee contests Anaren’s determination, the matter will be resolved by arbitration as set forth in paragraph 9 and no termination will occur until the arbitrator has rendered his/her ruling.  Employee shall be placed on unpaid administrative leave pending the outcome of the arbitration, and the arbitrator may, if he or she finds in favor of the Employee, award back pay for the interim period. It is expressly understood that in rendering his/her decision as to whether the Employee engaged in “willful” or “grossly negligent” mismanagement, the arbitrator shall take into consideration whether the decline in revenue or profitability identified in this subparagraph (iv) were triggered due to Anaren’s directives that were implemented without concurrence from either Employee, or Mr. Inbar, or were the result of Employee’s mismanagement.  “EBITDA” shall mean earnings before interest, taxes, depreciation and amortization of AML.

(v)           A willful or grossly negligent breach of a material term of this Agreement.  If the Employee contests Anaren’s determination, the matter will be resolved by arbitration as set forth in paragraph 9 and no termination will occur until the arbitrator has rendered his or her ruling.  Employee shall be placed on unpaid administrative leave pending the outcome of the arbitration, and the arbitrator may, if he or she finds in favor of the Employee, award back pay for the interim period.  Notwithstanding the foregoing, no act or failure to act on the Employee’s part shall be deemed “willful” or “grossly negligent” unless done, or omitted to be done, by the Employee without reasonable belief that the action or omission was in the best interest of Employer.

(vi)           Notwithstanding any other term or provision of this Agreement to the contrary, if Employee's employment is terminated for “Cause”, Employee shall forfeit all rights to receive future payments and benefits otherwise provided pursuant to this Agreement and additionally forfeits all unvested Restricted Stock previously granted to Employee.

(vii)           Any arbitration proceeding conducted pursuant to subparagraph (iv) or (v) shall be completed within sixty (60) days of filing, and if the proceeding is not completed within sixty (60) days, Employee will be placed on paid leave retroactive to the date of termination, provided the delay was not in any way caused by Employee.

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(c)           Death.  In the event of a termination of Employee’s employment as a result of Employee’s death, Employee’s designated beneficiary (See Appendix B) shall be entitled to receive any earned but unpaid Base Salary through the date of Employee’s death.  Employee’s beneficiary shall likewise be entitled to receive a pro rata portion of any earned bonus provided in paragraph 1(d) above (which shall be paid at the time determined pursuant to paragraph 1(d)).

(d)           Disability.  In the event of Employee’s long term disability, as determined in accordance with the Employer’s disability plan or policy the Employer shall have the right to terminate Employee’s employment with the Employer upon written notice after ninety (90) days from the onset of the stated disability date.  For the purpose of this Agreement, Employee's inability to perform Employee's regular duties by reason of physical or mental illness or injury for a period of twenty-six (26) successive weeks (“Disability Period”) shall constitute “Disability.”  In such event, during the Disability Period the Employee shall be entitled to receive his Base Salary in addition to any other benefits to which Employee may be entitled for the disability period on account of such disability, including, but not limited to, benefits provided under California’s Compensation Law.  Employee shall likewise be entitled to receive a pro rata portion of any earned bonus provided in paragraph 1(d) above (which shall be paid at the time determined pursuant to paragraph 1(d).  The Employee is entitled to contest any termination as a result of a disability as set forth in paragraph 9 and no termination will occur until the arbitrator has rendered his or her ruling.  If the Employer terminates the Employee because he is disabled, the restrictive covenant contained in paragraph 7 will not apply.

(e)           Voluntary Termination by Employee.  Employee may terminate Employee’s employment voluntarily upon sixty (60) days prior written notice to the Employer.  In the event of a voluntary termination by Employee, Employee shall be entitled to receive his Base Salary payable to the date of termination of employment.  Employee shall not be entitled to receive any additional compensation or benefits and will forfeit all unvested Restricted Stock previously granted to Employee.

(f)           Termination by Employee For Good Reason.  Employee may terminate Employee’s employment for Good Reason upon thirty (30) five (5) days prior written notice to the Employer.  Such a termination shall be treated as a termination by the Employer without cause and, Employee shall be entitled to be paid the amounts provided in paragraph 4(a), subject to the same terms and conditions as set forth in paragraph 4(a).  To the extent Employee receives a payment that is deemed an “excess parachute payment” within the meaning of Internal Revenue Code Section 280G triggered by termination pursuant specifically to Section 4(f)(i) below, Employer will reimburse Employee to the extent Employee is required to pay excise tax (including taxes owed on the reimbursement itself) specifically attributable to the payment.  This remittance shall be made by the end of Employee’s taxable year in which Employee remits the excise taxes.

For purposes of this paragraph, Employee shall be deemed to have “Good Reason” if:  (i) the Employer or Anaren commits a breach of a material term of this Agreement, unless such breach was isolated, inadvertent, not committed in bad faith and was cured within fifteen (15) days of receipt of written notice from Employee to the Secretary of Anaren; (ii) the Employee’s duties change materially or (iii) Employer relocates its current Camarillo facility beyond a thirty-five (35) mile radius of its current location.  Notwithstanding anything to the contrary, loss of duties associated with Employer’s previous “public company” status will not constitute a “material change in duties” for purpose of this paragraph.  If the Employee terminates this Agreement pursuant to (i) of this paragraph, the provisions of paragraph 7 will not apply.

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5.           Withholding.  Employer shall deduct and withhold from compensation and benefits provided under this Agreement all legally required taxes and any benefit contributions required by law.

6.           Proprietary Information.  Employee acknowledges that the Employer and Anaren possesses and will continue to possess information that has commercial value and is treated by the Employer as confidential.  Such information may include information created, discovered or developed by Employee and Anaren during the period of or arising out of his employment by the Employer, whether before or after the date of this Agreement.  Such information may also include information belonging to Anaren, any of Anaren’s wholly owned subsidiaries, and/or Anaren’s clients, customers or suppliers.  All such information is hereinafter called “Proprietary Information,” which term includes, without limitation, discoveries, developments, designs, improvements, inventions, blueprints, processes, computer programs, know how, data, marketing and business plans and outlines, budgets, projections, financial statements, costs, fee schedules, client and supplier lists, client and prospective client databases, and access codes and similar security information and procedures; provided, however, that the term “Proprietary Information” shall not include any of the foregoing which is in the public domain other than as the result of a breach of Employee’s obligations under this Agreement or Employee’s negligence or willful misconduct.  Employee covenants and agrees that he will not, either during the term of his employment by the Employer or any time thereafter, directly or indirectly, use or disclose to any person, business, firm, or corporation any Proprietary Information of the Employer or of Anaren, other than in connection with the proper performance of his duties on behalf of the Employer, regardless of whether such use or disclosure is for his own benefit or to the detriment or probable detriment of the Employer or Anaren.

7.           Competition.  In consideration of the continued employment of Employee by the Employer, and the other terms and conditions of this Agreement, Employee agrees not to compete with the business of Employer, as provided below.  The parties agree and acknowledge that Employee, as a key member of the Employer’s senior management team and as Employer’s former President and Chief Executive Officer, has had access to certain Proprietary Information relating to the business of the Employer and has a special intimate knowledge of the affairs of customers of the Employer, including, without limitation, customer lists and other information relating to the identity of customers of the Employer, persons employed by such customers, and the future needs of such customers.  Employee acknowledges that such Proprietary Information and such knowledge comprise an important and valuable asset of the Employer and that any removal, disclosure or unauthorized use of such Proprietary Information or knowledge by Employee would do material irreparable damage to the Employer.  Employee agrees and acknowledges that it would be difficult to determine if Employee was utilizing such Proprietary Information and knowledge in a manner contrary to the provisions of this Agreement.  As a result of the foregoing, Employee agrees as follows:

(a)           Employee will not, during the term of his employment and for one (1) year after the termination of such employment (such period being hereinafter referred to as the “Period of the Covenant”),  regardless of the reason(s) for termination except as otherwise provided in this Agreement, directly or indirectly, (i) engage in any Competitive Business, as defined herein, or (ii) perform any service on behalf of a Competitive Business, or (iii) have any material interest, whether as proprietor, partner, joint venturer, member of a limited liability company, employee, stockholder, principal, agent, consultant, contractor, director, officer, or in any other capacity or manner whatsoever, in any enterprise that engages in a Competitive Business, anywhere throughout the world; provided, however, that Employee may have a passive ownership interest of not more than five percent of the outstanding capital stock of any publicly held corporation engaged in a Competitive Business so long as he is not otherwise engaged or interested in the corporation.

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(b)           In furtherance of the foregoing and not in limitation thereof, during the Period of the Covenant, Employee shall not, directly or indirectly, (i) solicit or service or attempt to solicit or service in any way on behalf of any Competitive Business, any customer or prospective customer of the Employer, who was a customer at the date of termination of employment or who was a customer of or was provided a written quotation by the Employer within three (3) years prior thereto (which three (3) year period shall run from the last date an invoice for services rendered by the Employer was forwarded to any such customer, whether or not the Employer is performing services for such customer at the date of termination of employment), or (ii) employ or otherwise engage, or attempt to employ or otherwise engage, in or on behalf of any Competitive Business, any person who is employed or engaged as an employee, consultant or contractor of the Employer or who has been employed or engaged as an employee, consultant or contractor of the Employer within one year prior to such employment or engagement, or (iii) induce or attempt to induce, whether or not on behalf of a Competitive Business, any person who is employed or engaged as an employee, consultant or contractor of the Employer to leave such employment or engagement.

(c)           For purposes of this paragraph 7, “Competitive Business” means (i) any business which manufactures low noise amplifiers, small signal amplifiers, integrated microwave assemblies, or power amplifiers, for military end uses and/or the commercial aviation market, (ii) any business which designs, develops or manufacturers control and data acquisition equipment for electric power grid applications and (iii) any business which otherwise competes with the business which Employee knew was conducted or proposed to be conducted by the Employer at the date of termination of employment or at any time within one year prior to such date.

(d)           The parties agree that any failure on the part of Employee to comply with the provisions of paragraph 6 or this paragraph 7 shall be deemed willful and may give rise to an action for damages, including, without limitation, punitive or otherwise, the cost of bringing such action, whether or not a court proceeding is instituted, and reasonable attorneys’ fees.  Due to the severe detriment that could be suffered by the Employer should Employee be in breach under any of the provisions of paragraph 6 or this paragraph 7, and due to the difficulty of measuring the damages, the parties also agree that the Employer shall be entitled to injunctive relief in the event of any such breach or threatened breach.

(e)           The covenants contained in paragraph 6 and this paragraph 7 shall be construed as independent of each other and shall survive the termination of employment of Employee in accordance with the terms of this Agreement and in the event any such provision shall be deemed invalid or unenforceable, such provision shall not invalidate or have any effect on any other provision of this paragraph.  If any court shall determine that the duration, geographic limitations, subject or scope of any restriction contained in this paragraph 7 is unenforceable, it is the intention of the parties that this paragraph 7 shall not thereby be terminated but shall be deemed amended to the extent required to make it valid and enforceable, such amendment to apply only with respect to the operation of this paragraph 7 in the jurisdiction of the court that has made the adjudication.

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(f)           If there is a violation of this paragraph 7 and the Employer brings legal action for injunctive or other relief, the Employer shall not, as a result of the time involved in obtaining the relief, be deprived of the benefit of the full period of the covenant set forth herein.  Accordingly, the covenant set forth in this paragraph 7 shall be deemed to have the duration specified in paragraph 7(a), computed from the date the relief is granted but reduced by the time between the period when the covenant began to run and the date of the first violation of such covenant by Employee.  In the event of any proceeding resulting from the alleged breach by Employee of any provision of paragraph 6 or this paragraph 7, the prevailing party shall be entitled to reimbursement of its costs of litigation, including reasonable attorneys’ fees.

(g)           Notwithstanding the forgoing or anything in this Agreement to the contrary, if Employee has continued to be employed by Employer through June 30, 2013 and Employee’s employment is thereafter terminated by Employer pursuant to its at- will employment policy, the restrictions set forth in Section 7(a) and 7(b) shall not apply, unless the reason for the termination would have constituted a Termination By Employer For Cause under paragraph 4(b) of this Agreement.

8.           Change of Control.  Subject to the terms, conditions and limitations of this Agreement, if Employee’s employment by Employer ends within one year following a “Change of Control” of Anaren which occurs during the Period of Employment, and if such termination is due to Employee’s involuntary termination of employment for reasons other than “Cause,” then, in lieu of all other severance or severance-type payments or benefits described in this Agreement, Employer shall:

(a)           Pay to Employee an aggregate severance benefit equal to his total Base Salary for the remaining Period of Employment, plus an amount equal to the incentive bonus earned by Employee for the year prior to the year during which the “Change of Control” occurs.

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(i)           Treat as immediately vested all restricted Anaren stock issued to Employee.

(ii)           Provide Employee with continuation of life, disability and health insurance benefits, under the same terms and conditions that Employer provides such insurance to its active employees for a period of 12 months.

(b)           The severance benefit described in paragraph 8(a) shall be paid in substantially equal monthly installments during the unexpired portion of the Period of Employment commencing within 30 days following Employee’s termination of employment.  If Employee dies prior to receiving all of the payments due pursuant to this paragraph then any unpaid amounts shall be paid to the beneficiary designated by Employee on the “Beneficiary Designation Form” attached to this Agreement as Appendix B.

(c)           Upon expiration of the period described in paragraph 8(a)(ii), Employee (and Employee’s qualified beneficiaries) shall be eligible to commence COBRA continuation benefits, in accordance with the COBRA provisions of Employer’s group health plan.

(d)           If any portion of the amounts paid to, or value received by Employee following a “change of control” (whether paid or received pursuant to this paragraph 8 or otherwise) constitutes an “excess parachute payment” within the meaning of Internal Revenue Code Section 280G, then the parties shall negotiate a restructuring of payment dates and/or methods to minimize or eliminate the application of Section 280G; but only if and to the extent such restructuring will not result in the premature recognition of income or the imposition of excise taxes or other penalties under Internal Revenue Code Section 409A.  If an agreement to restructure payments cannot be reached within sixty days of the date the first payment is due under this paragraph, then payment shall be made without restructuring.  In that case, Employee shall be responsible for all taxes and penalties payable by Employee as a result of Employee’s receipt of an “excess parachute payment.”

(e)           Payments made and benefits provided pursuant to this paragraph 8 shall be subject to withholding for income, employment and other similar taxes Employer may be required to withhold.

(f)           As a condition to Employer’s obligation to provide or continue the payments and benefits pursuant to this paragraph 8, Anaren, Employee and Employer must first exchange mutual General Releases that release and discharge Employee, Employer and Anaren from all claims of any type arising out of Employee’s employment or the termination of employment.

(g)           For purposes of this Agreement, a “Change of Control,” of Anaren shall be deemed to have occurred if:

(i)           any “person,” including a “group” as determined in accordance with the Section 13(d)(3) of the Securities Exchange Act of 1934 (“Exchange Act”), is or becomes the beneficial owner, directly or indirectly, of securities of Anaren representing 30% or more of the combined voting power of Anaren’s then outstanding securities;

(ii)           as a result of, or in connection with, any tender offer or exchange offer, merger or other business combination (a “Transaction”), the persons who were directors of Anaren before the Transaction shall cease to constitute a majority of the Board of Directors of Anaren or any successor;

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(iii)           Anaren is merged or consolidated with another corporation and as a result of the merger or consolidation less than 70% of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former stockholders of Anaren;

(iv)           a tender offer or exchange offer is made and consummated for the ownership of securities of Anaren representing 30% or more of the combined voting power of Anaren’s then outstanding voting securities; or

(v)           Anaren transfers substantially all of its assets to another corporation which is not controlled by Anaren.

9.           Arbitration.  Any dispute, claim or controversy between the parties relating to or arising out of the interpretation or performance of this Agreement (other than claims arising under paragraphs 6 or 7) shall be settled by arbitration conducted by a single arbitrator appointed by the American Arbitration Association in accordance with AAA’s Employment Arbitration Rules and Procedures.  The arbitration shall take place in the County of Los Angeles, State of California.  The arbitrator shall decide the issues presented applying this Agreement and the laws of California, other than such laws, rules, regulations and case law that would result in the application of the laws of a jurisdiction other than California.  The award of the arbitrator shall be in writing, shall be final and binding upon the parties and shall not be appealed from or contested in any court.  The arbitrator shall have the authority to award any remedy or relief that a court of the State of California could order or grant, including, without limitation, specific performance of any obligation created under this Agreement, the issuance of an injunction, or the imposition of sanctions for abuse or frustration of the arbitration process.  The arbitrator shall be authorized to award any party such sums as shall be deemed proper for costs and expenses of the arbitration proceeding, including without limitation arbitrators’ fees, administrative fees, travel expenses, out-of-pocket expenses, witness fees and reasonable attorneys’ fees.  No party shall, in connection with any proceedings held pursuant to this paragraph be required to furnish any bond unless required by law.  Should either party fail to appear or be represented at the arbitration proceedings after due notice in accordance with the rules, then the arbitrator may nevertheless render a decision in the absence of said party and such decision shall have the same force and effect as if the absent party had been present, whether or not it shall be adverse to the interests of said party.  Any award rendered hereunder may be entered for enforcement, if necessary, in any court of competent jurisdiction.

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10.           Notice.  All notices or other communications which are required to be given or may be given to the parties pursuant to the terms of this Agreement shall be sufficient in all respects if given in writing and delivered personally or by registered or certified mail, postage prepaid, addressed to the address of the party set forth on the signature page to this Agreement.  Notice shall be deemed given on the date of delivery in the case of personal delivery or on the date of delivery to or refusal by such party as specified on the return receipt in the case of registered or certified mail.  Either party may change its address for such communications by giving notice thereof to the other party in conformity with this paragraph.

11.           Benefits.  The rights and obligations hereunder shall not be transferable, except that the Employer will assign its rights and obligations under this Agreement to a successor to all or substantially all of the Employer’s business.  Subject to the preceding limitation, all rights and obligations hereunder shall inure to the benefit of, and be enforceable by or against the parties hereto, their successors and assigns.

12.           Applicable Law and Construction.  This Agreement shall be interpreted and construed according to the laws of the State of California, other than such laws, rules, regulations and case law that would result in the application of the laws of a jurisdiction other than the State of California.  The exclusive venue for any judicial or quasi-judicial action arising out of or related to this Agreement shall be brought in the County of Los Angeles in the State of California.  This Agreement shall be interpreted and applied in all circumstances in a manner that is consistent with the intent of the parties that amounts earned and payable pursuant to this Agreement shall not be subject to the premature income recognition or adverse tax provisions of Internal Revenue Code Section 409A.  Accordingly, by way of example and not limitation, (a) distributions of benefits payable following Employee’s termination of employment shall commence as of the date required by this Agreement or, if later, the earliest date permitted by Internal Revenue Code Section 409A, (generally six months after termination, if Employee is a “specified employee” within the meaning of Internal Revenue Code Section 409A), and (b) the phrase “termination of employment” (and similar terms and phrases) shall be construed to mean “separation from service” within the meaning of Internal Revenue Code Section 409A.  However, Anaren and Employer make no representation that the terms of this Agreement or benefits provided pursuant to this Agreement will comply with Internal Revenue Code Section 409A and make no undertaking to prevent Internal Revenue Code Section 409A from applying to the benefits provided pursuant to this Agreement or to mitigate the effects of Internal Revenue Code Section 409A on any benefits provided pursuant to this Agreement.

13.           Rules, Regulations and Policies.  Employee shall abide by and comply with all of the material rules, regulations, and policies of Employer, which are not inconsistent with this Agreement, in addition to Anaren’s Code Ethics and Business Conduct policy.

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14.           No Prior Restrictions.  Employee affirms and represents that Employee is under no obligation to any former employer or other third party which is in any way inconsistent with, or which imposes any restriction upon, the employment of Employee by Employer, or Employee's undertakings under this Agreement.

15.           Return of Employer's Property.  After Employee has received notice of termination or at the end of the term of this Agreement whichever first occurs, Employee shall immediately return to Employer all documents and other property in his possession belonging to Employer.

16.           Miscellaneous.

(a)           This Agreement constitutes the entire understanding and agreement between the parties with respect to Employee's employment with Employer and shall supersede all prior understandings and agreements.

(b)           This Agreement cannot be amended, modified or supplemented in any respect, except by a subsequent written agreement entered into by the parties.

(c)           The services to be performed by Employee are special and unique; it is agreed that any breach of this Agreement by Employee shall entitle Employer (or any successor or permitted assigns of Employer), in addition to any other legal remedies available to it, to apply to any court of competent jurisdiction to enjoin such breach.

(d)           The provisions of paragraphs 6 and 7, and any other provisions of this Agreement that by their terms survive the termination of this Agreement or Period of Employment shall survive the termination of this Agreement.

17.           Counterparts.    This Agreement may be executed in counterparts, which together shall constitute one in the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first above written.

AML COMMUNICATIONS, INC.

By:	/s/ Jacob Inbar
Jacob Inbar
Chief Executive Officer and President

ANAREN, INC.

By:	/s/ Lawrence A. Sala
Lawrence A. Sala
President and CEO

EMPLOYEE:

/s/ Tiberiu Mazilu
Tiberiu Mazilu
Executive Vice President – Engineering
AML Communications, Inc.

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Attachment A

	Minimum	Target	% of Opportunity
Revenue	$16.2M	$18.9M	25%
Bookings	$16.5M	$19.2M	25%
Operating Income	12%	18%	25%
Operating Cash Flow	$2.5M	$3.4M	25%

•	The above goals assume FY11 year sales of $15.75M

•	The goals are for FY12 which is July 1, 2011 to June 30, 2012

•	The revenue minimum is set by multiplying the prior year sales by 1.03. The revenue target is set by multiplying the prior year sales by 1.20.

•	The bookings minimum is set by multiplying the revenue minimum by 1.015. The bookings target is set by multiplying the revenue target by 1.015.

•	Cash flow is determined by the following:

Operating income + depreciation + intangible amortization + stock based compensation + / - change in inventory + / - change in receivables.
Excluding any charges for non cash inventory step up.

Payouts for each measure will be based on where actual results fall relative to the stated Minimum and Target values.  This is determined by a normalized linear interpolation between the Minimum and Target values (a resulting value between 0 and 1), multiplied by the weight factor for that measure (in the above example 25%).  In the case where the actual achieved performance is greater than the Target value and the group has achieved at least the Minimum value in all of the other performance measures, then additional credit on that measure will be awarded.  This is determined by a linear extrapolation above the Target value (with the same slope as between the Min and Target) with a maximum normalized value of 1.5.  Thus, if the group exceeded shipments to the full extent, then the 1.5 would be multiplied by the weight factor to determine the payout for shipments – for the example above it would be 1.5 x 25% or 37.5% would be the payout or that measure (maximum payout).

Total Plan Payout percentage will be determined by adding the properly weighted payouts from each measure. The Total Plan Payout will be capped at 100%, even if one or more of the individual goals are exceeded and produce a calculated result greater than 100%.

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APPENDIX A

BENEFICIARY DESIGNATION FORM

Pursuant to the Employment Agreement among AML Communications, Inc., ANAREN, INC. and Mr. Tiberiu Mazilu dated as of __________ (“Agreement”), I, Tiberiu Mazilu, hereby designate 100% to ___________, my spouse, as the beneficiary of amounts payable upon my death in accordance with paragraphs 4(c) and 8(b) of the Agreement.  My beneficiary's current address is on file at the Employer’s location.

Dated:
Tiberiu Mazilu

Witness

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Exhibit 10.4
McAvoy Employment Agreement

FINAL
EMPLOYMENT AGREEMENT

Edwin McAvoy

This sets forth the Employment Agreement (“Agreement”) dated as of February 13, 2011 but to become effective as of the date of the Merger (as defined below) between AML Communications, Inc. (“Employer” or “AML”) a Delaware corporation, Anaren, Inc. (“Anaren”) a New York corporation and Mr. Edwin McAvoy (“Mr. McAvoy” or “Employee”).

RECITALS

A. AML is based in Camarillo, CA and is in the business of designing and manufacturing amplifiers and related products for the defense market (the “Business”).

B. Mr. McAvoy is a co-founder of AML and currently serves as its Executive Vice President – Sales and Marketing.

C. Project Orange Acquisition Corp. (“Orange”) is a wholly owned subsidiary of Anaren, Inc. (“Anaren”).  Anaren intends for Orange to merge into AML and to have AML be the surviving entity (the “Merger”).

D. Anaren desires to retain Mr. McAvoy in Employer’s employment to continue to serve as Manager – Sales and Marketing.

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TERMS

IN CONSIDERATION of the mutual covenants and representations contained herein, and other good and valuable consideration, receipt of which is acknowledged, the parties agree as follows:

1.           Employment.

(a)           Term.  Employer shall employ Employee as its Manager, Sales and Marketing for a period commencing on the effective date of the Merger between Orange and AML (“Effective Date”) and ending on June 30, 2012 (“Period of Employment”), subject to earlier termination as provided in paragraph 4 of this Agreement.  After the Period of Employment expires, the parties contemplate that Employee will continue to work for Employer, as an at-will employee, but on a reduced hour basis of thirty (30) hours per week.  For avoidance of doubt and notwithstanding any other provision of this Agreement to the contrary, this Agreement shall only become effective and bind the parties upon the effective date of the Merger and thereafter.  In the event that the Merger Agreement shall have terminated without the Merger occurring, this Agreement shall automatically terminate without any further action on any party and shall be null and void.

(b)           Salary.  During the Period of Employment, Employer shall pay Employee a base salary at an annual rate of $195,000 (“Base Salary”).  Employee's Base Salary is payable in accordance with Employer’s regular payroll procedures.

(c)           Title.  Employee shall have the title of Manager – Sales and Marketing reporting directly to Mr. Inbar, General Manager or any other person designated by Employer.

(d)           Incentive Bonuses.  Employee shall be eligible for annual incentive cash bonuses, beginning with Employer’s fiscal year 2012.  Employee’s target bonus opportunity shall be 25% of his Base Salary in effect for the fiscal year and shall be based on achieving pre-established goals designed to enhance Employer’s financial performance.  Specific target goals are as follows:  (i) revenue; (ii) operating income; (iii) bookings and (iv) operating cash flow.  Attached at Appendix A are Employee’s goals (minimum and target) for fiscal year 2012 beginning July 1, 2011.  Each factor will be weighted separately with bonus compensation paid for each target achieved.  The annual incentive bonus, if earned, will be paid in August following the applicable fiscal year end unless otherwise paid earlier pursuant to this Agreement.  The Employee shall not be eligible to participate in any other Employer sponsored bonus plan.  For the period from the Effective Date through June 30, 2011, Employee will be entitled to a one-time lump sum payment, in lieu of any bonus, of $15,000, less lawful withholdings, for satisfactorily overseeing and managing various post-closing integration issues.  The payment will be made on or about August 1, 2011.

(e)           Restricted Stock Grant.  As a member of Employer’s senior management team, Employee will be eligible for annual Restricted Stock Grants pursuant to Anaren’s 2004 Comprehensive Long Term Incentive Plan, as amended (“2004 Plan”) equal in value to 16% of his Base Salary for the respective year.  Restrictive Stock Grants will be made annually at the same time other Restricted Stock Grants are made by Anaren to its senior management team, provided Employee is employed with Employer on that date.  All Restricted Stock grants issued pursuant to this provision will be subject to the terms of the 2004 Plan, including, but not limited to, a thirty-six (36) month forfeiture provision.

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Notwithstanding anything to the contrary, in the event Employee concludes employment on or after the expiration of the Period of Employment, Employee shall be entitled if the forfeiture period has not otherwise lapsed only to a pro-rata portion of each unvested Restricted Stock Grant based on the number of months employed by Employer from the date of grant to the expiration of the Period of Employment.  In the way of example, if Employee has been employed for 9 months of the 36 month forfeiture period at the end of his Period of Employment, he will receive 25% of the Restricted Shares granted.  If Employee remains employed by Employer on a full time basis (30 hours or more per week) after the Period of Employment as an at-will employee, all previously issued restricted stock shall continue to vest in accordance with the terms of the 2004 Plan.

(f)           Retention Bonus.  As additional incentive to retain Mr. McAvoy throughout the Period of Employment, and in consideration of Mr. McAvoy’s agreement to serve as Employer’s Manager – Sales and Marketing on the terms and conditions set forth in this Agreement, Employer shall pay Mr. McAvoy, a lump sum of $31,200, less lawful withholdings, provided he remains employed throughout the Period of Employment and for one year thereafter on a reduced hour basis of approximately 30 hours per week.  Notwithstanding any other provision of his Agreement, Mr. McAvoy’s eligibility for this retention bonus will not be forfeited if he is terminated prior to the end of the period that ends one year after the end of the Period of Employment by the Employer without cause as provided in paragraph (4)(a) below), or by Employee for Good Reason as provided in paragraph (4)(f) below).  This retention bonus, if earned, will be paid within 30 days following the earlier of Mr. McAvoy’s termination of employment under the circumstances described in the preceding sentence or June 30, 2013.

2.           Duties During The Period Of Employment.

(a)           Employee shall have full responsibility, subject to the reasonable direction of Mr. Inbar, for the management of Employer’s sales and marketing activities, and the discharge of such other duties and responsibilities to Employer as may from time to time be reasonably assigned to Employee.  Employee shall devote substantially his full working time and best efforts to the business and affairs of Employer, in accordance with his senior management position, except during any period of illness or incapacity, or to engage in charitable or community activities, provided that such activities on behalf of any charity or civic organization collectively do not unreasonably interfere with the performance of his duties under this Agreement.

3.           Fringe Benefits.

(a)           Benefit Plans.  Employee shall be entitled to receive all benefits and privileges extended to other employees of the Employer, including, without limitation, the right to participate in the Employer’s 401k qualified deferred compensation plan, medical, dental, life and disability plans.  In addition, Employee shall be entitled to receive paid vacation in accordance with the Employer’s standard policy existing prior to April 1, 2011.

4.           Termination.  Subject to (a) through (f) below, this Agreement may be terminated at any time by the Employer or Employee prior to June 30, 2012 upon prior written notice to the other.  In the event of a termination of employment, the following shall apply:

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(a)           Termination by the Employer Without Cause.  The Employer may terminate Employee’s employment without cause upon thirty (30) days prior written notice to Employee.  In the event of a termination without cause, Employee shall be entitled to receive his Base Salary to the date of termination of employment.  Except as otherwise set forth herein, Employee shall be entitled to receive a pro rata portion of any earned incentive bonus provided in paragraph 1(d) which shall be paid at the time determined pursuant to paragraph 1(d).  In addition, provided Employee remains in compliance with the restrictive covenants set forth in paragraphs 6 and 7 of this Agreement, the Employer shall also continue to pay Employee his Base Salary and continue the fringe benefits provided in paragraph 3(a), above (except 401(k) participation) for the duration of the “Period of Employment”.  Payments of Base Salary shall be made in monthly installments beginning within 30 days following Employee’s termination of employment and ending on the expiration of the Period of Employment.

(b)           Termination by the Employer For Cause.  The Employer may terminate Employee’s employment with cause upon immediate written notice to Employee.  In the event of a termination with cause, Employee shall be entitled to receive his Base Salary to the date of termination of employment.  Employee shall not be entitled to receive any additional compensation or benefits unless as otherwise provided therein.  For this purpose, the Employer shall be deemed to have “Cause” following the occurrence of any of the following events:

(i)           Conviction by Employee of an act or omission which is determined by a court with jurisdiction over a matter to constitute a felony under any federal or state laws which act or omission (i) invokes moral turpitude or serious bodily harm to any person, or (ii) materially adversely affects the financial well-being or reputation of the Employer, or (iii) reflects adversely upon Employee’s fitness for continued service as Manager, Sales and Marketing of the Employer, which in any such case shall be determined by Anaren senior management in its reasonable discretion.

(ii)           Alcoholism or illegal drug use, if established by competent evidence including a written certification by at least two qualified physicians and upon not less than fifteen (15) days detailed written notice to the Employee.  The Employer shall have the right, but not the obligation, upon reasonable cause, to demand that Employee submit to a medical examination by a qualified independent physician selected by the Employer and reasonably acceptable to Employee to ascertain whether such condition exists.  The Employee is entitled to contest any such allegations in accordance with the procedures set forth in paragraph 9 below.

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(iii)           A willful or grossly negligent breach of any of Employee’s fiduciary duties to the Employer, including without limitation the duty of loyalty, which materially adversely affects the financial well-being of the Employer or which otherwise reflects adversely upon Employee’s fitness for continued service as Manager, Sales and Marketing of the Employer, which in either case shall be determined by Anaren’s senior management in its reasonable discretion, provided Employer gives Employee at least fifteen (15) days written notice from his manager which describes the allegations in reasonable detail.  If the Employee contests the allegations, the matter will be resolved by arbitration as set forth in paragraph 9 below.  Notwithstanding the foregoing, no act or failure to act on the Employee’s part shall be deemed “willful” or “grossly negligent” unless done, or omitted to be done, by the Employee without reasonable belief that the action or omission was in the best interest of the Employer.

(iv)           Willful or grossly negligent mismanagement by Employee, including, but not limited to a 25% decline in revenue or a 50% decline in EBITDA (determined in accordance with generally accepted accounting principles consistently applied) for any fiscal year compared with AML Communications fiscal year 2011 as the base year.  Notwithstanding the foregoing, no decline in revenue or EBITDA shall constitute mismanagement if a comparable decline in revenue or EBITDA has affected Anaren’s Space & Defense Group.  Notwithstanding the foregoing, no act or failure to act on the Employee’s part shall be deemed “willful” or “grossly negligent” unless done, or omitted to be done, by the Employee without reasonable belief that the action or omission was in the best interest of Employer, however, a determination of “mismanagement” due to Employee’s failure to sustain the revenue and profitability thresholds identified in this subparagraph (iv) shall not be subject to this qualification.  Notwithstanding anything to the contrary in this paragraph 4(b), if Employee is terminated solely due to not meeting the revenue or profitability expectation thresholds identified in subparagraph (iv), Employer will pay Employee, in addition to any Base Salary earned but unpaid, up to one year of Base Salary, provided he continues to comply with the restrictive covenants set forth in paragraphs 6 and 7.  Payments of Base Salary shall be made in monthly installments beginning within 30 days following Employee’s termination of employment and ending on the earlier of the expiration of such one-year period or the expiration of the Period of Employment.  If the Employee contests Anaren’s determination, the matter will be resolved by arbitration as set forth in paragraph 9 and no termination will occur until the arbitrator has rendered his/her ruling.  Employee shall be placed on unpaid administrative leave pending the outcome of the arbitration, and the arbitrator may, if he or she finds in favor of the Employee, award back pay for the interim period.  It is expressly understood that in rendering his/her decision as to whether the Employee engaged in “willful” or “grossly negligent” mismanagement, the arbitrator shall take into consideration whether the revenue or profitability identified in this subparagraph (iv) were triggered due to Anaren’s directives that were implemented without concurrence from Employee or were the results of Employee’s mismanagement.  “EBITDA” shall mean earnings before interest, taxes, depreciation and amortization of AML.

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(v)           A willful or grossly negligent breach of a material term of this Agreement.  If the Employee contests Anaren’s determination, the matter will be resolved by arbitration as set forth in paragraph 9 and no termination will occur until the arbitrator has rendered his or her ruling.  Employee shall be placed on unpaid administrative leave pending the outcome of the arbitration, and the arbitrator may, if he or she finds in favor of the Employee, award back pay for the interim period.  Notwithstanding the foregoing, no act or failure to act on the Employee’s part shall be deemed “willful” or “grossly negligent” unless done, or omitted to be done, by the Employee without reasonable belief that the action or omission was in the best interest of Employer.

(vi)           Notwithstanding any other term or provision of this Agreement to the contrary, if Employee's employment is terminated for “Cause”, Employee shall forfeit all rights to receive future payments and benefits otherwise provided pursuant to this Agreement and additionally forfeits all unvested Restricted Stock previously granted to Employee.

(vii)           Any arbitration proceeding conducted pursuant to subparagraph (iv) or (v) shall be completed within sixty (60) days of filing, and if the proceeding is not completed within sixty (60) days, Employee will be placed on paid leave retroactive to the date of termination, provided the delay was not in any way caused by Employee.

(c)           Death.  In the event of a termination of Employee’s employment as a result of Employee’s death, Employee’s designated beneficiary (See Appendix B) shall be entitled to receive any earned but unpaid Base Salary through the date of Employee’s death.  Employee’s beneficiary shall likewise be entitled to receive a pro rata portion of any earned bonus provided in paragraph 1(d) above (which shall be paid at the time determined pursuant to paragraph 1(d)).

(d)           Disability.  In the event of Employee’s long term disability, as determined in accordance with the Employer’s disability plan or policy the Employer shall have the right to terminate Employee’s employment with the Employer upon written notice after ninety (90) days from the onset of the stated disability date.  For the purpose of this Agreement, Employee's inability to perform Employee's regular duties by reason of physical or mental illness or injury for a period of twenty-six (26) successive weeks (“Disability Period”) shall constitute “Disability.”  In such event, during the Disability Period the Employee shall be entitled to receive his Base Salary in addition to any other benefits to which Employee may be entitled for the disability period on account of such disability, including, but not limited to, benefits provided under California’s Compensation Law.  Employee shall likewise be entitled to receive a pro rata portion of any earned bonus provided in paragraph 1(d) above (which shall be paid at the time determined pursuant to paragraph 1(d).  The Employee is entitled to contest any termination as a result of a disability as set forth in paragraph 9 and no termination will occur until the arbitrator has rendered his or her ruling.  If the Employer terminates the Employee because he is disabled, the restrictive covenant contained in paragraph 7 will not apply.

(e)           Voluntary Termination by Employee.  Employee may terminate Employee’s employment voluntarily upon sixty (60) days prior written notice to the Employer.  In the event of a voluntary termination by Employee, Employee shall be entitled to receive his Base Salary payable to the date of termination of employment.  Employee shall not be entitled to receive any additional compensation or benefits and will forfeit all unvested Restricted Stock previously granted to Employee.

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(f)           Termination by Employee For Good Reason.  Employee may terminate Employee’s employment for Good Reason upon thirty (30) days prior written notice to the Employer.  Such a termination shall be treated as a termination by the Employer without cause and, Employee shall be entitled to be paid the amounts provided in paragraph 4(a), subject to the same terms and conditions as set forth in paragraph 4(a). To the extent Employee receives a payment that is deemed an “excess parachute payment” within the meaning of Internal Revenue Code Section 280G triggered by termination pursuant specifically to Section 4(f)(i) below, Employer will reimburse Employee to the extent Employee is required to pay excise tax (including taxes owed on the reimbursement itself) specifically attributable to the payment.  This remittance shall be made by the end of Employee’s taxable year in which Employee remits the excise taxes.

For purposes of this paragraph, Employee shall be deemed to have “Good Reason” if:  (i) the Employer or Anaren commits a breach of a material term of this Agreement, unless such breach was isolated, inadvertent, not committed in bad faith and was cured within fifteen (15) days of receipt of written notice from Employee to the Secretary of Anaren (ii) the Employee’s duties change materially or (iii) Employer relocates its current Camarillo facility beyond a thirty-five (35) mile radius of its current location.  Notwithstanding anything to the contrary, loss of duties associated with Employer’s previous “public company” status will not constitute a “material change in duties” for purpose of this paragraph.  If the Employee terminates this Agreement pursuant to (i) of this paragraph, the provisions of paragraph 7 will not apply.

5.           Withholding.  Employer shall deduct and withhold from compensation and benefits provided under this Agreement all legally required taxes and any benefit contributions required by law.

6.           Proprietary Information.  Employee acknowledges that the Employer and Anaren possesses and will continue to possess information that has commercial value and is treated by the Employer as confidential.  Such information may include information created, discovered or developed by Employee and Anaren during the period of or arising out of his employment by the Employer, whether before or after the date of this Agreement.  Such information may also include information belonging to Anaren, any of Anaren’s wholly owned subsidiaries, and/or Anaren’s clients, customers or suppliers.  All such information is hereinafter called “Proprietary Information,” which term includes, without limitation, discoveries, developments, designs, improvements, inventions, blueprints, processes, computer programs, know how, data, marketing and business plans and outlines, budgets, projections, financial statements, costs, fee schedules, client and supplier lists, client and prospective client databases, and access codes and similar security information and procedures; provided, however, that the term “Proprietary Information” shall not include any of the foregoing which is in the public domain other than as the result of a breach of Employee’s obligations under this Agreement or Employee’s negligence or willful misconduct.  Employee covenants and agrees that he will not, either during the term of his employment by the Employer or any time thereafter, directly or indirectly, use or disclose to any person, business, firm, or corporation any Proprietary Information of the Employer or of Anaren, other than in connection with the proper performance of his duties on behalf of the Employer, regardless of whether such use or disclosure is for his own benefit or to the detriment or probable detriment of the Employer or Anaren.

7.           Competition.  In consideration of the continued employment of Employee by the Employer, and the other terms and conditions of this Agreement, Employee agrees not to compete with the business of Employer, as provided below.  The parties agree and acknowledge that Employee, as a key member of the Employer’s senior management team and as Employer’s former President and Chief Executive Officer, has had access to certain Proprietary Information relating to the business of the Employer and has a special intimate knowledge of the affairs of customers of the Employer, including, without limitation, customer lists and other information relating to the identity of customers of the Employer, persons employed by such customers, and the future needs of such customers.  Employee acknowledges that such Proprietary Information and such knowledge comprises an important and valuable asset of the Employer and that any removal, disclosure or unauthorized use of such Proprietary Information or knowledge by Employee would do material irreparable damage to the Employer.  Employee agrees and acknowledges that it would be difficult to determine if Employee was utilizing such Proprietary Information and knowledge in a manner contrary to the provisions of this Agreement.  As a result of the foregoing, Employee agrees as follows:

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(a)           Employee will not, during the term of his employment and for two (2) years after the termination of such employment (such period being hereinafter referred to as the “Period of the Covenant”), regardless of the reason(s) for termination except as otherwise provided in this Agreement, directly or indirectly, (i) engage in any Competitive Business, as defined herein, or (ii) perform any service on behalf of a Competitive Business, or (iii) have any material interest, whether as proprietor, partner, joint venturer, member of a limited liability company, employee, stockholder, principal, agent, consultant, contractor, director, officer, or in any other capacity or manner whatsoever, in any enterprise that engages in a Competitive Business, anywhere throughout the world; provided, however, that Employee may have a passive ownership interest of not more than five percent of the outstanding capital stock of any publicly held corporation engaged in a Competitive Business so long as he is not otherwise engaged or interested in the corporation.

(b)           In furtherance of the foregoing and not in limitation thereof, during the Period of the Covenant, Employee shall not, directly or indirectly, (i) solicit or service or attempt to solicit or service in any way on behalf of any Competitive Business, any customer or prospective customer of the Employer, who was a customer at the date of termination of employment or who was a customer of or was provided a written quotation by the Employer within three (3) years prior thereto (which three (3) year period shall run from the last date an invoice for services rendered by the Employer was forwarded to any such customer, whether or not the Employer is performing services for such customer at the date of termination of employment), or (ii) employ or otherwise engage, or attempt to employ or otherwise engage, in or on behalf of any Competitive Business, any person who is employed or engaged as an employee, consultant or contractor of the Employer or who has been employed or engaged as an employee, consultant or contractor of the Employer within one year prior to such employment or engagement, or (iii) induce or attempt to induce, whether or not on behalf of a Competitive Business, any person who is employed or engaged as an employee, consultant or contractor of the Employer to leave such employment or engagement.

(c)           For purposes of this paragraph 7, “Competitive Business” means (i) any business which manufactures low noise amplifiers, small signal amplifiers, integrated microwave assemblies, or power amplifiers, for military end uses and/or the commercial aviation market, (ii) any business which designs, develops or manufacturers control and data acquisition equipment for electric power grid applications and (iii) any business which otherwise competes with the business which Employee knew was conducted or proposed to be conducted by the Employer at the date of termination of employment or at any time within one year prior to such date.

(d)           The parties agree that any failure on the part of Employee to comply with the provisions of paragraph 6 or this paragraph 7 shall be deemed willful and may give rise to an action for damages, including, without limitation, punitive or otherwise, the cost of bringing such action, whether or not a court proceeding is instituted, and reasonable attorneys’ fees.  Due to the severe detriment that could be suffered by the Employer should Employee be in breach under any of the provisions of paragraph 6 or this paragraph 7, and due to the difficulty of measuring the damages, the parties also agree that the Employer shall be entitled to injunctive relief in the event of any such breach or threatened breach.

(e)           The covenants contained in paragraph 6 and this paragraph 7 shall be construed as independent of each other and shall survive the termination of employment of Employee in accordance with the terms of this Agreement and in the event any such provision shall be deemed invalid or unenforceable, such provision shall not invalidate or have any effect on any other provision of this paragraph.  If any court shall determine that the duration, geographic limitations, subject or scope of any restriction contained in this paragraph 7 is unenforceable, it is the intention of the parties that this paragraph 7 shall not thereby be terminated but shall be deemed amended to the extent required to make it valid and enforceable, such amendment to apply only with respect to the operation of this paragraph 7 in the jurisdiction of the court that has made the adjudication.

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(f)           If there is a violation of this paragraph 7 and the Employer brings legal action for injunctive or other relief, the Employer shall not, as a result of the time involved in obtaining the relief, be deprived of the benefit of the full period of the covenant set forth herein.  Accordingly, the covenant set forth in this paragraph 7 shall be deemed to have the duration specified in paragraph 7(a), computed from the date the relief is granted but reduced by the time between the period when the covenant began to run and the date of the first violation of such covenant by Employee.  In the event of any proceeding resulting from the alleged breach by Employee of any provision of paragraph 6 or this paragraph 7, the prevailing party shall be entitled to reimbursement of its costs of litigation, including reasonable attorneys’ fees.

(g)           Notwithstanding the forgoing or anything in this Agreement to the contrary, if Employee has continued to be employed by Employer through June 30, 2012 and Employee’s employment is thereafter terminated by Employer pursuant to its at- will employment policy, the restrictions set forth in paragraphs 7(a) and 7(b) shall not apply, unless the reason for Employee’s termination would have constituted a Termination By Employer For Cause under paragraph 4(b) of this Agreement.

8.           Change of Control.  Subject to the terms, conditions and limitations of this Agreement, if Employee’s employment by Employer ends within one year following a “Change of Control” of Anaren which occurs during the Period of Employment, and if such termination is due to Employee’s involuntary termination of employment for reasons other than “Cause,” then, in lieu of all other severance or severance-type payments or benefits described in this Agreement, Employer shall:
(a)           Pay to Employee an aggregate severance benefit equal to his total Base Salary for the remaining Period of Employment, plus an amount equal to the incentive bonus earned by Employee for the year prior to the year during which the “Change of Control” occurs.

(i)           Treat as immediately vested all restricted Anaren stock issued to Employee.

(ii)           Provide Employee with continuation of life, disability and health insurance benefits, under the same terms and conditions that Employer provides such insurance to its active employees for a period of 12 months.
(b)           The severance benefit described in paragraph 8(a) shall be paid in substantially equal monthly installments during the unexpired portion of the Period of Employment commencing within 30 days following Employee’s termination of employment.  If Employee dies prior to receiving all of the payments due pursuant to this paragraph then any unpaid amounts shall be paid to the beneficiary designated by Employee on the “Beneficiary Designation Form” attached to this Agreement as Appendix B.

(c)           Upon expiration of the period described in paragraph 8(a)(ii), Employee (and Employee’s qualified beneficiaries) shall be eligible to commence COBRA continuation benefits, in accordance with the COBRA provisions of Employer’s group health plan.

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(d)           If any portion of the amounts paid to, or value received by Employee following a “change of control” (whether paid or received pursuant to this paragraph 8 or otherwise) constitutes an “excess parachute payment” within the meaning of Internal Revenue Code Section 280G, then the parties shall negotiate a restructuring of payment dates and/or methods to minimize or eliminate the application of Section 280G, but only if and to the extent such restructuring will not result in the premature recognition of income or the imposition of excise taxes or other penalties under Internal Revenue Code Section 409A.  If an agreement to restructure payments cannot be reached within sixty days of the date the first payment is due under this paragraph, then payment shall be made without restructuring.  In that case, Employee shall be responsible for all taxes and penalties payable by Employee as a result of Employee’s receipt of an “excess parachute payment.”

(e)           Payments made and benefits provided pursuant to this paragraph 8 shall be subject to withholding for income, employment and other similar taxes Employer may be required to withhold.

(f)           As a condition to Employer’s obligation to provide or continue the Payments and benefits pursuant to this paragraph 8, Anaren, Employee and Employer must first exchange mutual General Releases that release and discharge Employee, Employer and Anaren from all claims of any type arising out of Employee’s employment or the termination of employment.

(g)           For purposes of this Agreement, a “Change of Control,” of Anaren shall be deemed to have occurred if:

(i)           any “person,” including a “group” as determined in accordance with the Section 13(d)(3) of the Securities Exchange Act of 1934 (“Exchange Act”), is or becomes the beneficial owner, directly or indirectly, of securities of Anaren representing 30% or more of the combined voting power of Anaren’s then outstanding securities;

(ii)           as a result of, or in connection with, any tender offer or exchange offer, merger or other business combination (a “Transaction”), the persons who were directors of Anaren before the Transaction shall cease to constitute a majority of the Board of Directors of Anaren or any successor;

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(iii)           Anaren is merged or consolidated with another corporation and as a result of the merger or consolidation less than 70% of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former stockholders of Anaren;

(iv)           a tender offer or exchange offer is made and consummated for the ownership of securities of Anaren representing 30% or more of the combined voting power of Anaren’s then outstanding voting securities; or
(v)           Anaren transfers substantially all of its assets to another corporation which is not controlled by Anaren.

9.           Arbitration.  Any dispute, claim or controversy between the parties relating to or arising out of the interpretation or performance of this Agreement (other than claims arising under paragraphs 6 or 7) shall be settled by arbitration conducted by a single arbitrator appointed by the American Arbitration Association in accordance with AAA’s Employment Arbitration Rules and Procedures. The arbitration shall take place in the County of Los Angeles, State of California.  The arbitrator shall decide the issues presented applying this Agreement and the laws of California, other than such laws, rules, regulations and case law that would result in the application of the laws of a jurisdiction other than California.  The award of the arbitrator shall be in writing, shall be final and binding upon the parties and shall not be appealed from or contested in any court.  The arbitrator shall have the authority to award any remedy or relief that a court of the State of California could order or grant, including, without limitation, specific performance of any obligation created under this Agreement, the issuance of an injunction, or the imposition of sanctions for abuse or frustration of the arbitration process.  The arbitrator shall be authorized to award any party such sums as shall be deemed proper for costs and expenses of the arbitration proceeding, including without limitation arbitrators’ fees, administrative fees, travel expenses, out-of-pocket expenses, witness fees and reasonable attorneys’ fees.  No party shall, in connection with any proceedings held pursuant to this paragraph be required to furnish any bond unless required by law.  Should either party fail to appear or be represented at the arbitration proceedings after due notice in accordance with the rules, then the arbitrator may nevertheless render a decision in the absence of said party and such decision shall have the same force and effect as if the absent party had been present, whether or not it shall be adverse to the interests of said party.  Any award rendered hereunder may be entered for enforcement, if necessary, in any court of competent jurisdiction.

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10.           Notice.  All notices or other communications which are required to be given or may be given to the parties pursuant to the terms of this Agreement shall be sufficient in all respects if given in writing and delivered personally or by registered or certified mail, postage prepaid, addressed to the address of the party set forth on the signature page to this Agreement.  Notice shall be deemed given on the date of delivery in the case of personal delivery or on the date of delivery to or refusal by such party as specified on the return receipt in the case of registered or certified mail.  Either party may change its address for such communications by giving notice thereof to the other party in conformity with this paragraph.

11.           Benefits.  The rights and obligations hereunder shall not be transferable, except that the Employer will assign its rights and obligations under this Agreement to a successor to all or substantially all of the Employer’s business.  Subject to the preceding limitation, all rights and obligations hereunder shall inure to the benefit of, and be enforceable by or against the parties hereto, their successors and assigns.

12.           Applicable Law and Construction.  This Agreement shall be interpreted and construed according to the laws of the State of California, other than such laws, rules, regulations and case law that would result in the application of the laws of a jurisdiction other than the State of California.  The exclusive venue for any judicial or quasi-judicial action arising out of or related to this Agreement shall be brought in the County of Los Angeles in the State of California.  This Agreement shall be interpreted and applied in all circumstances in a manner that is consistent with the intent of the parties that amounts earned and payable pursuant to this Agreement shall not be subject to the premature income recognition or adverse tax provisions of Internal Revenue Code Section 409A.  Accordingly, by way of example and not limitation, (a) distributions of benefits payable following Employee’s termination of employment shall commence as of the date required by this Agreement or, if later, the earliest date permitted by Internal Revenue Code Section 409A, (generally six months after termination, if Employee is a “specified employee” within the meaning of Internal Revenue Code Section 409A), and (b) the phrase “termination of employment” (and similar terms and phrases) shall be construed to mean “separation from service” within the meaning of Internal Revenue Code Section 409A.  However, Anaren and Employer make no representation that the terms of this Agreement or benefits provided pursuant to this Agreement will comply with Internal Revenue Code Section 409A and make no undertaking to prevent Internal Revenue Code Section 409A from applying to the benefits provided pursuant to this Agreement or to mitigate the effects of Internal Revenue Code Section 409A on any benefits provided pursuant to this Agreement.

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13.           Rules, Regulations and Policies.  Employee shall abide by and comply with all of the material rules, regulations, and policies of Employer, which are not inconsistent with this Agreement, in addition to Anaren’s Code Ethics and Business Conduct policy.

14.           No Prior Restrictions.  Employee affirms and represents that Employee is under no obligation to any former employer or other third party which is in any way inconsistent with, or which imposes any restriction upon, the employment of Employee by Employer, or Employee's undertakings under this Agreement.

15.           Return of Employer's Property.  After Employee has received notice of termination or at the end of the term of this Agreement whichever first occurs, Employee shall immediately return to Employer all documents and other property in his possession belonging to Employer.

16.           Miscellaneous.

(a)           This Agreement constitutes the entire understanding and agreement between the parties with respect to Employee's employment with Employer and shall supersede all prior understandings and agreements.

(b)           This Agreement cannot be amended, modified or supplemented in any respect, except by a subsequent written agreement entered into by the parties.

(c)           The services to be performed by Employee are special and unique; it is agreed that any breach of this Agreement by Employee shall entitle Employer (or any successor or permitted assigns of Employer), in addition to any other legal remedies available to it, to apply to any court of competent jurisdiction to enjoin such breach.

(d)           The provisions of paragraphs 6 and 7, and any other provisions of this Agreement that by their terms survive the termination of this Agreement or Period of Employment shall survive the termination of this Agreement.

17.           Counterparts. This Agreement may be executed in counterparts, which together shall constitute one in the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first above written.

AML COMMUNICATIONS, INC.

By:	/s/ Jacob Inbar
Jacob Inbar
Chief Executive Officer and President

ANAREN, INC.

By:	/s/ Lawrence A. Sala
Lawrence A. Sala
President and CEO

EMPLOYEE:

/s/ Edwin McAvoy
Edwin McAvoy
Executive Vice President – Sales and Marketing
AML Communications, Inc.

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Attachment A

Attachment A

	Minimum	Target	% of Opportunity
Revenue	$16.2M	$18.9M	25%
Bookings	$16.5M	$19.2M	25%
Operating Income	12%	18%	25%
Operating Cash Flow	$2.5M	$3.4M	25%

•	The above goals assume FY11 year sales of $15.75M

•	The goals are for FY12 which is July 1, 2011 to June 30, 2012

•	The revenue minimum is set by multiplying the prior year sales by 1.03. The revenue target is set by multiplying the prior year sales by 1.20.

•	The bookings minimum is set by multiplying the revenue minimum by 1.015. The bookings target is set by multiplying the revenue target by 1.015.

•	Cash flow is determined by the following:

Operating income + depreciation + intangible amortization + stock based compensation + / - change in inventory + / - change in receivables.
Excluding any charges for non cash inventory step up.

Payouts for each measure will be based on where actual results fall relative to the stated Minimum and Target values.  This is determined by a normalized linear interpolation between the Minimum and Target values (a resulting value between 0 and 1), multiplied by the weight factor for that measure (in the above example 25%).  In the case where the actual achieved performance is greater than the Target value and the group has achieved at least the Minimum value in all of the other performance measures, then additional credit on that measure will be awarded.  This is determined by a linear extrapolation above the Target value (with the same slope as between the Min and Target) with a maximum normalized value of 1.5.  Thus, if the group exceeded shipments to the full extent, then the 1.5 would be multiplied by the weight factor to determine the payout for shipments – for the example above it would be 1.5 x 25% or 37.5% would be the payout or that measure (maximum payout).

Total Plan Payout percentage will be determined by adding the properly weighted payouts from each measure. The Total Plan Payout will be capped at 100%, even if one or more of the individual goals are exceeded and produce a calculated result greater than 100%.

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APPENDIX B

BENEFICIARY DESIGNATION FORM

Pursuant to the Employment Agreement among AML Communications, Inc., ANAREN, INC. and Mr. Edwin McAvoy dated as of __________ (“Agreement”), I, Edwin McAvoy, hereby designate 100% to ___________, my spouse, as the beneficiary of amounts payable upon my death in accordance with paragraphs 4(c) and 8(b) of the Agreement.  My beneficiary's current address is on file at the Employer’s location.

Dated:
Edwin McAvoy

Witness

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Exhibit 99.1
Joint Press Release

IMMEDIATE RELEASE

Contact Information:
George Blanton, CFO
315-362-0436

ANAREN TO ACQUIRE AML COMMUNICATIONS, INC.

SYRACUSE, N.Y., February 14, 2011 (GLOBE NEWSWIRE) – Anaren, Inc. (Nasdaq: ANEN) and AML Communications, Inc. (OTCBB: AMLJ) today jointly announced the signing of a definitive merger agreement whereby Anaren, through a subsidiary, has agreed to acquire all of AML’s outstanding shares of common stock for $2.15 per share in an all-cash transaction, representing an equity value of approximately $29.3 million and an enterprise value of approximately $22.6 million.  AML is based in California and is a leading provider of microwave amplifiers and integrated assemblies for defense electronics applications.  Upon completion of the acquisition, AML will become a wholly owned subsidiary of Anaren and will be reported within Anaren’s Space & Defense Group.  C. K. Cooper & Company served as financial advisor to AML Communications, Inc. on this transaction.

The transaction has been unanimously approved by the Board of Directors of each company.  The acquisition is subject to various closing conditions, including, among other things, the approval of AML’s stockholders.  The transaction will be funded by Anaren’s current cash and investments and is expected to close during Anaren’s fiscal 2011 fourth quarter ending June 30, 2011.  Anaren anticipates that the acquisition will be accretive to Anaren within the first year of the transaction’s completion.

Lawrence A. Sala, Chairman, President and CEO of Anaren said, “We are very pleased to have reached this agreement with AML and believe the acquisition is consistent with Anaren’s growth, profitability, and innovation strategies.  AML’s leading, microwave amplifier technology is an excellent fit for the Space & Defense Group’s strategy to expand its technology base in order to capture a broader array of subsystem opportunities at our defense OEM customers.”

Jacob Inbar, Chairman, President and CEO of AML said, “We are excited about joining the Anaren team and the many new business and technology opportunities we can jointly pursue as a result.  Moreover, the transaction provides our shareholders a significant premium to the recent trading price of their common stock.  Being part of a larger organization will offer new and exciting opportunities for our employees; and we are confident AML’s current customers will benefit from our combined broader technology portfolio and manufacturing capabilities made possible by the acquisition.”

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About Anaren:
Anaren designs, manufactures and sells complex microwave components and subsystems for the wireless communications, satellite communications and defense electronics markets.  For more information on Anaren’s products, visit www.anaren.com.

About AML:
AML is a designer, manufacturer, and marketer of microelectronic assemblies for the defense industry.  AML’s extensive range of microwave products can be found in leading defense projects.  For more information on AML’s products, visit www.amlj.com.

Forward-Looking Statements

The statements contained in this news release which are not historical information are “forward-looking statements.”  These, and other forward-looking statements, are subject to business and economic risks and uncertainties that could cause actual results to differ materially from those discussed.  The risks and uncertainties described below are not the only risks and uncertainties facing Anaren and AML.  Additional risks and uncertainties not presently known to us or that are currently deemed immaterial may also impair our business operations.  If any of the following risks actually occur, our business could be adversely affected, and the trading price of our common stock could decline, and you may lose all or part of your investment.

These known risks and uncertainties with respect to Anaren include, but are not limited to the unanticipated inability to successfully integrate AML into Anaren’s Space and Defense Group if the transaction is completed; the unanticipated loss of key management or technical employees of AML and Anaren; and an impairment of goodwill which increased as the result of Anaren’s two acquisitions in fiscal 2009, and which will further increase as the result of the AML acquisition if completed.  Other non-acquisition related risks and uncertainties include: Anaren’s ability to timely ramp up to meet some of our customers’ increased demands; unanticipated delays in successfully completing customer orders within contractually required timeframes; unanticipated penalties resulting from failure to meet contractually imposed delivery schedules and weight limitations, particularly in connection with certain Space & Defense Group contracts; unanticipated costs and damages resulting from replacement or repair of products found to include latent defects; increased pricing pressure from our customers; decreased capital expenditures by wireless service providers; the possibility that Anaren may be unable to successfully execute its business strategies or achieve its operating objectives, generate revenue growth or achieve profitability expectations; successfully securing new design wins from our limited number of OEM customers, reliance on key component suppliers, unpredictable difficulties or delays in the development of new products particularly the Wireless Group’s Xinger III, high power resistor, and AIR product lines; the expected need to relocate the Company’s Suzhou, China facility in calendar year 2011 due to the expansion of China’s mass transit system; order cancellations or extended postponements; the risks associated with any technological shifts away from Anaren’s technologies and core competencies; the possibility that Anaren may not be able to recruit sufficient number of RF engineers and other technical personnel; unanticipated impairments of assets including investment values; declines in defense budgets or diversion of defense spending away from Anaren’s products and or technologies; and litigation involving antitrust, intellectual property, environmental, product warranty, product liability, and other issues.  You are encouraged to review Anaren’s 2010 Annual Report on Form 10-K for the fiscal year ended June 30, 2010 and Anaren’s Form 10-Q for the second quarter of fiscal year 2011 filed with the Securities and Exchange Commission to learn more about the various risks and uncertainties facing Anaren’s business and their potential impact on Anaren’s revenue, earnings and stock price.  Anaren assumes no obligation and does not intent to update or revise these forward-looking statements.

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The related factors and uncertainties with respect to AML, include but are not limited to, ability to obtain necessary stockholder approval and otherwise fulfill the closing conditions in order to complete the merger.  Other non-acquisition related factors and uncertainties include, but are not limited to, reductions or cancellations in orders from new or existing customers; ability to succeed in the design of new products; the opportunity for future orders from domestic and international customers including, in particular defense customers; general economic conditions; the limited number of potential customers; variability in gross margins on new products; inability to deliver products as forecast; failure to acquire new customers; continued or new deterioration of business and economic conditions in the wireless communications industry; and intensely competitive industry conditions with increasing price competition.  AML refers interested persons to its most recent Annual Report on Form 10-K and its other SEC filings for a description of additional uncertainties and factors that may affect forward-looking statements.  Forward-looking statements are based on information presently available to senior management, and AML has not assumed any duty to update its forward-looking statements.

Additional Information About the Transaction and Where You Can Find It

In connection with the transaction, AML will file a proxy statement with the Securities and Exchange Commission for AML’s special stockholder meeting and stockholders are strongly advised to read the proxy statement when it becomes available because it will contain important information about the proposed transaction.  Investors and stockholders may obtain a free copy of the proxy statement (when available) and other documents filed by AML at the SEC’s web site at http://www.sec.gov.  The proxy statement (when available) and other relevant documents may also be obtained for free from AML by directing a request to AML Communications, Inc., c/o Investor Relations, 1000 Avenida Acaso, Camarillo, California 93012 3775.

AML and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction.  Certain information regarding the interests of such directors and executive officers is included in AML’s Proxy Statement for its 2010 Annual Meeting of Stockholders filed with the SEC on July 26, 2010, and information concerning all of the participants in the solicitation will be included in the proxy statement relating to the proposed transaction when it becomes available.  Each of these documents is, or will be, available free of charge at the SEC’s website at http://www.sec.gov and from AML Communications, Inc., c/o Investor Relations, 1000 Avenida Acaso, Camarillo, California 93012 3775, telephone: 805-388-1345.

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